FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-13

Dated February 25, 2026	BMO 2026-5C14

Collateral Term Sheet
BMO 2026-5C14 Mortgage Trust
$766,651,935 (Approximate Mortgage Pool Balance)

BMO Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2026-5C14

Bank of Montreal

Goldman Sachs Mortgage Company

German American Capital Corporation

BSPRT CMBS Finance, LLC

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

Natixis Real Estate Capital LLC

UBS AG New York Branch

Societe Generale Financial Corporation

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Citigroup	Société Générale	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton		Mischler Financial	Natixis
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 25, 2026	BMO 2026-5C14

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C14 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated February 25, 2026	BMO 2026-5C14

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Collateral Term Sheet	BMO 2026-5C14
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GSMC	4	14	$160,000,000	20.9%	$197,500,000	25.8%
GACC	6	24	$109,975,000	14.3%	$157,469,624	20.5%
BSPRT	3	3	$105,000,000	13.7%	$105,000,000	13.7%
CREFI	5	20	$97,600,000	12.7%	$97,600,000	12.7%
BMO	5	16	$73,425,000	9.6%	$73,425,000	9.6%
SMC	4	7	$72,545,000	9.5%	$72,545,000	9.5%
Natixis	2	7	$37,615,000	4.9%	$37,615,000	4.9%
UBS AG	2	2	$20,500,000	2.7%	$20,500,000	2.7%
SGFC	-	-	-	-	$4,997,312	0.7%
GSMC, GACC	1	1	$75,000,000	9.8%	-	-
GACC, SGFC	1	1	$14,991,935	2.0%	-	-
Total:	33	95	$766,651,935	100.0%	$766,651,935	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$766,651,935
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	95
Average Cut-off Date Balance per Mortgage Loan:	$23,231,877
Weighted Average Current Mortgage Rate:	6.32492%
10 Largest Mortgage Loans as % of IPB:	55.9%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	2.01x
Weighted Average UW NOI Debt Yield:	13.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	57.7%
Weighted Average Maturity Date/ARD LTV:	57.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	12.7%
% of Mortgage Loans with Single Tenants(1):	8.5%
% of Mortgage Loans secured by Multiple Properties:	28.9%

Amortization
Weighted Average Original Amortization Term(3):	3720 months
Weighted Average Remaining Amortization Term(3):	3718 months
% of Mortgage Loans with Interest-Only:	98.0%
% of Mortgage Loans with Amortizing Balloon:	2.0%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	63.7%
% of Mortgage Loans with Springing Lockboxes:	25.9%
% of Mortgage Loans with Soft Lockbox:	9.8%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	0.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	60.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	20.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	58.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	42.8%

(1)	Excludes mortgage loans that are secured, in whole or in part, by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial, mixed use and multifamily (with commercial tenants) properties.
(3)	The 535 & 545 5th Avenue whole loan is subject to monthly debt service payments equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower will pay the outstanding principal balance of the 535 & 545 5th Avenue whole loan by $999,999.96 on an annual basis, therefore, its original amortization term reflects an amortizing period of approximately 3,720 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Collateral Term Sheet	BMO 2026-5C14
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	CityCenter (Aria & Vdara)	Las Vegas, NV	GSMC, GACC	1	$75,000,000	9.8%	5,349	Hospitality	4.46x	24.8%	36.2%	36.2%
2	Project Broadview	Various, Various	GSMC	6	$75,000,000	9.8%	2,202,082	Various	1.79x	10.9%	59.6%	59.6%
3	Renaissance Center Park	Tampa, FL	BSPRT	1	$65,000,000	8.5%	813,798	Office	2.30x	16.4%	52.7%	52.7%
4	Marriott Monterey	Monterey, CA	GSMC	1	$50,000,000	6.5%	341	Hospitality	2.41x	17.1%	52.4%	52.4%
5	Bowie Town Center	Bowie, MD	BSPRT	1	$35,000,000	4.6%	293,099	Retail	1.73x	13.2%	66.7%	66.7%
6	Dels Multifamily Portfolio 4.0	Various, Various	NREC	6	$28,105,000	3.7%	484	Multifamily	1.68x	11.5%	60.0%	60.0%
7	Kawasaki Motors North America Headquarters	Lake Forest, CA	BMO	1	$26,000,000	3.4%	203,231	Industrial	1.68x	11.6%	52.2%	52.2%
8	1 Willoughby Square	Brooklyn, NY	GACC	1	$25,000,000	3.3%	280,348	Office	1.48x	10.6%	65.5%	65.5%
9	Cottage Cove Apartments	Miami, FL	SMC	1	$25,000,000	3.3%	468	Multifamily	1.26x	8.4%	69.9%	69.9%
10	Shared Roof Seattle	Seattle, WA	GACC	1	$24,350,000	3.2%	35	Multifamily	1.33x	8.1%	62.2%	62.2%

	Top 3 Total/Weighted Average			8	$215,000,000	28.0%			2.88x	17.4%	49.4%	49.4%
	Top 5 Total/Weighted Average			10	$300,000,000	39.1%			2.66x	16.9%	51.9%	51.9%
	Top 10 Total/Weighted Average			20	$428,455,000	55.9%			2.31x	14.8%	54.9%	54.9%
	Non-Top 10 Total/Weighted Average			75	$338,196,935	44.1%			1.63x	10.8%	61.4%	61.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Collateral Term Sheet	BMO 2026-5C14
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	CityCenter (Aria & Vdara)	GSMC, GACC	$75,000,000	$2,472,800,000	BX 2025-ARIA	Trimont LLC	Trimont LLC	BX 2025-ARIA BANK5 2026-5YR20 BBCMS 2026-5C40 Benchmark 2026-V20 Benchmark 2026-V21(2) BMO 2025-5C13 WFCM 2026-5C8(3) Future Securitization(s)	$1,947,800,000 $96,000,000 $75,000,000 $75,000,000 $95,000,000 $40,000,000 $75,000,000 $69,000,000
2	Project Broadview	GSMC	$75,000,000	$104,437,800	Benchmark 2026-V20	Midland	Rialto Capital Advisors, LLC	Benchmark 2026-V21(2) Benchmark 2026-V20	$24,437,800 $80,000,000
3	Renaissance Center Park	BSPRT	$65,000,000	$32,000,000	BMO 2026-5C14	Midland	CWCapital	Future Securitization(s)	$32,000,000
4	Marriott Monterey	GSMC	$50,000,000	$25,000,000	Benchmark 2026-V21(2)	KeyBank National Association	Torchlight Loan Services, LLC	Benchmark 2026-V21(2)	$25,000,000
7	Kawasaki Motors North America Headquarters	BMO	$26,000,000	$10,000,000	BMO 2026-5C14	Midland	CWCapital	Benchmark 2026-V20	$10,000,000
8	1 Willoughby Square	GACC	$25,000,000	$100,000,000	Benchmark 2026-V20	Midland	Rialto Capital Advisors, LLC	Benchmark 2026-V20 Future Securitization(s)	$75,000,000 $25,000,000
9	Cottage Cove Apartments	SMC	$25,000,000	$62,500,000	WFCM 2026-5C8(3)	Trimont LLC	Argentic	WFCM 2026-5C8(3)	$62,500,000
12	Northshore Mall	GACC	$22,000,000	$153,000,000	Benchmark 2026-V20	Midland	Rialto Capital Advisors, LLC	BANK5 2026-5YR20 WFCM 2026-5C8(3) BBCMS 2026-5C40 Benchmark 2026-V20	$40,000,000 $10,000,000 $28,000,000 $75,000,000
13	City Foundry STL	CREFI	$22,000,000	$75,000,000	Benchmark 2026-V21(2)	KeyBank National Association	Torchlight Loan Services, LLC	Benchmark 2026-V21(2)	$75,000,000
14	Kirby Industrial	CREFI	$21,000,000	$81,000,000	WFCM 2026-5C8(3)	Trimont LLC	Argentic Services Company LP	WFCM 2026-5C8(3) Future Securitization(s)	$71,000,000 $10,000,000
15	ActivSpace Portfolio	GACC	$21,000,000	$50,000,000	BBCMS 2026-5C40	Midland	Argentic Services Company LP	BBCMS 2026-5C40	$50,000,000
16	Compass Storage National Portfolio	CREFI	$20,000,000	$98,200,000	BMO 2026-5C14	Midland	CWCapital	Future Securitization(s)	$98,200,000
17	136 Madison	CREFI	$20,000,000	$40,000,000	WFCM 2026-5C8(3)	Trimont LLC	Argentic Services Company LP	WFCM 2026-5C8(3)	$40,000,000
18	Crossroads I, II, & IV	GSMC	$20,000,000	$33,500,000	Benchmark 2026-V21(2)	KeyBank National Association	Torchlight Loan Services, LLC	Benchmark 2026-V21(2)	$33,500,000
20	Haven Leased Fee Portfolio	GSMC	$15,000,000	$145,000,000	Benchmark 2026-V21(2)	KeyBank National Association	Torchlight Loan Services, LLC	Benchmark 2026-V21(2) Future Securitization(s)	$50,000,000 $95,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Collateral Term Sheet	BMO 2026-5C14
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
21	535 & 545 5th Avenue	GACC, SGFC	$14,991,935	$294,841,398	Benchmark 2026-V20	Midland	Rialto Capital Advisors, LLC	BBCMS 2026-5C40 Benchmark 2026-V20 Future Securitization(s)	$40,000,000 $75,000,000 $180,000,000
31	Cummins Station	UBS AG	$7,500,000	$127,500,000	BANK5 2024-5YR8	Trimont	Greystone	BANK5 2024-5YR8 BANK5 2024-5YR9 WFCM 2024-5C1 BMO 2026-C14 Benchmark 2026-B42(4)	$60,000,000 $25,000,000 $25,000,000 $10,000,000 $7,500,000
32	City Square White Plains	BSPRT	$5,000,000	$136,000,000	BBCMS 2025-5C38	Trimont LLC	Rialto Capital Advisors, LLC	WFCM 2025-5C7 BBCMS 2025-5C38	$60,000,000 $76,000,000
(1)	In the case of Loan No. 1, the Aggregate Pari Companion Passu Loan Cut-off Date Balance and Related Pari Passu Companion Loan(s) Original Balance exclude the related subordinate companion loan(s).
(2)	The Benchmark 2026-V21 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization.
(3)	Based on a publicly available preliminary prospectus. The WFCM 2026-5C8 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization.
(4)	Based on a publicly available preliminary prospectus. The Benchmark 2026-B42 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Collateral Term Sheet	BMO 2026-5C14
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
Office	Suburban	2	$85,000,000	11.1%	2.13x	15.1%	56.2%	56.2%
	CBD	2	27,500,000	3.6	2.75x	17.3%	43.0%	43.0%
	Urban	1	25,000,000	3.3	1.48x	10.6%	65.5%	65.5%
	Medical	1	14,043,864	1.8	1.79x	10.9%	59.6%	59.6%
	Subtotal / Weighted Average:	6	$151,543,864	19.8%	2.10x	14.4%	55.6%	55.6%
Hospitality	Full Service	2	$125,000,000	16.3%	3.64x	21.7%	42.7%	42.7%
	Subtotal / Weighted Average:	2	$125,000,000	16.3%	3.64x	21.7%	42.7%	42.7%
Retail	Anchored	2	$47,300,000	6.2%	1.65x	12.5%	68.1%	68.1%
	Single Tenant	2	29,730,828	3.9	1.53x	10.1%	61.5%	61.5%
	Unanchored	2	25,750,000	3.4	1.68x	11.7%	60.0%	60.0%
	Super Regional Mall	1	22,000,000	2.9	2.30x	15.6%	59.5%	59.5%
	Subtotal / Weighted Average:	7	$124,780,828	16.3%	1.74x	12.3%	63.3%	63.3%
Multifamily	Garden	11	$77,425,000	10.1%	1.49x	9.9%	60.6%	60.6%
	Mid Rise	1	24,350,000	3.2	1.33x	8.1%	62.2%	62.2%
	Low Rise	2	14,600,000	1.9	1.35x	8.5%	60.3%	60.3%
	Subtotal / Weighted Average:	14	$116,375,000	15.2%	1.44x	9.3%	60.9%	60.9%
Industrial	Warehouse/Distribution	4	$57,935,361	7.6%	1.61x	10.3%	59.4%	59.4%
	Flex	1	26,000,000	3.4	1.68x	11.6%	52.2%	52.2%
	R&D	1	12,789,947	1.7	1.79x	10.9%	59.6%	59.6%
	Subtotal / Weighted Average:	6	$96,725,309	12.6%	1.65x	10.7%	57.5%	57.5%
Self Storage	Self Storage	40	$78,210,000	10.2%	1.60x	10.0%	64.6%	64.6%
Mixed Use	Retail/Office	2	$36,991,935	4.8%	1.40x	10.2%	61.8%	61.4%
	Multifamily/Retail	1	7,900,000	1.0	1.35x	8.2%	71.8%	71.8%
	Multifamily/Office	1	5,000,000	0.7	1.33x	10.2%	59.9%	59.9%
	Subtotal / Weighted Average:	4	$49,891,935	6.5%	1.38x	9.9%	63.2%	62.9%
Other	Leased Fee	6	$15,000,000	2.0%	1.10x	6.1%	76.3%	76.3%
Manufactured Housing	Manufactured Housing	10	$9,125,000	1.2%	1.36x	8.3%	65.0%	65.0%
Total / Weighted Average:		95	$766,651,936	100.0%	2.01x	13.0%	57.7%	57.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)
Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	GSMC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$75,000,000	Title(8):	Fee
Cut-off Date Principal Balance(2):	$75,000,000	Property Type – Subtype(8):	Hospitality – Full Service
% of IPB:	9.8%	Net Rentable Area (Rooms)(8):	5,349
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrowers:	Ace A PropCo LLC and Ace V PropCo LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.	Occupancy / ADR / RevPAR:	94.2% / $328.90 / $309.68
Interest Rate(3):	6.07880916113333%	Occupancy Date:	9/30/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$579,325,226 (12/31/2022)
Maturity Date:	12/9/2030	3rd Most Recent NOI (As of):	$585,966,283 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$583,734,452 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$635,387,355 (TTM 9/30/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	94.8% / $336.06 / $318.44
Amortization Type:	Interest Only	UW Revenues:	$1,629,791,517
Call Protection(4):	YM0.5(27),DorYM0.5(26),O(7)	UW Expenses:	$997,391,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$632,399,759
Additional Debt(2)(5):	Yes	UW NCF:	$607,952,887
Additional Debt Balance(2)(5):	$525,000,000 / $1,947,800,000 / $902,200,000	Appraised Value / Per Room(9):	$7,032,800,000 / $1,314,788
Additional Debt Type(2)(5)(6):	Pari Passu / B Notes	Appraisal Date:	11/25/2025

Escrows and Reserves(7)				Financial Information(2)(10)(11)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$476,313	$644,980
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$476,313	$644,980
TI/LC Reserve:	$0	Springing	N/A	Cut-off Date LTV(9):	36.2%	49.1%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV(9):	36.2%	49.1%
				UW NCF DSCR:	4.46x	3.28x
				UW NOI Debt Yield:	24.8%	18.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$2,547,800,000	73.8%	Loan Payoff	$3,150,000,400	91.3%
Subordinate Loan	902,200,000	26.2	Return of Equity	291,474,251	8.4
			Closing Costs	8,525,349	0.2
Total Sources	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%
(1)	The CityCenter (Aria & Vdara) Whole Loan (as defined below) was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation (“GACC”), Citi Real Estate Funding Inc. (“CREFI”) and Goldman Sachs Bank USA (“GSBI”).
(2)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan, which is comprised of 29 pari passu senior promissory notes and four subordinate B notes, with an aggregate original principal balance and Cut-off Date Balance of $3,450,000,000. The Senior Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR (based on a weighted average interest rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes (as defined below)) and UW NOI Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Senior Notes.
(3)	Interest Rate represents the interest rate of component A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Interest Rate does not represent the interest rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the “Permitted Par Prepayment Date”). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that any such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-5C14 securitization in March 2026. The actual defeasance lockout period may be longer.
(5)	See “Subordinate and Mezzanine Debt” below for further discussion of additional debt information.
(6)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.
(7)	See “Escrows and Reserves” below for further discussion of reserve information.
(8)	The CityCenter (Aria & Vdara) Property (as defined below) is leased to MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Property” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.

(9)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease. The appraisal’s concluded “as is” value as of November 25, 2025 for CityCenter (Aria & Vdara) Property is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(10)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Property reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent payable under the Master Lease, and not the income received by the MGM Tenant.
(11)	The Whole Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, UW NCF DSCR (based on a weighted average interest rate of 5.294200% per annum on the CityCenter (Aria & Vdara) Whole Loan) and UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan. The Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.7%, respectively.

The Loan. The largest mortgage loan, (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Property”) and a collateral assignment of the Master Lease. The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 29 pari passu senior promissory notes with an aggregate Cut-off Date balance of $2.5478 billion consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate Cut-off Date balance of $1.9478 billion (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-8, A-9-1, A-9-2, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18-1, A-18-2, A-19, A-20-1, A-20-2-1, A-20-2-2, A-21, A-22, A-23 and A-24 with an aggregate Cut-off Date balance of $600 million (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate Cut-off Date balance of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Note A-18-1 and Note A-19, contributed by GACC, and the non-controlling Note A-20-2-1, Note A-23 and Note A-24, contributed by GSMC, with an aggregate original principal balance of $75,000,000.

The CityCenter (Aria & Vdara) Whole Loan has a 5-year term and is interest-only for the full term with a maturity date of December 9, 2030. The CityCenter (Aria & Vdara) Senior Notes accrue interest at a fixed rate of 5.280024422835390% per annum on an Actual/360 basis, the CityCenter (Aria & Vdara) Whole Loan accrues interest at a fixed rate of 5.29420% per annum on an Actual/360 basis, and the CityCenter (Aria & Vdara) Senior Companion Notes accrue interest at a fixed rate of 6.07880916113333% per annum on an Actual/360 basis. The CityCenter (Aria & Vdara) Whole Loan was co-originated on December 9, 2025 by JPMCB, GACC, CREFI and GSBI. The scheduled maturity date of the CityCenter (Aria & Vdara) Whole Loan is December 9, 2030.

The relationship between the holders of the CityCenter (Aria & Vdara) Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The CityCenter (Aria & Vdara) Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The CityCenter (Aria & Vdara) Whole Loan is serviced under the trust and servicing agreement for the BX 2025-ARIA securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

The table below identifies the promissory notes that comprise the CityCenter (Aria & Vdara) Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1(1)	$54,000,000	$54,000,000	JPMCB	No
A-5-2(1)	$2,000,000	$2,000,000	JPMCB	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-9-1	$35,000,000	$35,000,000	WFCM 2026-5C8	No
A-9-2(1)	$13,000,000	$13,000,000	JPMCB	No
A-10	$30,000,000	$30,000,000	Benchmark 2026-V21	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-13	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-14	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-17	$25,000,000	$25,000,000	Benchmark 2026-V21	No
A-18-1	$17,500,000	$17,500,000	BMO 2026-5C14	No
A-18-2	$7,500,000	$7,500,000	Benchmark 2026-V21	No
A-19	$20,000,000	$20,000,000	BMO 2026-5C14	No
A-20-1	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-20-2-1	$22,500,000	$22,500,000	BMO 2026-5C14	No
A-20-2-2	$2,500,000	$2,500,000	Benchmark 2026-V21	No
A-21	$30,000,000	$30,000,000	Benchmark 2026-V21	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23	$10,000,000	$10,000,000	BMO 2026-5C14	No
A-24	$5,000,000	$5,000,000	BMO 2026-5C14	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The CityCenter (Aria & Vdara) Property is located in CityCenter, a 61.43-acre, hospitality development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and is comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 square feet of casino space, as well as various other retail, entertainment and amenity offerings including access to Shadow Creek, the golf course designed by renowned architect Tom Fazio.

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Property and have leased the CityCenter (Aria & Vdara) Property to a subsidiary of MGM Resorts International (“MGM”) pursuant to a triple net master lease (the “Master Lease”). The Borrowers, together with MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), are collectively referred to as the “WholeCo”.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Property by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Property from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Property from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Property to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index (“CPI”), capped at 3.0% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Property, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a publicly traded company with a market capitalization of approximately $9.4 billion as of December 2025. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lenders. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both the ratio of earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market capitalization declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and the ratio of EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years eleven through twenty and (d) 3.5% of revenues for years twenty-one and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since 2021, the CityCenter (Aria & Vdara) Property has rapidly recovered from the COVID-19 pandemic, as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Property had an overall EBITDAR of approximately $283.6 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria Resort & Casino is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The property comprises 4,002 guest rooms and suites, including 16 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received various travel guide awards. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 square foot venue featuring DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center, and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 294 Sky Suites (as defined below) and 16 villas. Rooms average 638 square feet and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a hotel-within-a-hotel, offering amenities for guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and bathrooms. They provide perks like luxury airport transfers, butler service, and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $328.90 and RevPAR of $309.68.

The casino floor spans approximately 150,000 square feet, featuring a selection of 1,252 slot machines, 131 table games, a high-limit lounge and a race and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of total property revenues as of TTM September 2025, reflecting a shift toward non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 372,604 square feet of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, well rated and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie, and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, an Indian restaurant located in London, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 square foot pool deck with four pools and 12,000 square feet of cabanas, a spa and salon, the Aria Fine Art Collection, and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to Aria Resort & Casino within CityCenter, the Vdara Hotel & Spa is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design. The Vdara features approximately 15,850 square feet of meeting and event space, including a 3,848 square foot grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

and daybeds, a state-of-the-art fitness center, and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio, and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 square feet. Suites feature open floor plans, horizontal windows with expansive city and mountain views, and fully equipped gourmet kitchens with designer appliances. The Vdara is part of a condominium, which also includes 148 residential condominium units, of which approximately 32 participate in a rental program pursuant to which they are available for rental as hotel rooms. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95, and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene, and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges, and heated chaise lounges. The rooftop pool deck offers panoramic views and private cabanas. The Vdara also has a state-of-the-art fitness center and luxury retail outlets. The Silk Road meeting space at the Vdara is seamlessly connected to the Aria and Bellagio via the CityCenter tram, offering guests convenient access to world-class dining, entertainment, and retail.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Property had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” and “leased fee” conclusions:

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria	$6,375,000,000(2)	8.50%	Income Capitalization Approach
The Vdara	$657,800,000(2)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach
(1)	Source: Appraisal.
(2)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property but is secured by the Borrowers’ rights under the Master Lease.

Environmental. According to the Phase I environmental reports dated December 3, 2025 there are no recognized environmental conditions at the CityCenter (Aria & Vdara) Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

The following table presents certain information relating to the WholeCo look-through historical operating performance and underwritten net cash flow at the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent under the Master Lease and not the underlying WholeCo look-through income.

Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/30/2025	U/W(2)	Per Room(3)	%(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(3)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44
Rooms Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232	38.1%
Casino Revenue	398,416,803	379,429,580	363,767,670	445,674,245	428,910,321	80,185	26.3
Food & Beverage Revenue	408,775,407	445,587,845	468,136,267	443,366,197	465,422,092	87,011	28.6
Other Departmental Revenue(5)	115,087,855	115,820,055	111,693,386	115,354,233	113,733,501	21,263	7.0
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691	100.0%

Rooms Expense(6)	151,452,587	169,988,158	185,046,225	183,986,680	188,651,419	35,269	30.3
Casino Expense(6)	172,516,951	198,058,944	198,607,896	198,748,960	197,812,779	36,981	46.1
Food & Beverage Expense(6)	280,374,257	330,729,810	341,847,365	328,631,653	345,361,697	64,566	74.2
Other Departmental Expense(5)(6)	42,444,516	45,389,779	45,077,711	46,914,540	46,305,073	8,657	40.7
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472	47.7%

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219	52.3%

Administrative and General	63,269,875	70,348,977	68,335,109	64,439,497	65,217,842	12,193	4.0
Sales and Marketing	32,315,100	24,130,762	24,723,051	18,560,141	18,779,491	3,511	1.2
Property Operation and Maintenance	22,382,967	23,366,146	25,675,346	25,004,506	25,269,661	4,724	1.6
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428	6.7%

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791	45.6%

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591	4.5%

Real Estate Taxes	19,280,539	20,595,325	21,694,635	22,156,930	22,156,930	4,142	1.4
Insurance	15,577,537	15,889,993	15,623,447	15,138,129	15,138,129	2,830	0.9
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972	2.3%

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228	38.8%

FF&E	21,656,953	23,315,058	23,722,044	24,170,494	24,446,873	4,570	1.5
Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657	37.3%
(1)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to an RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The Borrowers will not receive financial reporting from MGM Tenant with respect to the RSB operations and any revenues or expenses derived therefrom. The lenders will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM Tenant thereunder, the RSB services agreement will be terminated at MGM Tenant’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Per Room is based on 5,349 rooms.
(4)	% column represents percent of Total Revenue unless stated otherwise.
(5)	Other Departmental Revenue and Other Department Expenses consists of retail, entertainment and other department revenues and expenses.
(6)	% column represents percent of respective department revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

The Market. The CityCenter (Aria & Vdara) Property is located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry. According to a third party research report, hotel fundamentals in Las Vegas have strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing its 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue, nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). The hotels have continued to diversify revenue sources while continuing to grow casino revenue.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The NHL expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the NFL’s Las Vegas Raiders. The new team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than 6 million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas Valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Grand Prix annually through 2032, with the inaugural race held in November 2023 and the Oakland Athletics Major League Baseball team is expected to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028. We cannot assure you that such move will take place or that the stadium will be constructed.

The following table presents certain information regarding properties located on the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60
(1)	Source: Appraisal.

The Borrowers. The borrowers are Ace A PropCo LLC and Ace V PropCo LLC (collectively, the “Borrowers”), each of which is a Delaware limited liability company and single-purpose, bankruptcy-remote entity with two independent directors. Each borrower is a recycled entity. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the CityCenter (Aria & Vdara) Whole Loan.

The Borrower Sponsor. The borrower sponsor is Blackstone Real Estate Partners IX L.P., a subsidiary of Blackstone (the “Borrower Sponsor”). Founded in 1985, Blackstone is a New York based global alternative asset manager and provider of financial advisory services with more than $1 trillion in assets under management as of September 30, 2025. The real estate segment employs nearly 850 professionals across 12 offices globally. The Blackstone real estate group was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

established in 1991 and is a global private equity real estate investment manager, with a portfolio of approximately $320 billion of capital under management and a $611 billion global real estate portfolio as of September 30, 2025. Blackstone owns and operates assets across every major geography and sector, including logistics, residential, office, hospitality and retail.

The non-recourse carveout guarantor is Blackstone Real Estate Partners IX-TE (AIV) L.P. The non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the guaranty. In addition, there is no environmental indemnitor under the CityCenter (Aria & Vdara) Whole Loan other than the Borrowers; provided that the non-recourse carveout guarantor will be liable for certain environmental liabilities to the extent an environmental policy is not maintained. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. The CityCenter (Aria & Vdara) Property is operated by the MGM Tenant pursuant to the Master Lease.

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Property is subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Tax Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no tax deposits are required.

Insurance Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If (x) the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Property constitute an acceptable blanket policy or (y) insurance premiums are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no insurance deposits are required. An acceptable blanket policy was in place at origination.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, the Borrowers are required to make a deposit of (i) on each payment date during a Trigger Period, an amount equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025, and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox / Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox account into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below), and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan Event of Default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers, and is discharged, stayed or dismissed within 90 days of its filing, and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR Ratio”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date, and (b) Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR Ratio on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR Ratio, (ii) Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Collateral Term Sheet	BMO 2026-5C14
No. 1 – CityCenter (Aria & Vdara)

to the Required DSCR Ratio (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate amount of $902,200,000.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype(5):	Various – Various
% of IPB:	9.8%	Net Rentable Area (SF):	2,202,082
Loan Purpose:	Recapitalization	Location(5):	Various, Various
Borrower(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	NH Net REIT Operating Partnership LP	Occupancy:	99.9%
Interest Rate:	5.84000%	Occupancy Date:	3/6/2026
Note Date:	12/16/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of) (6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (6):	NAV
Original Term:	60 months	Most Recent NOI (As of) (6):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.9%
Amortization Type:	Interest Only	UW Revenues:	$24,003,921
Call Protection(3):	L(26),D(27),O(7)	UW Expenses:	$4,454,962
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$19,548,959
Additional Debt(1):	Yes	UW NCF:	$19,007,726
Additional Debt Balance(1):	$104,437,800	Appraised Value / Per SF:	$301,000,000 / $137
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$81
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	Springing	$376,238	Maturity Date LTV:	59.6%
TI/LC Reserve:	$0	Springing	$2,202,082	UW NCF DSCR:	1.79x
Unfunded Obligations Reserve:	$277,774	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$179,437,800	59.5%	Purchase Price(8)	$299,063,000	99.1%
Sponsor Equity	122,315,831	40.5	Closing Costs	2,412,857	0.8
			Upfront Reserves	277,774	0.1
Total Sources	$301,753,631	100.0%	Total Uses	$301,753,631	100.0%
(1)	The Project Broadview Mortgage Loan (as defined below) is part of the Project Broadview Whole Loan (as defined below), which is comprised of 4 pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $179,437,800. The Financial Information presented in the chart above is based on the Project Broadview Whole Loan.
(2)	See “The Borrower” below.
(3)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on February 6, 2026. Defeasance of the Project Broadview Whole Loan is permitted after the first payment date following the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 16, 2028. The assumed lockout period of 26 payments is based on the expected closing date of the BMO 2026-5C14 securitization trust in March 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	See “Portfolio Summary” below.
(6)	Historical NOI information is not available due to the borrower sponsor purchasing the Project Broadview Properties (as defined below) during the second half of 2025.
(7)	See “Appraisals” below.
(8)	The borrower sponsor acquired the Project Broadview Properties during the second half of 2025 on an all-cash basis.

The Loan. The second largest mortgage loan (the “Project Broadview Mortgage Loan”) is part of a whole loan (the “Project Broadview Whole Loan”) evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $179,437,800. The Project Broadview Whole Loan is secured by first lien deeds of trust on the borrowers’ fee interests in a 2,202,082 SF portfolio consisting of six properties (each, a “Project Broadview Property” and collectively, the “Project Broadview Properties” or the “Project Broadview Portfolio”) located across six states. The Project Broadview Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on December 16, 2025, has a 5-year interest-only term and accrues interest at a rate of 5.84000% per annum on an Actual/360 basis. The Project

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

Broadview Whole Loan had an original term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The scheduled maturity date of the Project Broadview Whole Loan is January 6, 2031. The Project Broadview Mortgage Loan is evidenced by the non-controlling Note A-2 and the non-controlling Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000.

The table below identifies the promissory notes that comprise the Project Broadview Whole Loan. The relationship between the holders of the Project Broadview Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Project Broadview Whole Loan is serviced under the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	Benchmark 2026-V20	Yes
A-2	$55,563,000	$55,563,000	BMO 2026-5C14	No
A-3(1)	$24,437,800	$24,437,800	Benchmark 2026-V21	No
A-4	$19,437,000	$19,437,000	BMO 2026-5C14	No
Whole Loan	$179,437,800	$179,437,800
(1)	The Benchmark 2026-V21 securitization is expected to close in March 2026.

The Properties. The Project Broadview Portfolio is comprised of six properties totaling 2,202,082 SF, located across six states. The Project Broadview Properties are comprised of four industrial properties (89.6% of total SF), one retail property (7.8% of total SF) and one medical office property (2.5% of total SF). Approximately 83.1% of the Project Broadway Portfolio underwritten base rent is attributed to investment-grade tenants, and 75.5% of the underwritten base rent rolls after the Project Broadview Whole Loan matures. As of March 6, 2026, the Project Broadview Portfolio was 99.9% occupied. The borrower sponsor purchased the Project Broadview Properties in the second half of 2025 for $299,063,000 ($136 PSF).

The following table presents certain information relating to the Project Broadview Properties:

Portfolio Summary
Property(1)	City, State	Property Type	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
General Mills	Social Circle, GA	Industrial	2010 / NAP	1,512,552	100.0%	$45,000,000	25.1%	$75,300,000	$4,139,606	21.8%
NYU Langone	New York, NY	Office	2016 / NAP	55,377	100.0%	$33,600,000	18.7%	$56,400,000	$4,002,597	21.1%
UL Solutions	Fremont, CA	Industrial	1983 / NAP	138,887	100.0%	$30,600,000	17.1%	$51,000,000	$3,569,690	18.8%
Bass Pro Shops	Triadelphia, WV	Retail	2004 / 2025	172,720	100.0%	$26,869,800	15.0%	$46,000,000	$2,758,517	14.5%
Commodore Bay	Seattle, WA	Industrial	1974 / 2023	91,546	97.4%	$21,900,000	12.2%	$36,500,000	$2,565,275	13.5%
Huntington Ingalls	Hampton, VA	Industrial	2022 / NAP	231,000	100.0%	$21,468,000	12.0%	$35,800,000	$1,972,041	10.4%
(1)	Certain properties listed above may be comprised of multiple addresses or locations but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of March 6, 2026.

General Mills Property - Located at 1871 Willow Springs Church Road, Social Circle, Georgia, the property (the “General Mills Property”) is a 1,512,552 SF industrial warehouse/distribution center which is 100% leased to General Mills (Moody’s / S&P / Fitch: Baa2 / BBB / NR) on a NNN basis through May 2030, with one, five-year renewal option remaining and no termination options. The General Mills Property was a built-to-suit for General Mills in 2010 with clear heights of 32 feet, rail spur access, 147 dock high overhead doors, and 393 surface parking spaces, resulting in a parking ratio of 0.26 spaces per 1,000 SF. The borrower sponsor purchased the General Mills Property for $75.0 million ($50 PSF) in July 2025.

NYU Langone Property - Located at 175 Delancey Street, New York, New York, the property (the “NYU Langone Property”) is a 55,377 SF medical office that is 100% leased to NYU Langone (Moody’s / S&P: A1 / A+) on a NN basis through January 2034, with one, five-year renewal option and no termination options. Built in 2016 as part of the Essex Crossing development, the NYU Langone Property is one of six different condominium units in the building and spans three

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

floors. The remainder of the building comprises a 15-story, 100 one-bedroom affordable senior housing component, ground floor retail and a senior center. The NYU Langone Property includes 5 operating rooms, medical laboratories, physician offices, exam rooms, recovery rooms and a reception area. The borrower sponsor acquired the NYU Langone Property in December 2025 for $56.0 million ($1,011 PSF).

UL Solutions Property - Located at 47173 Benicia Street, 47266 Benicia Street and 843 Auburn Court, Fremont, California, the property (the “UL Solutions Property”) is a 138,887 SF industrial R&D facility that is 100% leased to UL Solutions (Moody’s / S&P / Fitch: Baa3 / BBB / BBB+) on a NNN basis through March 2035, with two, five-year renewal options and no termination options. Built in 1983, the UL Solutions Property features 23’-25’ clear heights, and 475 parking spaces, resulting in a parking ratio of approximately 3.4 spaces per 1,000 SF. UL Solutions has occupied two of the buildings for approximately 30 years and expanded into the third building in 2014. The borrower sponsor purchased the UL Solutions Property for $51.0 million ($367 PSF) in September 2025.

Bass Pro Shops Property - Located at 1 Cabela Drive, Triadelphia, West Virginia, the property (the “Bass Pro Shops Property”) is a 172,720 SF retail center that is 100% leased to Bass Pro Shops on an absolute NNN basis through May 2044. Built in 2004, the Bass Pro Shops Property was originally occupied by Cabela’s before Cabela’s was acquired by Bass Pro Shops in 2017 and the store was rebranded. The build-out includes a taxidermy display area, a small arcade area and confectionary shop, a central mountain diorama that features a koi pond and a tunnel-like aquarium offering floor to ceiling glass. The borrower sponsor acquired the Bass Pro Shops Property in December 2025 for $44.8 million ($259 PSF). The Bass Pro Shops lease has six, five-year renewal options and no termination options.

Commodore Bay - Located at 2500-2501 West Commodore Way, Seattle, Washington, the property (the “Commodore Bay Property”) is a 91,546 SF industrial warehouse/distribution facility that is leased to King County (Moody’s / S&P / Fitch: NR / AA+ / NR) and WorldPac, Inc. (“WorldPac”) on a NNN basis through May 2043 and November 2027, respectively. King County contributes 84.3% of total rental income at the Commodore Bay Property while WorldPac represents 15.7%. Built in 1974 and renovated in 2023, the Commodore Bay Property is used as a dispatch office, training center, and vehicle service hub for King County. The borrower sponsor purchased the Commodore Bay Property for $36.5 million ($399 PSF) in 2025. The King County lease has two, five-year renewal options and one termination option on May 31, 2039, with 12 months’ notice. The WorldPac lease has one, five-year renewal option and no termination options.

Huntington Ingalls Property - Located at 350-360 Salters Creek Road, Hampton, Virginia, the property (the “Huntington Ingalls Property”) is a 231,000 SF industrial warehouse/distribution facility that is 100% leased to Huntington Ingalls Industries (Moody’s / S&P / Fitch: Baa3 / BBB- / BBB) on a NNN basis through March 2033. Built in 2022, the Huntington Ingalls Property has clear heights of 32 feet and serves as a critical warehouse and distribution facility given its proximity to multiple military bases. The borrower sponsor purchased the Huntington Ingalls Property for $35.8 million ($155 PSF) in September 2025. The Huntington Ingalls lease has two, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

The following table presents certain information relating to the tenants at the Project Broadview Properties:

Tenant Summary(1)
Tenant Name	Tenant Name	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	% of Total UW Base Rent	U/W Base Rent PSF	Lease Exp. Date	Renewal Option(3)	Termination Option (Y/N)(3)
Top Tenants
NYU Langone	A1/A+/NR	55,377	2.5%	$4,652,776	22.7%	$84.02	1/31/2034	1 x 5 yr	N
General Mills	Baa2/BBB/NR	1,512,552	68.7%	$4,629,453	22.6%	$3.06	5/31/2030	1 x 5 yr	N
UL Solutions	Baa3/BBB/BBB+	138,887	6.3%	$3,570,701	17.4%	$25.71	3/31/2035	2 x 5 yr	N
Bass Pro Shops	Ba3/BB-/NR	172,720	7.8%	$3,070,114	15.0%	$17.78	5/31/2044	6 x 5 yr	N
King County(4)	Aaa/AAA/AAA	68,972	3.1%	$2,132,444	10.4%	$30.92	5/31/2043	2 x 5 yr	Y
Huntington Ingalls Industries	Baa3/BBB-/BBB	231,000	10.5%	$2,040,533	10.0%	$8.83	3/31/2033	2 x 5 yr	N
WorldPac, Inc.	NR/NR/NR	20,165	0.9%	$397,178	1.9%	$19.70	11/30/2027	1 x 5 yr	N
Total Tenants		2,199,673	99.9%	$20,493,199	100.0%	$9.32

Vacant Space		2,409	0.1%
Total/Wtd. Avg.		2,202,082	100.0%
(1)	Based on the underwritten rent roll dated March 6, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Renewal Option and Termination Option information is sourced from the lease for each respective tenant.
(4)	King County has the right to terminate its lease on May 31, 2039, with 12 months’ notice.

The following table presents certain information relating to the lease rollover schedule at the Project Broadview Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	20,165	0.9%	0.9%	$397,178	1.9%	$19.70	1
2028	0	0.0%	0.9%	$0	0.0%	$0.00	0
2029	0	0.0%	0.9%	$0	0.0%	$0.00	0
2030	1,512,552	68.7%	69.6%	$4,629,453	22.6%	$3.06	1
2031	0	0.0%	69.6%	$0	0.0%	$0.00	0
2032	0	0.0%	69.6%	$0	0.0%	$0.00	0
2033	231,000	10.5%	80.1%	$2,040,533	10.0%	$8.83	1
2034	55,377	2.5%	82.6%	$4,652,776	22.7%	$84.02	1
2035	138,887	6.3%	88.9%	$3,570,701	17.4%	$25.71	1
2036 & Thereafter	241,692	11.0%	99.9%	$5,202,558	25.4%	$21.53	2
Vacant	2,409	0.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,202,082	100.0%	100.0%	$20,493,199	100.0%	$9.32	7
(1)	Based on the underwritten rent roll as of March 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

Appraisals. According to the appraisals as of various dates between November 21, 2025 and November 26, 2025, the Project Broadview Properties had an as-is appraised value of $301,000,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
General Mills	$75,300,000	6.00%
NYU Langone	$56,400,000	6.25%
UL Solutions	$51,000,000	6.75%
Bass Pro Shops	$46,000,000	6.50%
Commodore Bay	$36,500,000	6.00%
Huntington Ingalls	$35,800,000	5.50%
Total / Wtd. Average	$301,000,000	6.19%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments with various dates in December 2025, there was no evidence of any recognized environmental conditions at the Project Broadview Properties.

The following table presents certain information relating to the underwritten cash flows at the Project Broadview Properties:

Underwritten Cash Flow(1)
	UW	UW Per SF
Potential Rent	$20,578,534	$9.35
Credit Tenant Rent Steps	590,138	$0.27
Commercial Reimbursements	3,606,559	$1.64
Gross Potential Income	$24,775,231	$11.25
Vacancy	(771,310)	($0.35)
Effective Gross Income	$24,003,921	$10.90

Management Fee	$720,118	$0.33
Insurance	452,906	$0.21
Real Estate Taxes	2,414,877	$1.10
Other Expenses(2)	867,061	$0.39
Total Expenses	$4,454,962	$2.02

Net Operating Income	$19,548,959	$8.88
Replacement Reserves	188,119	$0.09
Tenant Improvements	176,557	$0.08
Leasing Commissions	176,557	$0.08
Net Cash Flow	$19,007,726	$8.63
(1)	UW Potential Rent, including vacant space at market rent, was based on the March 6, 2026 rent roll, including rent steps through February 1, 2027. Credit Tenant Rent Steps represent straight-line average of rent steps for investment grade tenants. Commercial Reimbursements were based on the budget adjusted for management fee. Vacancy was underwritten to 3.0% of Gross Potential Income. Operating expenses were based on the budget, with the exception of insurance, which was based on the actual insurance premiums. Management Fee was based on 3.0% of Effective Gross Income.
(2)	Other Expenses include repairs and maintenance, management fee, payroll and general and administrative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

The Market. The Project Broadview Properties are located across six states: Georgia (21.8% of UW NCF), New York (21.1% of UW NCF), California (18.8% of UW NCF), West Virginia (14.5% of UW NCF), Washington (13.5% of UW NCF) and Virginia (10.4% of UW NCF).

The following table presents certain market information related to the Project Broadview Properties:

Market Summary(1)
Property	Property Type	Submarket	Inventory	Completions	Occupancy	Asking Rent/SF	Net Absorption
General Mills	Industrial	South Walton County	10,224,240	1,018,902	89.6%	$8.13	4,580
NYU Langone	Office	Manhattan	10,047,243	NAV	88.9%	$47.78	41,238
UL Solutions	Industrial	Fremont	17,777,629	0	87.0%	$22.56	(78,424)
Bass Pro Shops	Retail	Wheeling – WV	8,554,673	0	98.7%	$12.25	(5,172)
Commodore Bay	Industrial	Seattle – Close-in	49,538,086	NAV	90.9%	$20.64	75,530
Huntington Ingalls	Industrial	Copeland	9,143,427	230,874	88.6%	$9.03	136,035
(1)	Source: Appraisals. Market information as of the third quarter of 2025.

The following table presents demographic information related to the Project Broadview Properties:

Demographic Summary(1)
Property	2024 Population 5-mile radius	2024 Households 5-mile radius	2024 Average Household Income 5-mile radius
General Mills	12,144	4,361	$105,274
NYU Langone	80,926	37,422	$96,848
UL Solutions	185,106	58,201	$222,785
Bass Pro Shop	20,253	9,096	$96,034
Commodore Bay	453,428	228,742	$191,287
Huntington Ingalls	164,871	70,757	$81,130
(1)	Source: Appraisals.

The Borrowers. The borrowers are NHNR Hold Co 22, LLC, NHNR Hold Co 24, LLC, NHNR Hold Co 25, LLC, NHNR Hold Co 27, LLC, NHNR Hold Co 29, LLC and NHNR Hold Co 31, LLC, each a Delaware limited liability company and a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Broadview Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is NH Net REIT Operating Partnership LP (“NH NetREIT”), a subsidiary of Morgan Stanley Investment Management (“Morgan Stanley”). NH NetREIT is an externally managed real estate investment trust (“REIT”) focused on acquiring net lease investment properties. It owns and operates a broad portfolio across 45 states. NH NetREIT is a subsidiary of Morgan Stanley, which has helped raise more than $800 million for the REIT since being launched in April 2024. As of April 2025, Morgan Stanley has raised approximately $800 million from the sale of the REIT’s shares to investors, just a year after its initial sale. NH NetREIT’s objective is to build a diversified portfolio of high-quality commercial real estate assets, primarily those with long-term net leases to tenants for whom the properties are essential to their business operations. The company primarily targets industrial, healthcare, and retail assets, with a specific focus on industrial properties such as manufacturing, warehouse, distribution, and research and development facilities located in strategic areas.

Property Management. The Project Broadview Properties are managed by Cushman & Wakefield U.S., Inc. (“Cushman & Wakefield”), a third party property manager. Founded over 100 years ago, Cushman & Wakefield is a full-service global commercial real estate company with over 52,000 employees, 400 offices worldwide, and $9.4 billion in revenue in 2024. The company manages a 700 million SF portfolio across the Americas.

Escrows and Reserves. At loan origination, the borrowers deposited approximately $277,774 into an unfunded obligations reserve in connection with an outstanding tenant improvement allowance pursuant to the lease with the tenant UL LLC. Such funds were to be remitted to the borrowers in connection with use of the tenant improvement allowance pursuant to the lease or by January 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

Tax Reserve – On the first payment date following the commencement of a Trigger Period (as defined below) the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On the first payment date following the commencement of a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. On each subsequent payment date during a Trigger Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums for the Project Broadview Properties that the lender reasonably estimates will be payable during the next ensuing 12 months. However, if no event of default is continuing, if the borrowers maintain the insurance coverages required by Project Broadview Whole Loan documents under an acceptable blanket policy pursuant to the terms of the Project Broadview Whole Loan documents, and the borrowers provide evidence reasonably satisfactory to the lender that the applicable premiums on such blanket policy have been timely paid at least 10 days prior to the date such payment would be due, deposits of amounts with respect to the cost of premiums of the policies into the insurance reserve will be suspended to the extent that such amounts relate to such acceptable blanket policy.

Capital Expenditures Reserve – On each payment date during a Trigger Period, if and to the extent the amount contained therein is less than $376,238 (the “Capital Expenditure Threshold Amount”), the borrowers are required to remit to the lender, for deposit into the capital expenditure account, $15,676.58 on each monthly payment date, in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents. Provided that no event of default is continuing, the funds deposited into the capital expenditure account will be disbursed to the borrowers in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents.

TI/LC Reserve – On each payment date during a Trigger Period, if and to the extent the amount contained therein (excluding amounts deposited therein in respect of lease termination proceeds) is less than $2,202,082 (the “TI/LC Threshold Amount”), the borrowers are required to remit to the lender, for deposit into the TI/LC account, $91,753.42 on each monthly payment date. Provided that no event of default exists, the TI/LC funds deposited into the TI/LC account will be disbursed to the borrowers in accordance with the terms and conditions set forth in the Project Broadview Whole Loan documents. Any termination proceeds received are also required to be deposited in the TI/LC account.

Lockbox / Cash Management. The Project Broadview Whole Loan is structured with a hard lockbox and springing cash management. On or prior to the origination of the Project Broadview Whole Loan, the borrowers were required to establish and maintain an account with the lockbox bank in the name of the representative borrower set forth in the Project Broadview Whole Loan documents into which all income from the Project Broadview Properties is required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the Project Broadview Whole Loan, the borrowers were required to deliver notice to each tenant instructing that (i) all payments under its lease are required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until the tenant receives from the borrowers or the lender a copy of the lender’s written consent to such rescission. So long as no Trigger Period or event of default is continuing, the lender will specify the account for such remittance by the lockbox bank to be the borrowers’ operating account, and during the continuance of a Trigger Period or event of default the lender will specify the lender’s cash management account for such remittance by the lockbox bank. Funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, an amount equal to one month of budgeted operating expenses to the operating account, and, after the application of such funds in accordance with the Project Broadview Whole Loan documents, any remaining funds are required to be deposited into an excess cash flow reserve account as additional collateral for the Project Broadview Whole Loan, or, if no Trigger Period is continuing, disbursed to the borrowers.

A “Trigger Period” means each period that commences when (i) there is an event of default by the borrowers under a Major Lease (as defined below) beyond any applicable grace or cure period, unless and until such event of default has been cured and the tenant pursuant to such Major Lease has accepted such cure such that the lease remains in full force and effect, (ii) a bankruptcy or insolvency of a Major Tenant (as defined below) (or, if such Major Tenant’s lease is guaranteed by a guarantor, a bankruptcy or insolvency of such Major Tenant’s guarantor) occurs, (iii) there is an early termination,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 2 – Project Broadview

cancellation or surrender by a Major Tenant or delivery of notice of termination, cancellation or surrender by a Major Tenant, until such time as 50% of the applicable space leased by such Major Tenant is leased to a replacement tenant pursuant to a lease entered into accordance with the Project Broadview Whole Loan documents, (iv) (x) a Major Tenant “goes dark”, vacates or ceases to occupy the Project Broadview Portfolio Properties or discontinues its operations at the Project Broadview Portfolio Properties for more than 120 consecutive days or 180 days in any 12-month period (excluding temporary vacancies for the purpose of repair, restoration, permitted alterations or installation of equipment) and (y) a Major Tenant’s (or, if such Major Tenant’s lease is guaranteed by a guarantor, such guarantor’s) long term debt rating is below Baa3 by Moody’s or BBB- by S&P or is not rated by S&P and Moody’s at all, (v) a Major Tenant fails to exercise a renewal option as permitted under its respective lease or otherwise does not renew its lease by the date that is 6 months prior to the then-current expiration date pursuant to the terms of its respective lease until (x) such Major Tenant renews its lease or (y) 50% of the applicable space leased by such Major Tenant is leased to a replacement tenant pursuant to a lease entered into accordance with the Project Broadview Whole Loan documents, or (vi) the debt yield, determined as of the first day of each of two consecutive fiscal quarters, is less than 7.0% until the debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 7.0% (and if the financial reports required under the terms of the Project Broadview Whole Loan documents are not delivered to the lender as and when required, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing).

A “Major Lease” means any lease that (i) when aggregated with other leases at the applicable property with the same tenant (or affiliated tenants) is expected to demise more than 20% of the aggregate net operating income across the Project Broadview Properties, (ii) contains an option or preferential right to purchase all or any portion of the applicable property, (iii) is with an affiliate of the borrower sponsor, (iv) is with a Major Tenant, or (v) is entered into during the continuance of an event of default.

A “Major Tenant” means (i) General Mills Operations, LLC, a Delaware limited liability company and (ii) NYU Hospitals Center, a New York not-for-profit corporation.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. On any date from and after the first payment date following the earlier to occur of (i) December 16, 2028 and (ii) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized, and provided no event of default is continuing, the Project Broadview Whole Loan documents permit the borrowers to obtain the release of any individual Project Broadview Property, provided, among other conditions, (i) the borrowers defease the Project Broadview Whole Loan in an amount equal to at least the greater of (x) 120% of the allocated loan amount for the individual Project Broadview Property to be released and (y) 90% of the net sales proceeds from the sale of such Project Broadview Property, (ii) after giving effect to such release, the debt yield (as calculated under the Project Broadview Whole Loan documents) is no less than the greater of (x) 11.0% and (y) the debt yield immediately prior to such release and (iii) the borrowers satisfy customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	8.5%	Net Rentable Area (SF)(4):	813,798
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Ren Center Tampa LLC	Year Built / Renovated:	1997-2020 / NAP
Borrower Sponsors:	Various(2)	Occupancy(4):	99.0%
Interest Rate:	6.61500%	Occupancy Date:	1/1/2026
Note Date:	2/4/2026	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$16,233,213 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$15,574,981 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$12,722,702 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$26,265,530
Call Protection(3):	L(25),D(28),O(7)	UW Expenses:	$10,317,522
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$15,948,008
Additional Debt(1):	Yes	UW NCF:	$14,963,312
Additional Debt Balance(1):	$32,000,000	Appraised Value(6) / Per SF:	$184,000,000 / $226
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/22/2026

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$624,473	$208,158	N/A	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$13,563	N/A	Maturity Date LTV:	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.30x
Unfunded Obligations:	$11,000,940	$0	N/A	UW NOI Debt Yield:	16.4%
Gap Rent Reserve:	$3,250,294	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$97,000,000	97.1%	Loan Payoff(8)	$82,243,522	82.3%
Borrower Equity	2,922,281	2.9	Reserves	14,875,707	14.9
			Closing Costs	2,803,052	2.8
Total Sources	$99,922,281	100.0%	Total Uses	$99,922,281	100.0%
(1)	The Renaissance Center Park Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $97.0 million (the “Renaissance Center Park Whole Loan”). The Financial Information in the chart above reflects the Renaissance Center Park Whole Loan. For additional information, see “The Loan” below.
(2)	The borrower sponsors for the Renaissance Center Park Whole Loan are DT GRAT JAT, LLC, The Dennis Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh and The Carol Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh.
(3)	Defeasance of the Renaissance Center Park Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-5C14 securitization in March 2026. The actual lockout period may be longer.
(4)	The net rentable square feet and occupancy are inclusive of the Expansion Premises (as defined below).
(5)	The increase in the UW NOI from the Most Recent NOI is primarily attributed to by straight line rent from Centene (as defined below), AAA (as defined below) and New York Life (as defined below) including 12 months of rent steps totaling approximately $482,288.
(6)	The prospective as-economically stabilized appraised value of $184,000,000 assumes all tenant improvements have been completed and all tenants are in occupancy pursuant to their respective leases. As of the Cut-off Date, approximately $11,000,940 is reserved for unfunded tenant improvement obligations and $3,250,294 is reserved for gap rent obligations. The Renaissance Center Park Property (as defined below) has an as-is value of $169,000,000 resulting in a loan to value of 57.4%.
(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(8)	A portion of the Renaissance Center Park Property, which consisted of buildings one through five totaling approximately 548,991 square feet was securitized in the JPMCC 2016-JP2 and SGCMS 2016-C5 transactions. Building four totaling 150,000 square feet was securitized in the WFCM 2019-C52 and BBCMS 2019-C4 transactions. Building seven, which consists of 114,807 square feet was unencumbered.

The Loan. The third largest mortgage loan (the “Renaissance Center Park Mortgage Loan”) is part of the Renaissance Center Park Whole Loan, which is evidenced by six pari passu promissory notes with an aggregate original principal balance of $97,000,000. The Renaissance Center Park Whole Loan is secured by a first priority fee mortgage encumbering an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

813,798 square foot office property located in Tampa, Florida (the “Renaissance Center Park Property”). The Renaissance Center Park Whole Loan was originated on February 4, 2026 by BSPRT CMBS Finance, LLC (“BSPRT”). The Renaissance Center Park Whole Loan has a 5-year interest only term and accrues interest at a rate of 6.61500% per annum on an Actual/360 basis. The Renaissance Center Park Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 and Note A-6 with an aggregate original principal balance as of the Cut-off Date of $65,000,000. The scheduled maturity date of the Renaissance Center Park Mortgage Loan is February 6, 2031. The Renaissance Center Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Renaissance Center Park Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-5C14	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-5C14	No
A-3(1)	$15,000,000	$15,000,000	BSPRT	No
A-4(1)	$10,000,000	$10,000,000	BSPRT	No
A-5(1)	$7,000,000	$7,000,000	BSPRT	No
A-6	$5,000,000	$5,000,000	BMO 2026-5C14	No
Whole Loan	$97,000,000	$97,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Renaissance Center Park Property is a 7 building, Class-A, office property totaling 813,798 SF that was developed between 1997 and 2020 and is situated on an approximately 65.67-acre site located in Tampa, Florida. At origination, the borrower entered into two 99-year ground leases with affiliates of the borrower sponsor in order to demise separate land parcels and obtain financing to develop “Ren Center VIII”, a 1.75-acre site that is expected to be the developed into an eighth office building totaling approximately 197,570 square feet, along with an adjacent site for a proposed 297-unit multifamily property (see “Ground Lease”). The Renaissance Center Park Property amenities consist of a café and a fitness center that includes a basketball court, racquetball court, tennis court, nature trail and a walking track. Parking is provided via approximately 4,810 open and covered parking spaces, resulting in a parking ratio of approximately 5.91 parking spaces per 1,000 square feet of net rentable area. As of the January 1, 2026 underwritten rent roll, the Renaissance Center Park Property was 99.0% occupied by six tenants.

Major Tenants. The three largest tenants based on underwritten base rent are Fisher Investments, Centene and Auto Club Group, Inc. (AAA).

Fisher Investments (321,999 square feet, 39.6% of NRA, 45.9% of underwritten base rent): Fisher Investments is a privately held global investment management firm founded in 1979 that provides portfolio management and wealth planning services to institutional and private clients. Headquartered in Plano, Texas, Fisher Investments manages tens of billions in client assets across equity, fixed income and multi-asset strategies and maintains offices in the United States, Europe and Asia, serving a diversified base of institutional and individual investors. As of December 31, 2025, Fisher Investments and its affiliates manage more than $386 billion in assets under management.

Fisher Investments leases three suites at the Renaissance Center Park Property, consisting of (i) a 105,110 square foot suite in building two (“Ren II”) that is being renovated, (ii) a 142,881 square foot suite in building three (“Ren III”) and (iii) a 74,008 square foot suite in building four (“Ren IV”, together with Ren II, the “Expansion Premises”) that is being renovated, pursuant to a lease dated as of January 6, 2025, which expires on November 30, 2036 and provides for two, five-year renewal options (the “Fisher Investments Lease”). Fisher Investments is in occupancy and paying rent on Ren III, and is not in occupancy of and is not paying rent on the Expansion Premises. Pursuant to the Fisher Investments Lease, the Expansion Premises are expected to be delivered on June 1, 2026 (the “Estimated Delivery Date”), with rent commencing the earlier of (i) the date that is 180 days after the Expansion Delivery Date (as defined below) or (ii) the date on which Fisher Investments opens for business in the Expansion Premises. If the Expansion Premises are not delivered by February 26, 2027, which is 270 days from the Estimated Delivery Date, then Fisher Investments may elect to terminate the portion of the Fisher Investment Lease covering the Expansion Premises, upon written notice 280 days prior to the Expansion Delivery Date and effective on the date of such notice. Pursuant to the Fisher Investments Lease, the estimated cost of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

work is expected to be $8,696,725. The “Expansion Delivery Date” is the date the borrower delivers the Expansion Premises to Fisher Investments in delivery condition. Fisher Investments has an option to terminate its lease with respect the Ren IV premises, effective as of April 30, 2032, upon 18 months’ prior written notice. The Renaissance Center Park Mortgage Loan provides for a gap rent reserve and an unfunded obligations reserve for outstanding tenant improvement allowance and leasing commissions. See “Escrows and Reserves” below.

Centene Corporation (201,670 square feet, 24.8% of NRA, 19.2% of underwritten base rent) (Fitch/Moody’s/S&P: BBB-/Ba1/BBB-): Centene Corporation (“Centene”) is a publicly traded managed-care company founded in 1984 and headquartered in St. Louis, Missouri. Centene is a healthcare enterprise focused on providing a full spectrum of managed healthcare products and services, primarily through Medicaid, Medicare, and commercial programs. Centene currently occupies 105,165 and 37,004 square feet in buildings one and four, respectively, pursuant to a single lease. Centene has exercised its early termination rights with respect to a portion of its space at building two (approximately 105,000 square feet) and a portion of its space at the building four (approximately 74,000 square feet), totaling approximately 179,000 square feet with surrender of such space scheduled to occur on or before May 31, 2026. In connection with the early termination, Centene is obligated to pay an aggregate termination fee of approximately $19.0 million, of which approximately $12.4 million has been paid to date, with the remaining approximately $6.7 million due on or prior to May 31, 2026 (the “Centene Termination Payment”). In addition, Centene has subleased all of its space on the second and third floors of building five (approximately 47,000 square feet in the aggregate) to Elite Insurance pursuant to a sublease extending through the balance of Centene’s lease term, which expires in June 2033. The Renaissance Center Park Mortgage Loan provided for approximately $509,788 of gap rent reserves to cover underwritten base rental revenues equal to contractual rent obligations during the delivery and commencement period under the Elite Insurance lease.

Auto Club Group, Inc. (AAA) (150,000 square feet, 18.4% of NRA, 18.4% of underwritten base rent): Auto Club Group, Inc (AAA) (“AAA”) is a membership organization that serves millions of its members across multiple U.S. states, offering a broad suite of automotive, travel, insurance, financial and roadside assistance services. AAA has been a tenant at the Renaissance Center Park Property since April 2018 under a lease that expires in March 2033 and has two, 10-year extension options remaining. AAA currently pays rent on the entirety of its space; however, approximately 75,000 square feet is currently dark.

The following table presents certain information relating to the historical and current occupancy of the Renaissance Center Park Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
94.0%	100.0%	99.4%	98.2%	99.0%
(1)	Historical occupancy is the annual average physical occupancy for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated January 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

The following table presents certain information relating to the largest tenants at Renaissance Center Park Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options Remaining
Fisher Investments(3)	NR/NR/NR	321,999	39.6%	$31.21	$10,049,589	45.9%	11/30/2036	Two, 5-year options
Centene(4)	Ba1/BBB-/BBB-	201,670	24.8	$20.79	$4,193,717	19.2	Various(5)	Two, 5-year options
Auto Club Group, Inc. (AAA)	NR/NR/NR	150,000	18.4	$26.77	$4,015,684	18.4	3/31/2033	Two, 10-year options
New York Life	Aa1/AA+/AA+	114,807	14.1	$29.44	$3,380,294	15.5	3/31/2035	Two, 10-year options
Major Tenants		788,476	96.9%	$27.44	$21,639,284	98.9%
Other Tenants		17,322	2.1	$13.56	$234,918	1.1
Occupied Total Collateral / Wtd. Avg.		805,798	99.0%	$27.15	$21,874,202	100.0%
Vacant Space		8,000	1.0%
Collateral Total		813,798	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026, which includes (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Fisher Investments is expected to occupy three suites across the Renaissance Center Park Property (i) 142,881 square feet Ren III (currently in occupancy) and (ii) the Expansion Premises. The Expansion Premises is expected to be delivered on June 1, 2026 with rent commencing the earlier of (i) the date that is 180 days after the Expansion Delivery Date or (ii) the date upon which Fisher Investments opens for business in the Expansion Premises. Fisher Investments has an option to terminate its lease with respect the Ren IV premises.
(4)	Centene has exercised its early termination option with respect to a portion of its space at the Ren II building (approximately 105,000 square feet) and a portion of its space at the Ren IV building (approximately 74,000 square feet), totaling 179,000 square feet, with surrender scheduled to occur on or prior to May 31, 2026.
(5)	Centene occupies space under leases expiring on June 30, 2031 (105,165 square feet; 10.0%; UW base rent), December 31, 2032 (37,004 square feet; 3.5% UW base rent) and June 30, 2033 (59,501 square feet; 5.6% UW base rent).

The following table presents certain information relating to the Renaissance Center Park Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,000	1.0%	NAP	NAP	8,000	1.0%	NAP	NAP
2026 & MTM	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	8,000	1.0%	$0	0.0%
2030	1	14,391	1.8%	$96,000	0.4%	22,391	2.8%	$96,000	0.4%
2031	1	105,165	12.9%	$2,186,315	10.0%	127,556	15.7%	$2,282,315	10.4%
2032	1	37,004	4.5%	$776,164	3.5%	164,560	20.2%	$3,058,479	14.0%
2033	5	212432	26.1%	$5,385,840	24.6%	376,992	46.3%	$8,444,319	38.6%
2034	0	0	0.0%	$0	0.0%	376,992	46.3%	$8,444,319	38.6%
2035	1	114,807	14.1%	$3,380,294	15.5%	491,799	60.4%	$11,824,613	54.1%
2036	3	321,999	39.6%	$10,049,589	45.9%	813,798	100.0%	$21,874,202	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	813,798	100.0%	$21,874,202	100.0%
Total/Wtd. Avg.	12	813,798	100.0%	$21,874,202	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026, which includes (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

The following table presents certain information relating to the operating history and underwritten cash flows of the Renaissance Center Park Property:

Operating History and Underwriting Net Cash Flow
	2023	2024	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$17,409,144	$16,867,772	$17,188,165	$22,146,202	$27.21	77.9%
Total Reimbursements	8,063,511	8,155,046	7,864,151	6,060,326	7.45	21.3
Ground Lease Income	0	0	0	240,000	0.29	0.8
Net Rental Income	$25,472,655	$25,022,818	$25,052,316	$28,446,528	$34.96	100.0%
(Vacancy/Credit Loss)	(114,000)	(106,000)	(2,246,418)	(2,180,998)	(2.68)	(8.3)
Effective Gross Income	$25,358,655	$24,916,818	$22,805,898	$26,265,530	$32.28	100.0%
Total Expenses	9,125,442	9,341,837	10,083,196	10,317,522	12.68	39.3
Net Operating Income(5)	$16,233,213	$15,574,981	$12,722,702	$15,948,008	$19.60	60.7%
Replacement Reserves	0	0	0	170,898	0.21	0.7
TI/LC	0	0	0	813,798	1.00	3.1
Net Cash Flow	$16,233,213	$15,574,981	$12,722,702	$14,963,312	$18.39	57.0%
(1)	TTM reflects the trailing 12-month period ending December 31, 2025.
(2)	TTM Net Cash Flow is net of the $12.2 million termination fee in association with Centene's early termination option.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Underwritten Rents in Place include (i) base rent totaling approximately $20,930,148, (b) rent steps totaling approximately $482,288 and (iii) straight line rent totaling approximately $461,765 for Centene, AAA and New York Life.
(5)	The increase in the underwritten NOI from the TTM is primarily attributed to straight line rent from Centene, AAA and New York Life totaling approximately $461,765 and rent steps totaling approximately $482,288.

Appraisal. According to the appraisal, the Renaissance Center Property has an “As-Stabilized” appraised value of $184,000,000 as of December 22, 2026 and an “As-Is” appraised value of $169,000,000 as of December 22, 2025.

The table below shows the appraiser’s “As-Is” conclusions:

Appraisal Valuation Summary (1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$184,000,000	8.00%

(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 30, 2025, there was no evidence of any recognized environmental conditions at the Renaissance Center Property.

The Market. The Renaissance Center Park Property is located in Tampa-St. Petersburg-Clearwater, FL Metropolitan Statistical Area (the “Tampa MSA”). The Renaissance Center Park Property is situated in a suburban location within an established area and is part of the Westshore area, which is located approximately eight miles northwest of the Tampa central business district. Westshore is the largest commercial district in the Tampa Bay district, comprising 7,600 hotel rooms across 39 hotels, more than 250 restaurants, more than 6 million square feet of retail space and 4,000 businesses that employ more than 97,000 people. Regional access to the Renaissance Center Park Property is provided via Veteran’s Expressway (SR 589), a north-south tollway connecting the neighborhood to Interstate 275, which provides access to downtown Tampa and Interstate 75. Additional north-south access is provided by Sheldon Road, Hanley Road, Anderson Road, and Dale Mabry Highway, while east-west access is provided by Hillsborough Avenue, Waters Avenue, Linebaugh Avenue, and Gunn Highway. Tampa International Airport is located immediately east of the Renaissance Center Park Property’s neighborhood and is the largest airport in the region, serving over 21.2 million passengers last year.

According to a third party market research report, the 2024 population within a one, three and five-mile radius of the Renaissance Center Park Property was 6,118, 112,745 and 254,987, respectively. The 2024 average household income within the same radii was $116,751, $93,515 and $108,145, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

According to a third party market research report, the Renaissance Center Park Property is located within the Northwest Tampa office submarket within the Tampa office market. As of the third quarter of 2025 the Northwest Tampa submarket contained approximately 11.5 million square feet of inventory, a vacancy rate of 10.5% and asking rent of $28.45 per square foot.

The following table presents certain information relating to the office rent comparable for the Renaissance Center Park Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF		Commencement		Lease Term (Yrs.)	Lease Type
Renaissance Center Park	1997-2020 / NAP	99.0%(2)	813,798(2)	Centene(2)	105,165(2)	$19.74	(2)	Jan-21	(2)	10.5(2)	NNN(2)
8705-8741 Henderson Road				Fisher Investments(2)	105,110(2)	$30.60	(2)	Dec-26	(2)	10.0(2)	Modified Gross(2)
Tampa, FL				Auto Club Group, Inc. (AAA)(2)	150,000(2)	$24.60	(2)	Apr-18	(2)	15.0(2)	NNN(2)
One Independence Park	1983 / 2009	100.0%	115,740	Wipro, LLC	34,350	$25.00		Jan-22		7.4	Full Service
4110 George Road				HealthPlan Services	78,032	$25.00		Jan-22		7.4	Full Service
Tampa, FL
Memorial Center I and II	1983 / NAP	71.0%	186,439
4919 and 4921 Memorial Highway				Immunologix	48,253	$23.69		Feb-24		15.0	Full Service
Tampa, FL
Fountain Square II	1989 / NAP	85.0%	133,887	Michael Steinberg & Assoc	3,200	$29.50		Feb-24		5.3	Full Service
4925 Independence Parkway				Wise	23,800	$28.25		Jan-23		7.0	Full Service
Tampa, FL
Sunforest I & II	1984 / 2015	48.0%	181,336	K2 Medical	11,656	$27.50		Sep-25		7.3	Full Service
5110 and 5130 Eisenhower Boulevard				AmeriNational	3,361	$27.00		Jun-25		3.4	Full Service
Tampa, FL				L&E Research	7,231	$27.50		Jun-25		5.6	Full Service
				Soaring Logistics	2,169	$29.00		Sep-24		5.5	Full Service
6550 Innovation Center	1999 / NAP	93.0%	158,036	Florida Financial Advisors	11,378	$27.00		Jun-25		5.0	Full Service
6550 West Hillsborough Avenue				AFCO Steel	4,027	$27.50		Nov-24		10.0	Full Service
Tampa, FL				National Louis	21,363	$27.00		Nov-24		10.7	Full Service
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2026.

The Borrower. The borrower is Ren Center Tampa LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Center Park Whole Loan.

The Borrower Sponsors. The borrower sponsors are DT GRAT JAT, LLC, The Dennis Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh and The Carol Troesh 2009 Grantor Retained Annuity Trust FBO Jeffrey Troesh. The ownership of the borrower sponsors is split between Vision Properties (1.0%) and Quarry Capital (99.0%). Vision Properties is a full-service commercial real estate investment and operating firm that was established in 2009 and has built a portfolio of over 8 million square feet of Class A office assets nationwide. The firm was created to provide a flexible investment platform capable of operating in U.S. markets and is actively involved throughout the entire lifecycle of its investments, from acquisition through disposition. Vision Properties’ portfolio spans markets across the East Coast and Rocky Mountain regions, with headquarters in Tampa, Florida, and regional offices including Morristown, New Jersey and Charlotte, North Carolina. Quarry Capital is an entity associated with the Troesh Family Foundation.

The non-recourse carveout guarantor is DT GRAT JAT, LLC, a Nevada limited liability company managed by Dennis Troesh which serves as a principal real estate holding entity. Dennis Troesh controls a diversified national real estate portfolio comprised primarily of office, multifamily, hotel, retail, and land assets. Mr. Troesh’s portfolio spans multiple major U.S. markets, including Florida, California, Nevada, Arizona, Colorado, North Carolina, and Maryland, among others. The assets include office properties, multifamily communities, hospitality assets, retail and mixed-use properties, and development and land holdings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

Property Management. The Renaissance Center Park Property is managed by CBRE, Inc., a third-party management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $624,473 into a real estate tax reserve, (ii) $11,000,940 into an unfunded obligations reserve and (iii) $3,250,294 into a gap rent reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $208,158 per month)

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrower to provide evidence to the lender that the Renaissance Center Park Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Renaissance Center Park Whole Loan (the “Insurance Trigger Event”). As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $13,563 into the replacement reserve.

TI/LC Reserve – On a monthly basis occurring on or after the Lease Reserve Trigger Date (as defined below), the borrower is required to deposit approximately $67,817 TI/LC reserve. Any amount received by the borrower or the property manager in connection with any rejection, termination, surrender, cancellation or buy-out of any lease, in whole or in part, excluding the Centene Termination Payment, will also be deposited into the TI/LC reserve account, in each case for tenant improvements and leasing commissions that may be incurred. The lender may reassess its estimate of the amount necessary for tenant improvements and leasing commissions from time to time and may require borrower to increase the monthly deposits upon a 30-day notice to the borrower if the lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Renaissance Center Park Property.

Unfunded Obligations Reserve – The borrower is required to promptly upon receipt (but in any event, within three business days), deposit the Centene Termination Payment into the unfunded obligations reserve. In lieu of a cash deposit into the unfunded obligations reserve and provided that no event of default then exists, the borrower may provide a letter of credit in the amount of the cash deposit required thereunder. Unless such letter of credit is delivered to the lender on or prior to the origination date of the Renaissance Center Park Whole Loan, the borrower will be required to provide no less than 10 days written notice of borrower’s election to deliver a substitute letter of credit in lieu of any cash deposit required into the unfunded obligations reserve. At origination, the borrower sponsor posted an $11 million letter of credit until the occurrence of the “Unfunded Obligations LOC Release Conditions”.

Unfunded Obligations LOC Release Conditions means (i) no event of default has occurred under the tenant’s lease, (ii) all borrower obligations related to tenant improvements and leasing commissions as set forth in the Fisher Investments lease have been paid or otherwise satisfied in full and (iii) Fisher Investments delivers an estoppel evidencing the foregoing in form and substance acceptable to lender.

A “Lease Reserve Trigger Date” means the date on which the physical occupancy of the Renaissance Center Park Property falls below 90%; however, (i) with respect to the Expansion Premises under the Fisher Investments Lease, Fisher Investments will be deemed to be in physical occupancy of the Expansion Premises until the earlier of (x) the date Fisher Investments takes actual physical occupancy of such Expansion Premises or (y) the date Fisher Investments is required to take physical occupancy pursuant to its lease (so long as such lease remains in full force and effect and no event of default has occurred and remains uncured thereunder), and (ii) the AAA Dark Space (as defined below) will be deemed occupied for purposes of calculating occupancy so long as the AAA lease remains in full force and effect and no event of default has occurred and remains uncured thereunder.

Lockbox / Cash Management. The Renaissance Center Park Whole Loan documents require a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox at origination. The borrower is required to deposit or cause to deposit all revenue generated at the Renaissance Center Park Property into the lender-controlled lockbox account. Funds on deposit in the lender-controlled lockbox account will be transferred to the borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred on each business day to a cash management account. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

Tenant Sweep Event (as defined below)), all excess cash flow, after the payment of required reserves and other amounts due with respect to the Renaissance Center Park Whole Loan, will be held by the lender as additional collateral for the Renaissance Center Park Whole Loan; provided that any excess cash flow so collected will be released to the borrower upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment of required reserves and other amounts due with respect to the Renaissance Center Park Whole Loan, will be reserved with the lender and made available to the borrower to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant (as defined below); provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrower upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x, (iii) the occurrence and continuance of a Specified Tenant Sweep Event and (iv) the occurrence and continuance of an Insurance Trigger Event; and will end upon (w) with respect to clause (i) above, a cure of such event of default, (x) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two calendar quarters, (y) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods and (z) with respect to clause (iv) above, upon the delivery of all policies required.

A “Specified Tenant” means, individually and collectively, (i) AAA, (ii) Fisher Investments, (iii) Centene, (iv) New York Life and (v) any other tenant under a lease covering 80,000 square feet or more of the Renaissance Center Park Property (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable) and any replacement tenant occupying all or any portion of the space at the Renaissance Center Park Property leased as of origination to any such tenant (and any parent company thereof, and any guarantor of such replacement tenant’s lease, as applicable).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary course business operations or otherwise failing to occupy 25% or more of its leased space or giving written notice of its intent to do any of the foregoing (unless the same is a temporary cessation of operations (x) in connection with remodeling, renovation or restoration by such Specified Tenant or its leased premises and such Specified Tenant has not given notice of its intent to not resume ordinary course business operations following completion of such remodeling, renovation or restoration (as applicable) or (y) as of a result of a pandemic regulation (a “Lease Sweep Go Dark Trigger”); provided, however that a Lease Sweep Go Dark Trigger will not be deemed to have occurred with respect to (1) that certain portion of premises to the Specified Tenant known as AAA and located on the third and fourth floors of the Renaissance Center VI building (the “AAA Dark Space”) of the Renaissance Center Park Property, which was vacated prior to the origination of the Renaissance Center Park Whole Loan, provided further that a Specified Tenant Sweep Event will occur if AAA vacates, abandons, or otherwise “goes dark” at any more of the space (other than the AAA Dark Space) leased under the AAA lease or gives notice of its intent to do any of the foregoing (unless the same is a temporary cessation of operations (x) in connection with remodeling, renovation or restoration by AAA of its leased premises and AAA has not given notice of its intent to not resume ordinary course business operations following completion of such remodeling, renovation or restoration (as applicable) or (y) as a result of a pandemic regulation) or (2) prior to the earlier to occur of (x) Fisher Investments taking actual physical occupancy of the Expansion Premises and (y) the date that Fisher Investments is required to take physical occupancy of the Expansion Premises pursuant to the Fisher Investments lease, Fisher Investments not being in physical occupancy of the Expansion Premises provided that the Fisher Investments lease remains in full force and effect and subject to all applicable notice and cure rights contained therein, no events of default will have occurred and remain uncured thereunder; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; or (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating reduced, downgraded or lowered by at least two notches by any rating agency from its rating as of origination, (or, if the applicable lease is entered into after origination, on the date such lease is entered into) by any applicable rating agency.

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), the cure of such event of default has been accepted by the borrower; (B) clause (ii), the Specified Tenant has (a) resumed occupancy and normal business operations at not less than 90% of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 3 – Renaissance Center Park

certificate; (C) clause (iii), the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at not less than 90% of the leased space under such Specified Tenant’s space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) the borrower has delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; (F) clause (vi), the credit rating (or the equivalent thereof) of the applicable Specified Tenant, as assigned by the applicable rating agency, rising to at least the same rating assigned to such Specified Tenant as of origination, or if the applicable lease is entered into following origination, on the date such lease was entered into and (G) clause (i), (ii), (iv), (v) and (vi) the lender receives (1) evidence, that (A) the entire space leased to the applicable Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) or (B) at least 90% of the space leased to the applicable Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and the debt service coverage ratio is equal to or greater than 2.33x, such evidence to include a fully-executed copy of each replacement lease and (2) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. At origination, the borrower entered into two, 99-year ground leases with affiliates of the borrower sponsor in order to demise separate land parcels and obtain financing to develop “Ren Center VIII”, a 1.75-acre site that is expected to be the developed into an eighth office building and a proposed 297-unit multifamily property. Aggregate annual ground rent under the ground leases is $240,000 and no annual increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.5%	Net Rentable Area (Rooms):	341
Loan Purpose:	Refinance	Location:	Monterey, CA
Borrower:	San Carlos Associates LLC	Year Built / Renovated:	1984 / 2019-2020
Borrower Sponsor:	San Carlos Associates	Occupancy / ADR / RevPAR:	79.7% / $288.29 / $229.76
Interest Rate:	5.87200%	Occupancy / ADR / RevPAR Date:	12/31/2025
Note Date:	2/5/2026	4th Most Recent NOI (As of):	$12,812,720 (12/31/2022)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$13,189,348 (12/31/2023)
Interest-only Term:	60 months	2nd Most Recent NOI (As of):	$13,121,169 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$12,247,739 (12/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	79.7% / $288.29 / $229.76
Amortization Type:	Interest Only	UW Revenues:	$41,600,236
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$28,751,831
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$12,848,405
Additional Debt(1):	Yes	UW NCF:	$10,768,393
Additional Debt Balance(1):	$25,000,000	Appraised Value / Per Room:	$143,200,000 / $419,941
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/7/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$219,941
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$219,941
Insurance:	$140,924	Springing	N/A	Cut-off Date LTV:	52.4%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.4%
				UW NCF DSCR:	2.41x
				UW NOI Debt Yield:	17.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$56,423,562	75.2%
			Return of Equity	17,665,225	23.6
			Closing Costs	770,289	1.0
			Upfront Reserves	140,924	0.2
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Marriott Monterey Mortgage Loan (as defined below) is part of the Marriott Monterey Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $75,000,000. The Financial Information in the chart above is based on the Marriott Monterey Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Marriott Monterey mortgage loan (the “Marriott Monterey Mortgage Loan”) is part of a whole loan (the “Marriott Monterey Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Marriott Monterey Whole Loan is secured by the borrower’s fee interest in a 341-room, full-service hotel located in Monterey, California (the “Marriott Monterey Property”). The Marriott Monterey Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 5.87200% per annum on an Actual/360 basis. The Marriott Monterey Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on February 5, 2026. The Marriott Monterey Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. The scheduled maturity date of the Marriott Monterey Whole Loan is February 6, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

The relationship between the holders of the Marriott Monterey Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Marriott Monterey Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C14 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Marriott Monterey Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMO 2026-5C14	Yes
A-2	$25,000,000	$25,000,000	Benchmark 2026-V21	No
Total	$75,000,000	$75,000,000

The Property. The Marriott Monterey Property is a 341-room, 10-story full-service hotel located in Monterey, California. The Marriott Monterey Property was originally developed by the borrower sponsor in 1984 and underwent an $11.1 million ($32,700 per room) renovation between 2019 and 2020, which primarily focused on the guestrooms. The Marriott Monterey Property features 16,480 SF of meeting and event space, including the 8,112 SF San Carlos Ballroom and the Ferrante’s Bay View Room on the top floor. Additionally, the Marriott Monterey Property includes the Fin + Field Restaurant & Bar, which serves locally sourced cuisine and craft beverages, with a private dining room. Hotel amenities include a fitness center, outdoor pool and jacuzzi, business center, valet parking, and concierge service.

The following table presents certain information relating to the 2025 demand analysis with respect to the Marriott Monterey Property based on market segmentation as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Leisure	Commercial	Meeting & Group
Marriott Monterey	341	66.0%	0.0%	34.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Marriott Monterey Property:

Historical Occupancy, ADR, RevPAR
	Marriott Monterey(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	81.6%	$300.88	$245.64	68.6%	$271.76	$186.39	119.0%	110.7%	131.8%
2024	82.9%	$292.64	$242.48	70.7%	$262.50	$185.58	117.3%	111.5%	130.7%
2025	79.7%	$288.29	$229.76	71.9%	$265.52	$190.78	110.8%	108.6%	120.4%
(1)	Occupancy, ADR and RevPAR for the Marriott Monterey Property are based on the underwriting. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott Monterey Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data obtained from a third-party hospitality research report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2023-2025 includes Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course, Portola Hotel & Spa At Monterey, Hilton Garden Inn Monterey and Embassy Suites by Hilton Monterey Bay Seaside.
(4)	Penetration Factor is calculated based on the underwriting and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal, the Marriott Monterey Property has an aggregate “as-is” appraised value of $143,200,000 as of January 7, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$143,200,000	8.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment, dated January 21, 2026, there are no recognized environmental conditions or recommendations for further action at the Marriott Monterey Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

Market. The Marriott Monterey Property is located in Monterey, California, which is on the Monterey Bay along the Pacific coast in Central California. According to the appraisal, Monterey County benefits from a diverse economy that spans tourism, agriculture, higher education, and health care. Tourism is one of the largest industries in Monterey and greater Monterey County. Monterey County also features more than 45,000 acres of vineyards across more than 85 wineries and is California's third-largest agricultural producer, with products including fruits, vegetables, nuts, flowers, seeds, livestock, and poultry. Additionally, Monterey County benefits from its 13 public and private institutions of higher education, including the Naval Postgraduate School, Defense Language Institute Foreign Language Center, California State University Monterey Bay, and Monterey Peninsula College.

The following table presents certain information relating to the primary hotel competition for the Marriott Monterey Property:

Competitive Set(1)
Property	Year Opened	Number of Rooms	Leisure	Commercial	Group	Occupancy	ADR	RevPAR
Marriott Monterey(2)	1984	341	66.0%	0.0%	34.0%	79.7%	$288.29	$229.76
Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course	1955	560	60.0%	0.0%	40.0%	70% - 75%	$260 - $270	$190 - $200
Portola Hotel & Spa At Monterey	1978	379	60.0%	0.0%	40.0%	65% - 70%	$280 - $290	$190 - $200
Embassy Suites by Hilton Monterey Bay Seaside	1995	225	70.0%	0.0%	30.0%	70% - 75%	$270 - $280	$200 - $210
(1)	Source: Appraisal, unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2025 values.
(2)	The Marriott Monterey Property metrics are based on the underwriting as of December 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Marriott Monterey Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per Room	% of Total Revenue(1)
Occupancy	80.7%	81.6%	82.9%	79.7%	79.7%
ADR	291.31	300.88	292.64	288.29	288.29
RevPAR	235.05	245.64	242.48	229.76	229.76
Rooms Revenue	$29,256,105	$30,573,621	$30,263,312	$28,597,160	$28,597,160	$83,863	68.7%
Food and Beverage Revenue	8,079,243	9,938,096	11,338,240	10,408,322	10,408,322	30,523	25.0%
Other Departmental Revenue	478,737	529,610	354,203	442,757	442,757	1,298	1.1%
Parking Revenue	656,064	619,844	824,187	942,523	942,523	2,764	2.3%
Antenna Rent	159,364	144,457	165,338	160,405	160,405	470	0.4%
Resort Fees	0	0	0	699,379	1,049,068	3,076	2.5%
Total Operating Revenue	$38,629,513	$41,805,628	$42,945,280	$41,250,546	$41,600,236	$121,995	100.0%
Rooms Expense	6,231,183	6,855,780	7,091,248	6,701,212	6,701,212	19,652	23.4%
Food and Beverage Expense	6,922,949	8,243,425	9,071,156	8,949,926	8,949,926	26,246	86.0%
Other Departmental Expenses	0	0	0	26,044	26,044	76	5.9%
Total Departmental Expenses	$13,154,132	$15,099,205	$16,162,403	$15,677,182	$15,677,182	$45,974	37.7%
Total Departmental Profit	$25,475,381	$26,706,423	$26,782,877	$25,573,364	$25,923,053	$76,021	62.3%
Administrative and General	3,616,806	3,618,129	3,588,638	3,535,441	3,535,441	10,368	8.5%
IT Systems	609,982	680,857	712,082	703,839	703,839	2,064	1.7%
Sales and Marketing	2,671,767	2,930,486	2,827,850	2,725,132	2,725,132	7,992	6.6%
Maintenance	1,560,387	1,628,763	1,678,687	1,634,714	1,634,714	4,794	3.9%
Utilities	1,027,904	1,392,523	1,583,037	1,430,407	1,430,407	4,195	3.4%
Total Undistributed Expenses	$9,486,846	$10,250,759	$10,390,293	$10,029,533	$10,029,533	$29,412	24.1%
Total Management Fees	$1,738,327	$1,883,473	$1,815,870	$1,859,482	$1,867,834	$5,478	4.5%
Equipment Lease	36,008	41,129	41,328	37,881	37,881	111	0.1%
Property and Other Taxes	682,651	694,030	706,400	734,249	847,500	2,485	2.0%
Insurance	668,345	595,505	646,244	649,242	276,663	811	0.7%
Other Non-Operating Expenses	50,483	52,179	61,572	15,236	15,236	45	0.0%
Total Fixed Expenses	$1,437,487	$1,382,843	$1,455,544	$1,436,609	$1,177,281	$3,452	2.8%
Net Operating Income	$12,812,720	$13,189,348	$13,121,169	$12,247,739	$12,848,405	$37,679	30.9%
FF&E	1,931,476	2,092,748	2,150,967	2,066,091	2,080,012	6,100	5.0%
Net Cash Flow	$10,881,245	$11,096,600	$10,970,202	$10,181,648	$10,768,393	$31,579	25.9%
(1)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Operating Revenue.

The Borrower. The borrower is San Carlos Associates LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Monterey Whole Loan.

The Borrower Sponsor. The borrower sponsor under the Marriott Monterey Whole Loan is San Carlos Associates, a California general partnership. There is no separate non-recourse carveout guarantor. Recourse is limited to the borrower.

Property Management. The Marriott Monterey Property is managed by Marriott Hotel Services, Inc. (the “Property Manager”) pursuant to a management agreement (the “Management Agreement”) with the borrower dated March 11, 2016, as further amended. The Management Agreement expires on December 31, 2035 with an additional extension until December 31, 2041. There is no separate franchise agreement.

Escrows and Reserves. At loan origination, the borrower was required to reserve approximately $140,924 into an insurance reserve.

Tax Reserve - On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such tax reserve can be conditionally

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

waived so long as (i) the equivalent deposits are paid by the borrower directly to, or withheld or accrued by, the Property Manager pursuant to the Management Agreement, (ii) the borrower provides the lender with evidence that such amounts have been reserved or accrued with the Property Manager in the tax reserve account, (iii) the Management Agreement continues to be in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by the borrower and (iv) the borrower provides the lender with evidence prior to the applicable delinquency date that all property taxes have been paid.

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period for policies required to be maintained by the borrower under the Marriott Monterey Whole Loan documents (initially estimated to be approximately $12,811); provided, however, such insurance reserve can be conditionally waived so long as (i) no event of default is continuing, (ii) the borrower maintains a blanket policy meeting the requirements of the Marriott Monterey Whole Loan documents and (iii) the borrower provide timely evidence of the payment of the applicable premiums.

FF&E Reserve - The borrower is required to fund a reserve for capital expenditures, including furniture, fixtures and equipment, in an amount equal to the greater of any amount mandated by any management or franchise agreement and 4% of the borrower’s gross revenues over the trailing twelve-month period. The borrower will not be required to make a deposit into the FF&E Reserve to the extent (i) the equivalent deposits are paid by the borrower directly to the Property Manager pursuant to the Management Agreement, (ii) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with the Property Manager and (iii) the Management Agreement is and continues in full force and effect and is not be subject to any default by the borrower beyond any applicable grace or notice and cure period.

Lockbox and Cash Management. The Marriott Monterey Whole Loan is structured with a soft lockbox and springing cash management. All cash proceeds from credit card transactions, all cash revenues, and all other amounts received by directly the borrower (excluding distributions and other amounts received by the borrower from the Property Manager and which are to be paid to the borrower in accordance with the Management Agreement) or the Property Manager on behalf of the borrower are required to be deposited into the borrower’s operating account, the Property Manager’s FF&E account or the Property Manager’s basic carrying cost account, as appropriate and in accordance with the terms of the Management Agreement. All costs and expenses incurred in connection with the operation of the Marriott Monterey Property (including operating expenses and capital expenditures) to be paid by the Property Manager pursuant to the Management Agreement may only be paid from the operating account, the Property Manager’s basic carrying cost account or the Property Manager’s FF&E account.

The borrower is required to maintain a lockbox account into which distributions to the borrower from the operating account are to be deposited in accordance with and subject to the terms of the related subordination, non-disturbance and attornment agreement. The Property Manager has unrestricted access to the amounts held in the operating account for the purposes set forth in the Management Agreement. Subject to the rights of the lender under the Marriott Monterey Mortgage Loan documents, only the Property Manager is permitted to withdraw, transfer or direct the disbursement of amounts contained in the Property Manager FF&E account and/or the operating account for the purposes set forth in and in strict accordance with the Management Agreement, and neither the borrower nor any of its affiliates have the right to withdraw, transfer or direct the disbursement of amounts contained therein except as expressly permitted in the Management Agreement (and any withdrawal, transfer or disbursement by the borrower or its affiliates in violation of this sentence will constitute a misappropriation of funds). At least once per month, the Property Manager will remit all monthly amounts to which borrower is entitled pursuant to the Management Agreement to the lockbox account.

The borrower is required to maintain a distribution account into which the borrower is required to deposit all amounts distributed to the borrower from the lockbox account or otherwise received by the borrower from time to time pursuant to the Marriott Monterey Mortgage Loan documents. All amounts payable by the borrower pursuant to the Management Agreement with respect to operating expenses and capital expenditures for the Marriott Monterey Property (other than amounts which are paid by the Property Manager in accordance with the Management Agreement from the operating account or the Property Manager FF&E account) are required to be paid from the distribution account. At the end of each business day, the lockbox bank will remit all amounts contained therein directly into an account specified by the lender. So long as no Cash Management Period (as defined below) is continuing, the lender will specify the distribution account for such remittance by the lockbox bank, and during the continuance of a Cash Management Period, the lender will specify the lender's cash management account for such remittance by the lockbox bank.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 4 – Marriott Monterey

During a continuing Cash Management Period, the borrower is required deliver to the lender each month the monthly bank statement related to the distribution account. So long as no Marriott Monterey Trigger Period (as defined below) or event of default is continuing, the borrower is permitted to withdraw amounts from the distribution account for the purpose of paying Marriott Monterey Property expenses incurred in accordance with the Marriott Monterey Mortgage Loan documents (to the extent not otherwise paid from the operating account or the Property Manager FF&E account); and provided no event of default or Marriott Monterey Trigger Period is continuing, the borrower is permitted to transfer from the distribution account to the owner account amounts remaining therein after Marriott Monterey Property expenses (other than amounts which are paid by the Property Manager in accordance with the Management Agreement) that are then due and payable have been paid. During the continuance of a Marriott Monterey Trigger Period or event of default, all amounts contained in the distribution account are required to be remitted to the cash management account.

"Cash Management Period" means either of the following periods: (i) the period from the commencement of a Marriott Monterey Trigger Period (as defined below) until the earlier to occur of the end of such Marriott Monterey Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Marriott Monterey Trigger Period or event of default.

A “Marriott Monterey Trigger Period” means any of the following: (a) each period that commences when the debt service coverage ratio (“DSCR”), determined as of the first day of any two consecutive fiscal quarters, is less than 1.45x (each, a "DSCR Trigger Event") and the borrower has not timely made the cash deposit into the excess cash flow account or delivered the letter of credit to the lender, in each case, as described in the Marriott Monterey Whole Loan documents and concludes upon the earlier to occur of (y) the DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is greater than 1.45x or (z) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted in accordance with the Marriott Monterey Whole Loan documents; (b) if the financial reports required under the Marriott Monterey Whole Loan are not delivered to the lender as and when required under the Marriott Monterey Whole Loan documents (subject, in any event to the notice and cure period specified in the Marriott Monterey Whole Loan documents), a Marriott Monterey Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Marriott Monterey Trigger Period is ongoing; (c) a Renovations Trigger Period (as defined below); and (d) replacement of the Management Agreement.

A “Renovations Trigger Period” will commence upon period from (i) the borrower's failure to timely deposit the Renovations Deposit Amount (as defined below) and ending (ii) the earlier of (A) the date of the delivery to the lender of evidence confirming that the applicable renovations have been completed to the satisfaction of the Property Manager or any replacement franchisor and the completed renovations satisfy the then-current brand standards or (B) the balance in the renovations account is equal to the Renovations Deposit Amount.

The “Renovations Deposit Amount” means 105% of the estimated cost to complete any renovations as reasonably approved by the lender and which exceeds the balance of funds on deposit in the FF&E reserve account.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

Site Plan

EVERGREEN PKWY
EXCALIBUR ROAD
ENDICOTT DRIVE
EMERALD WAY
EXCELSIOR DRIVE
NORTHVIEW DRIVE
COLLINGTON ROAD
COLLINGTON RD.
BOWIE TOWN CENTER
macy's
UNITED
BEST BUY
verizon
FIVE GUYS
EXPRESS
KAY
GNC
OFF BROADWAY
TORRID
BARNES & NOBLE
claire's
FAMOUS
Red Robin
Panera
SAFEWAY
CHARLEYS
FIRST WATCH
DOLLAR TREE
N
0' 65' 130' 260' 390' 520'

BOWIE
Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.6%	Net Rentable Area (SF)(2):	293,099
Loan Purpose:	Acquisition	Location:	Bowie, MD
Borrower:	Bowie Legacy Holdings LLC	Year Built / Renovated:	2001 / NAP
Borrower Sponsors:	Joshua Aronson, Oluseyi Ademiluyi and Mohamed Amine Hammedi	Occupancy:	90.3%
Interest Rate:	6.99500%	Occupancy Date:	10/27/2025
Note Date:	1/23/2026	4th Most Recent NOI (As of):	$4,026,196 (12/31/2022)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$4,811,744 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,988,651 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$5,305,364 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	88.4%
Amortization Type:	Interest Only	UW Revenues:	$8,306,322
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,671,749
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,634,572
Additional Debt:	No	UW NCF:	$4,282,854
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$52,500,000 / $179
Additional Debt Type:	NAP	Appraisal Date:	11/18/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$526,235	$87,706	N/A	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	$4,885	N/A	Maturity Date LTV:	66.7%
TI/LC Reserve:	$2,100,000	$24,425	N/A	UW NCF DSCR:	1.73x
Deferred Maintenance:	$102,000	$0	N/A	UW NOI Debt Yield:	13.2%
Gap Rent Reserve:	$89,546	$0	N/A
Roof Replacement Reserve:	$1,000,000	$0	N/A
Outstanding TI/LC Reserve:	$1,354,909	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	59.6%	Purchase Price	$50,000,000	85.1%
Borrower Equity	23,741,938	40.4	Reserves	5,172,690	8.8
			Closing Costs(3)	3,569,248	6.1
Total Sources	$58,741,938	100.0%	Total Uses	$58,741,938	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Net Rentable Area (SF) does not include 345,151 square feet of space associated with Macy’s, Safeway and United Furniture Warehouse, each of which is located in the Bowie Town Center (as defined below) and is a non-collateral anchor tenant.
(3)	Closing Costs include an interest rate buy-down credit of $210,000.

The Loan. The fifth largest mortgage loan (the “Bowie Town Center Mortgage Loan”) is secured by the borrower’s fee simple interest in a 293,099 square foot anchored retail center property located in Bowie, Maryland (the “Bowie Town Center Property”). The Bowie Town Center Mortgage Loan was originated on January 23, 2026 by BSPRT CMBS Finance, LLC (“BSPRT”). The Bowie Town Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $35,000,000. The Bowie Town Center Mortgage Loan has a 5-year interest only term and accrues interest at a rate of 6.99500% per annum on an Actual/360 basis. The scheduled maturity date of the Bowie Town Center Mortgage Loan is February 6, 2031.

The Property. The Bowie Town Center Property is 293,099 square foot anchored retail property, which is part of a larger 582,995 square foot shopping center (the “Bowie Town Center”) located on the north side of Evergreen Parkway, south of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

U.S. Route 50 and west of the U.S. Route 301, in Bowie, Maryland. As of October 27, 2025, the Bowie Town Center Property was 90.3% occupied by 56 tenants. The Bowie Town Center Property is anchored by LA Fitness, Off Broadway Shoes and Barnes and Noble, and is shadow anchored by Macy’s, Safeway and United Furniture Warehouse, each of which own their respective spaces and do not serve as collateral for the Bowie Town Center Mortgage Loan. Other notable national tenants at the Bowie Town Center Property include Bath and Body Works, Victoria’s Secret, Foot Locker, Finish Line, Verizon Wireless, Starbucks Coffee Company, Chipotle Mexican Grill and Panera Bread. From 2018 to 2024, the previous owner invested approximately $1.46 million in capital expenditures at the Bowie Town Center Property, including exterior, infrastructure and site-wide aesthetic improvements. The Bowie Town Center Property contains 1,414 surface parking spaces, reflecting an overall parking ratio of approximately 4.82 spaces per 1,000 square feet of rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are LA Fitness, Off Broadway Shoes and Barnes and Noble.

LA Fitness (30,653 square feet, 10.5% NRA, 7.6% of underwritten base rent): Founded in 1984, LA Fitness is a privately owned fitness chain, offering a variety of workout options, including personal training, group fitness classes and access to state-of-the-art fitness equipment. LA Fitness has anchored the Bowie Town Center Property since 2013 and extended its lease in 2023 for an additional 10-year term. As part of the extension, $1.2 million was spent on the renovations of LA Fitness’s space, over $600,000 of which came from LA Fitness. LA Fitness has two, five-year extension options remaining and no termination options.

Off Broadway Shoes (25,038 square feet, 8.5% NRA, 1.7% underwritten base rent): Off Broadway Shoes is a footwear retailer that offers a wide selection of discounted, current-season shoes and accessories from popular brands designed to combine style, quality, and affordability. Founded in 1989 in downtown Nashville, Tennessee, the company expanded across the United States and was later acquired by the Deichmann Group in 2002, growing to dozens of locations nationwide. Off Broadway Shoes has anchored the Bowie Town Center Property since 2013, has a lease expiration of May 31, 2026 and has no remaining extension options or termination options.

Barnes and Noble (24,916 square feet, 8.5% of NRA, 5.0% of underwritten base rent): Barnes and Noble is the largest retail bookseller in the United States, operating a network of approximately 600 bookstores nationwide complemented by its online bookstore and digital products. Barnes and Noble serves as the longest tenured anchor tenant at the Bowie Town Center Property, with approximately 28 years of continuous occupancy. Barnes and Noble has a lease expiration of January 31, 2029 and has no remaining extension options or termination options.

The following table presents certain information relating to the historical and current occupancy of the Bowie Town Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.0%	97.4%	90.9%	90.3%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated October 27, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

The following table presents certain information relating to the largest tenants at Bowie Town Center Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
							Lease Expiration
Anchor Stores
LA Fitness	NR/NR/NR	30,653	10.5%	$458,448	8.6%	$14.96	10/31/2033
Off Broadway Shoes	NR/NR/NR	25,038	8.5%	$100,000	1.9%	$3.99(2)	5/31/2026
Barnes and Noble	NR/NR/NR	24,916	8.5%	$299,989	5.6%	$12.04	1/31/2029
Subtotal/Wtd. Avg.		80,607	27.5%	$858,437	16.2%	$10.65

Major Tenants
Express Factory	NR/NR/NR	8,056	2.7%	$83,072	1.6%	$10.31	4/30/2029
M Lounge Events	NR/NR/NR	7,934	2.7%	$98,064	1.8%	$12.36	1/31/2030
Victoria’s Secret	NR/Ba3/BB-	5,954	2.0%	$95,082	1.8%	$15.97	1/31/2028
Men’s Wearhouse	NR/NR/NR	5,929	2.0%	$150,952	2.8%	$25.46	1/31/2029
SNIPES	NR/NR/NR	5,788	2.0%	$135,729	2.6%	$23.45	2/29/2028
Subtotal/Wtd. Avg.		33,661	11.5%	$562,899	10.6%	$16.72

Other Tenants		150,534	51.4%	$3,889,494	73.2%	$25.84
Occupied Subtotal/Wtd. Avg.		264,802	90.3%	$5,310,830	100.0%	$20.06

Vacant Space		28,297	9.7%
Total/Wtd. Avg.		293,099	100.0%
(1)	Based on the underwritten rent roll dated October 27, 2025.
(2)	Off Broadway Shoes negotiated a reduced rate with the previous owner during Covid-19. The borrower sponsor intends to keep them on short-term renewals given demand for the space from other potential tenants willing to pay a market rate.

The following table presents certain information relating to tenant sales history in order of square feet:

Tenants Sales(1)(2)
Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	2024 Sales	2024 Sales PSF	TTM 8/31/2025 Ann. Sales	TTM 8/31/2025 Ann. Sales PSF	TTM 8/31/2025 Ann. Occupancy Cost(3)
LA Fitness	30,653	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Off Broadway Shoes	25,038	$1,924,423	$77	$1,821,462	$73	$1,566,873	$63	$1,466,621	$59	11.2%
Barnes and Noble	24,916	$3,341,638	$134	$3,647,743	$146	$3,708,813	$149	$3,832,865	$154	9.7%
Sola Salon Studios	8,509	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Express Factory	8,056	$1,605,514	$199	$1,529,035	$190	$1,146,644	$142	$1,038,401	$129	10.0%
M Lounge Events	7,934	NAP	NAP	$148,908	$19	$363,142	$46	$487,249	$61	48.4%
Versona	6,462	$489,476	$76	$563,036	$87	$540,869	$84	$431,857	$67	32.9%
Famous Footwear	6,000	$829,719	$138	$666,432	$111	$632,435	$105	$564,508	$94	23.4%
Victoria’s Secret	5,954	$2,440,111	$410	$1,902,535	$320	$1,974,233	$332	$1,901,642	$319	5.8%
Men’s Wearhouse	5,929	$644,219	$109	$1,573,430	$265	$1,702,812	$287	$1,563,876	$264	12.3%
SNIPES	5,788	$2,071,530	$358	$2,089,114	$361	$1,704,980	$295	$1,536,426	$265	20.3%
Red Robin Gourmet Burgers	5,666	$2,898,765	$512	$3,027,747	$534	$3,021,440	$533	$3,101,129	$547	7.1%
Lane Bryant	5,531	$970,811	$176	$967,781	$175	$927,990	$168	$855,475	$155	21.1%
The Twisted Crab Seafood & Bar	5,128	NAP	NAP	$564,171	$110	$912,428	$178	$529,566	$103	41.6%
Envydia Beauty and Braids	5,082	NAP	NAP	NAP	NAP	$58,594	$12	$137,383	$27	55.4%
(1)	Information obtained from the borrower.
(2)	Displaying tenants at the Bowie Town Center Property with greater than 5,000 square feet of net rentable area.
(3)	YTD 8/31/2025 Ann. Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent and underwritten reimbursements).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

The following table presents certain information relating to the rollover schedule at Bowie Town Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	41,766	14.2%	NAP	NAP	41,766	14.2%	NAP	NAP
2026 & MTM	9	48,242	16.5%	608,799	11.5%	90,008	30.7%	$608,799	11.5%
2027	12	40,476	13.8%	921,622	17.4%	130,484	44.5%	$1,530,421	28.8%
2028	7	31,809	10.9%	752,908	14.2%	162,293	55.4%	$2,283,329	43.0%
2029	7	50,789	17.3%	979,421	18.4%	213,082	72.7%	$3,262,750	61.4%
2030	8	24,016	8.2%	733,980	13.8%	237,098	80.9%	$3,996,730	75.3%
2031	3	7,191	2.5%	319,594	6.0%	244,289	83.3%	$4,316,324	81.3%
2032	2	10,125	3.5%	286,236	5.4%	254,414	86.8%	$4,602,560	86.7%
2033	2	32,574	11.1%	531,446	10.0%	286,988	97.9%	$5,134,006	96.7%
2034	0	0	0.0%	0	0.0%	286,988	97.9%	$5,134,006	96.7%
2035	2	4,898	1.7%	129,517	2.4%	291,886	99.6%	$5,263,523	99.1%
2036	1	1,213	0.4%	47,307	0.9%	293,099	100.0%	$5,310,830	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%	293,099	100.0%	$5,310,830	100.0%
Total/Wtd. Avg.	53	293,099	100.0%	$5,310,830	100.0%
(1)	Based on the underwritten rent roll dated October 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	Includes 13,469 square feet as to which no base rent was underwritten, attributed to the following tenants that were in occupancy as of October 27, 2025 and are currently going out of business: Versona (6,642 square feet; 2.2% of NRA), Famous Footwear (6,000 square feet; 2.0% of NRA) and Claire’s (1,007 square feet; 0.3% of NRA).

The following table presents certain information relating to the operating history and underwritten cash flows of the Bowie Town Center Property:

Operating History and Underwriting Net Cash Flow(1)
	2022	2023	2024	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	4,675,861	5,480,146	4,805,256	5,193,013	6,005,757	20.49	66.7
Gross Potential Rent	$4,675,861	$5,480,146	$4,805,256	$5,193,013	$6,005,757	$20.49	66.7%
Other Income(4)	176,212	160,675	241,068	327,113	155,000	0.53	1.7
Percentage Rent	976,783	378,457	346,277	249,523	23,361	0.08	0.3
Total Reimbursements	2,853,150	2,835,173	2,631,147	2,441,074	2,817,131	9.61	31.3
Net Rental Income	$8,682,006	$8,854,451	$8,023,747	$8,210,723	$9,001,249	$30.71	100.0%
(Vacancy/Credit Loss)	17,059	(336,327)	(185,731)	(346,803)	(694,927)	(2.37)	(8.4)
Effective Gross Income	$8,699,065	$8,518,124	$7,838,016	$7,863,920	$8,306,322	$28.34	100.0%
Total Expenses	4,672,868	3,706,381	2,849,365	2,558,556	3,671,749	12.53	44.2
Net Operating Income	$4,026,196	$4,811,744	$4,988,651	$5,305,364	$4,634,572	$15.81	55.8%
Replacement Reserves	0	0	0	0	58,620	0.20	0.7
Capital Expenditures	0	0	0	0	293,099	1.00	3.5
Net Cash Flow	$4,026,196	$4,811,744	$4,988,651	$5,305,364	$4,282,854	$14.61	51.6%
(1)	Based on the underwritten rent roll as of October 27, 2025 and includes rent steps totaling $64,681 through December 31, 2026.
(2)	TTM reflects the trailing 12-month period ending October 31, 2025.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Other Income includes temporary income and miscellaneous income.

Appraisal. According to the appraisal, the Bowie Town Center Property had an “as-is” appraised value of $52,500,000 as of November 18, 2025.

Environmental. According to the Phase I environmental assessment dated December 1, 2025, there was no evidence of any recognized environmental conditions at the Bowie Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

The Market. The Bowie Town Center Property is located in Bowie, Maryland, within the Washington, D.C. core based statistical area (the “Washington, D.C. CBSA”). According to the appraisal, the Washington, D.C. CBSA is the seventh most populous metropolitan area in the nation. The regional economy benefits from the Washington, D.C. CBSA’s position along the East Coast, with access to the nation’s capital and many of the largest metro hubs. The Professional & Business Services sector dominates the Washington, D.C. CBSA as the largest employment sector with roughly 19.2% of the regional workforce. The Washington, D.C. CBSA offers a diverse mix of industry employment with the Government and Trade, Transportation & Utilities sectors accounting for 17.8% and 16% of total employment, respectively. The Washington, D.C. CBSA’s largest employers include US Federal Government (359,800 employees), District of Columbia Government (26,226 employees), Montgomery County Public Schools (25,835 employees), Fairfax County Public Schools (25,744 employees) and Inova Health System (25,000 employees).

Regional access is provided to the Bowie Town Center Property by U.S. Highway 50 and Interstate 95/495. U.S. Highway 50 is a major commercial artery throughout Prince George’s County and provides access to the Eastern Shore of Maryland in the east and to the District of Columbia in the west. Major north/south road arteries include Laurel Bowie Road/Collington Road, Glenn Dale Boulevard and Crain Highway. The major east/west road arteries include Annapolis Road and Mount Oak Road. The New Carrollton station of Metrorail, Washington's subway system is located about 10 miles west of the Bowie Town Center Property.

According to the appraisal, the Bowie Town Center Property is located in the Suburban Maryland retail market and the Northern Prince George's County submarket. As of third quarter of 2025, the Suburban Maryland retail market had an inventory of approximately 34.0 million square feet, a vacancy rate of 7.6% and experienced a positive net absorption of 11,000 square feet. The average asking rental rate stood at $28.66 per square foot. Northern Prince George's County submarket had an inventory of approximately 8.4 million square feet, a vacancy rate of 7.0% and a positive net absorption of 1,000 square feet. The average asking rental rate stood at $24.57 per square foot. According to the appraisal, the 2024 population within a three-, five-, and ten-mile radius of the Bowie Town Center Property was 52,032, 111,047, and 491,355, respectively, and had an average household income within the same radii of $164,828, $169,741, and $138,648, respectively.

The following table presents certain information relating to the inline rent comparable for the Bowie Town Center Property:

Inline Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Gross Leasible Area (SF)	Major Tenant	Lease Date	Lease Size	Initial Rent PSF	Distance to Bowie Town Center Property (Miles)
Bowie Town Center 15400 Emerald Way Bowie, MD	2001 / NAP	293,099(2)	Verizon Wireless(2)	Feb-22(2)	3,052(2)	$40.33(2)	-
810 Crain 810 Maryland 3 Gambrills, MD	2022 / NAP	19,610	Med Spa	May-25	1,300	$45.00	9.3
The Station at Riverdale Park 6611 Baltimore Avenue Riverdale Park, MD	2017 / NAP	163,524	Roxa Bowl	Jan-25	1,335	$45.67	13.1
Collington Plaza 3300 Crain Highway Bowie, MD	1996 / NAP	238,772	Beauty Point	Oct-24	2,850	$35.00	1.4
Waugh Chapel Retail 1 & 2 989 Waugh Chapel Way Gambrills, MD	2022 / NAP	10,000	Nicos Begals and Brunch	Aug-24	2,850	$32.00	8.2
Woodmore Town Centre 2700 Campus Way N Upper Marlboro, MD	2010 / 2017	707,901	Turning Natural	Jul-24	1,259	$55.00	7.9
Bowie Town Center Strip 15400 Excelsior Drive Bowie, MD	2001 / NAP	106,636	Crumbl Cookies	Nov-22	1,523	$51.00	0.2
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 27, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bowie Town Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projections	New TI Allowance
Anchor	$12.00	10	10% increase in yr 6	$50.00
Fitness Anchor	$15.00	15	10% increase every 5 yrs	$50.00
Major	$16.00	10	10% increase in yr 6	$40.00
In Line <2,000 sf	$35.00	10	3.0% per annum	$40.00
In Line 2,001-5,000 sf	$30.00	10	3.0% per annum	$40.00
In Line 5,001-7,500 sf	$22.00	10	3.0% per annum	$40.00
In Line >7,500 sf	$12.00	10	3.0% per annum	$40.00
Large In Line Restaurant	$23.00	10	10% increase in yr 6	$40.00
In Line Bank	$48.00	10	10% increase in yr 6	$40.00
Restaurant Pad	$51.30	10	10% increase in yr 6	$40.00
Restaurant Pad-Larger	$30.00	10	10% increase in yr 6	$40.00
(1)	Source: Appraisal.

The Borrower. The borrower is Bowie Legacy Holdings LLC, a bankruptcy remote, special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bowie Town Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joshua Aronson, Oluseyi Ademiluyi and Mohamed Amine Hammedi. Josh Aronson is the executive vice president of Community Realty Company, Inc., a Washington, D.C.–based real estate firm founded in 1963. He has over 15 years of experience in the real estate industry and oversees a portfolio of approximately 3,000 apartments and more than two million square feet of office and retail space. Mohamed Amine Hammedi and Oluseyi Ademiluyi are co-founders of Nile Equity Group, (“Nile”) a U.S.-based real estate investment firm. Nile focuses on retail and other real estate investments and has acquired and managed multiple properties in the Washington, D.C. region.

Property Management. The Bowie Town Center Property is managed by Community Realty Company, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $526,235 into a real estate tax reserve, (ii) $102,000 into an immediate repair reserve, (iii) $2,100,000 into a leasing reserve, (iv) $1,000,000 into a roof replacement reserve, (v) $1,354,909 into an unfunded TI/LC reserve and (vi) $89,546 into a gap rent reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $87,706 per month).

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the coverage afforded by the policies on the insurance payment date during the next 12 months.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $4,885 into the replacement reserve.

Leasing Reserve – On a monthly basis, the borrower is required to deposit approximately $24,425 into the leasing reserve.

Lockbox / Cash Management. The Bowie Town Center Mortgage Loan documents require a hard lockbox and springing cash management. The borrower was required to establish a lockbox account at origination. The borrower was required to direct all tenants (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the lockbox account. Funds on deposit in the clearing account will be transferred to the borrower unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the Bowie Town Center Mortgage Loan documents. During a Cash Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Collateral Term Sheet	BMO 2026-5C14
No. 5 – Bowie Town Center

Period, all excess cash flow, after the payment of required reserves and other amounts due with respect to the Bowie Town Center Mortgage Loan, will be held by the lender as additional collateral for the Bowie Town Center Mortgage Loan; provided that any excess cash flow so collected will be released to the borrower upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.25x; and will end upon (x) with respect to clause (i) above, a cure of such event of default and (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,105,000	Title(2):	Various
Cut-off Date Principal Balance:	$28,105,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.7%	Net Rentable Area (Units):	484
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrower:	Dels Armo IV LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Mark J. Bertel, Jr.	Occupancy:	97.3%
Interest Rate:	6.50000%	Occupancy Date:	2/1/2026
Note Date:	1/28/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	94.8%
Amortization Type:	Interest Only	UW Revenues:	$4,282,550
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$1,046,712
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,235,838
Additional Debt:	No	UW NCF:	$3,114,776
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$46,810,000 / $96,715
Additional Debt Type:	NAP	Appraisal Date(5):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$58,068
Taxes:	$80,032	Springing	N/A	Maturity Date Loan / Unit:	$58,068
Insurance:	$241,030	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$121,062	Springing	N/A	Maturity Date LTV:	60.0%
Deferred Maintenance:	$175,625	$0	N/A	UW NCF DSCR:	1.68x
El Dorado Ground Rent Reserve:	$35,298	Springing	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,105,000	100.0%	Loan Payoff	$14,863,700	52.9%
			Return of Equity	11,676,775	41.5
			Closing Costs	911,477	3.2
			Reserves	653,047	2.3
Total Sources	$28,105,000	100.0%	Total Uses	$28,105,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Dels Multifamily Portfolio 4.0 Mortgage Loan (as defined below) is primarily secured by (i) the borrower’s fee simple interest in the Dels Multifamily Portfolio 4.0 Properties (as defined below) and (ii) borrower’s leasehold interest in a portion of The Dels – El Dorado property, which consists of primarily of non-income producing collateral. See “Ground Lease” below.
(3)	See “Portfolio Summary” below.
(4)	Historical NOI is unavailable as the borrower acquired the Dels Multifamily Portfolio 4.0 Properties between December 2022 and December 2024. The Dels Multifamily Portfolio 4.0 Properties were renovated between 2023 and 2025 and recently fully leased up.
(5)	The Appraisal Dates are as of October 21, 2025 and November 1, 2025.

The Loan. The Dels Multifamily Portfolio 4.0 mortgage loan (the “Dels Multifamily Portfolio 4.0 Mortgage Loan”) is secured by the borrower’s fee simple and leasehold interests in a six property 484-unit, multifamily portfolio located in Arkansas and Missouri (each, individually, a “Dels Multifamily Portfolio 4.0 Property” and, collectively, the “Dels Multifamily Portfolio 4.0 Properties”). The Dels Multifamily Portfolio 4.0 Mortgage Loan is evidenced by one promissory note in the original principal balance as of the Cut-off Date of $28,105,000. The Dels Multifamily Portfolio 4.0 Mortgage Loan was originated by Natixis Real Estate Capital LLC (“NREC”) on January 28, 2026. The Dels Multifamily Portfolio 4.0 Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.50000% per annum on an Actual/360 basis. The scheduled maturity date of the Dels Multifamily Portfolio 4.0 Mortgage Loan is February 6, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

The Properties. The Dels Multifamily Portfolio 4.0 Properties are comprised of six multifamily properties totaling 484 units located in Arkansas (four properties, 86.6% of the allocated Cut-off Date Balance of the Dels Multifamily Portfolio 4.0 Mortgage Loan) and Missouri (two properties, 13.4% of the allocated Cut-off Date Balance of the Dels Multifamily Portfolio 4.0 Mortgage Loan). The Dels Multifamily Portfolio 4.0 Properties were originally built between 1950 and 1977, and range from one to two stories. Each of the Dels Multifamily Portfolio 4.0 Properties previously operated as a former motel/hotel and has since been converted to multifamily use. The borrower sponsor purchased the Dels Multifamily Portfolio 4.0 Properties between December 2022 and December 2024 for $7.5 million and subsequently invested approximately $28.2 million for renovation/conversion of the buildings. The Dels Multifamily Portfolio 4.0 Properties are stabilized to their current average occupancy of 97.3% without providing any concessions. The Dels Multifamily Portfolio 4.0 Properties are configured as studio, one-, two- and three-bedroom units (455 units, 25 units, 3 units, and 1 unit, respectively), with an average unit size of 389 SF.

The following table presents certain information relating to the Dels Multifamily Portfolio 4.0 Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	No. of Units	Occ.%(2)	Allocated Cut-Off Date Loan Balance ("ALA")	% of ALA	As-is Appraised Value(1)	UW NOI	% of UW NOI
The Dels - El Dorado	El Dorado, AR	1975 / 2025	130	97.7%	$7,985,066	28.4%	$13,350,000	$962,390	29.7%
The Dels - Texarkana	Texarkana, AR	1970 / 2025	112	100.0%	$7,311,794	26.0%	$11,450,000	$774,232	23.9%
The Dels - Hope	Hope, AR	1974 / 2025	104	94.2%	$5,220,887	18.6%	$10,275,000	$666,836	20.6%
The Dels - Camden	Camden, AR	1976 / 2025	59	98.3%	$3,814,811	13.6%	$5,975,000	$411,869	12.7%
Munger Moss Commons	Lebanon, MO	1950 / 2025	62	95.2%	$2,895,452	10.3%	$4,490,000	$329,713	10.2%
Caney Mountain Commons	Gainesville, MO	1977 / 2023	17	100.0%	$876,990	3.1%	$1,270,000	$90,796	2.8%
Total / Wtd. Avg			484	97.3%	$28,105,000	100.0%	$46,810,000	$3,235,838	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated February 1, 2026.

The following table presents detailed information with respect to the unit mix at the Dels Multifamily Portfolio 4.0 Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(1)	Average Monthly Rent SF
The Dels - El Dorado
Studio	127	97.7%	125	98.4%	432	$832	$1.93
1 BR	1	0.8	1	100.0	750	$1,200	$1.60
2 BR	2	1.5	1	50.0	813	$1,350	$1.66
Property Total / Wtd Avg.	130	100.0%	127	97.7%	440	$839	$1.92
The Dels - Texarkana
Studio	105	93.8%	105	100.0%	401	$767	$1.91
1 BR	6	5.4	6	100.0	833	$1,038	$1.25
3 BR	1	0.9	1	100.0	1,200	$0	$0.00
Property Total / Wtd Avg.	112	100.0%	112	100.0%	432	$775	$1.86
The Dels - Hope
Studio	104	100.0%	98	94.2%	350	$726	$2.07
Property Total / Wtd Avg.	104	100.0%	98	94.2%	350	$726	$2.07
The Dels - Camden
Studio	58	98.3%	57	98.3%	357	$760	$2.13
1 BR	1	1.7	1	100.0	600	$1,200	$2.00
Property Total / Wtd Avg.	59	100.0%	58	98.3%	361	$768	$2.13
Munger Moss Commons
Studio	44	71.0%	41	93.2%	265	$621	$2.34
1 BR	17	27.4	17	100.0	404	$643	$1.59
2 BR	1	1.6	1	100.0	1,200	$1,250	$1.04
Property Total / Wtd Avg.	62	100.0%	59	95.2%	318	$638	$2.10
Caney Mountain Commons
Studio	17	100.0%	17	100.0%	321	$621	$1.93
Property Total / Wtd Avg.	17	100.0%	17	100.0%	321	$621	$1.93
Portfolio Total / Wtd Avg.	484	100.0%	471	97.3%	389	$758	$1.99
(1)	Based on the underwritten rent rolls dated February 1, 2026. Average Monthly Rent Per Unit is based on occupied units and excludes the on-site maintenance personnel unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

Environmental. According to the Phase I environmental assessments dated October 20, 2025 through October 27, 2025, there is a recognized environmental condition identified at The Del – Camden property related to two underground storage tanks which were removed in 1999. According to the Phase I report, the underground storage tanks show multiple violations related to tank and line leak detection. Although no releases have been reported, only soil and/or groundwater sampling can confirm if a release has occurred. The environmental consultant recommended that a Phase II be completed; however, in lieu of a Phase II prior to origination, the lender has obtained an environmental insurance policy. No other recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions were identified at the Dels Multifamily Portfolio 4.0 Properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Appraisals. According to the appraisals, the “as-is” appraised value of the Dels Multifamily Portfolio 4.0 Properties as of October 21, 2025 to November 1, 2025 was $46,810,000:

	Appraisal Valuation Summary (1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
The Dels - El Dorado	Income Capitalization Approach	$13,350,000	7.25%
The Dels - Texarkana	Income Capitalization Approach	$11,450,000	6.75%
The Dels - Hope	Income Capitalization Approach	$10,275,000	6.75%
The Dels - Camden	Income Capitalization Approach	$5,975,000	6.75%
Munger Moss Commons	Income Capitalization Approach	$4,490,000	6.50%
Caney Mountain Commons	Income Capitalization Approach	$1,270,000	6.50%
(1)	Source: Appraisals.

The following table presents certain information relating to the historical and current occupancy of the Dels Multifamily Portfolio 4.0 Properties:

	Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
NAV	NAV	NAV	97.3%
(1)	Historical Occupancies are unavailable as the borrower acquired the Dels Multifamily Portfolio 4.0 Properties between December 2022 and December 2024. The Dels Multifamily Portfolio 4.0 Properties were renovated between 2023 and 2025 and recently fully leased up.
(2)	Current occupancy is as of February 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

The following table presents certain information relating to the operating history and underwritten cash flows of the Dels Multifamily Portfolio 4.0 Properties:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Unit	%(3)
Base Rent	$4,411,224	$9,114	97.8
Gross Potential Rent	$4,411,224	$9,114	97.8%
Other Income(4)	100,524	208	2.2
Net Rental Income	$4,511,748	$9,322	100.0%
(Vacancy/Credit Loss)	(229,198)	(474)	(5.1)
Effective Gross Income	$4,282,550	$8,848	94.9%
Total Expenses	1,046,712	2,163	24.4
Net Operating Income	$3,235,838	$6,686	75.6%
Replacement Reserve	121,062	250	2.8
Net Cash Flow	$3,114,776	$6,435	72.7%
(1)	Base Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated February 1, 2026. The vacant units have been underwritten based on appraisal concluded market rent.
(2)	Historical NOI is unavailable as the borrower acquired the Dels Multifamily Portfolio 4.0 Properties between December 2022 and December 2024. The Dels Multifamily Portfolio 4.0 Properties were renovated between 2023 and 2025 and recently fully leased up.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields
(4)	Other Income is laundry income and is based on T-1 November 2025 annualized.

The Markets.

The Dels – El Dorado. The Dels – El Dorado property is located in the Monroe (DMA) multifamily market and the El Dorado City multifamily submarket. According to the appraisal, as of the third quarter of 2025, the Monroe (DMA) multifamily market reported inventory of 12,157 units with an average occupancy of 94.9% and asking rents of $900 per unit. According to the appraisal, as of the third quarter of 2025, the El Dorado City multifamily submarket reported inventory of 1,099 units with an average occupancy of 90.3% and asking rents of $752 per unit. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Dels – El Dorado property was 3,893, 15,078 and 21,342, respectively. The 2025 average household income within the same radii was $46,251, $62,110 and $70,850, respectively.

The Dels – Texarkana. The Dels – Texarkana property is located in the Texarkana multifamily market and the Miller County multifamily submarket. According to the appraisal, as of the third quarter of 2025, the Texarkana multifamily market reported inventory of 10,640 units with an average occupancy of 91.5% and asking rents of $911 per unit. According to the appraisal, as of the third quarter of 2025, the Miller County multifamily submarket reported inventory of 3,661 units with an average occupancy of 90.4% and asking rents of $812 per unit. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Dels – El Texarkana property was 5,911, 40,730 and 64,155, respectively. The 2025 average household income within the same radii was $63,513, $69,451 and $72,841, respectively.

The Dels – Hope. The Dels – Hope property is located in the Shreveport (DMA) multifamily market and the Hempstead County multifamily submarket. According to the appraisal, as of the third quarter of 2025, the Shreveport (DMA) multifamily market reported inventory of 34,164 units with an average occupancy of 89.5% and asking rents of $990 per unit. According to the appraisal, as of the third quarter of 2025, the Hempstead multifamily submarket reported inventory of 563 units with an average occupancy of 87.7% and asking rents of $670 per unit. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Dels – Hope property was 431, 8,676 and 10,826, respectively. The 2025 average household income within the same radii was $51,678, $62,677 and $62,685, respectively.

The Dels – Camden. The Dels – Camden property is located in the Little Rock-Pine Bluff, AR (DMA) multifamily market and the Ouachita County multifamily submarket. According to the appraisal, as of the third quarter of 2025, the Little Rock-Pine Bluff, AR (DMA) multifamily market reported inventory of 76,052 units with an average occupancy of 88.9% and asking rents of $1,029 per unit. According to the appraisal, as of the third quarter of 2025, the Ouachita County multifamily submarket reported inventory of 739 units with an average occupancy of 86.5% and asking rents of $764 per unit. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Dels – Camden property was 531,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Dels Multifamily Portfolio 4.0

6,229 and 13,101, respectively. The 2025 average household income within the same radii was $69,236, $66,469 and $61,611, respectively.

Munger Moss Commons. The Munger Moss Commons property is located in the Springfield multifamily market. According to the appraisal, as of the third quarter of 2025, the Springfield multifamily market reported inventory of 36,742 units with an average occupancy of 93.3% and asking rents of $1,037 per unit. According to the appraisal, the 2025 population within a five-, 10- and 15-mile radius of the Munger Moss Commons property was 20,985, 29,665 and 36,019, respectively. The 2025 average household income within the same radii was $70,996, $73,038 and $73,502, respectively.

Caney Mountain Commons. The Caney Mountain Commons property is located in the 25-Mile Radius multifamily market. According to the appraisal, as of the third quarter of 2025, the 25-mile radius multifamily market reported inventory of 2,403 units with an average occupancy of 94.9% and asking rents of $714 per unit. According to the appraisal, the 2025 population within a 15-, 20- and 25-mile radius of the Caney Mountain Commons property was 12,672, 42,474 and 62,655, respectively. The 2025 average household income within the same radii was $59,411, $66,295 and $66,450, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Dels Multifamily Portfolio 4.0 Properties:

Market Rent Summary
Unit Type	# of Units	% of Total Units	Average Unit Size (SF)(1)	Average Monthly Rent Per Unit(1)	Average Monthly Rent SF(1)	Average Monthly Market Rent Per Unit(2)	Average Monthly Market Rent PSF(2)
The Dels – El Dorado
Studio	127	97.7%	432	$832	$1.93	$835	$1.93
1 BR	1	0.8	750	$1,200	$1.60	$1,200	$1.60
2 BR	2	1.5	813	$1,350	$1.66	$1,325	$1.63
The Dels - Texarkana
Studio	105	93.8%	401	$767	$1.91	$754	$1.88
1 BR	6	5.4	833	$1,038	$1.25	$983	$1.18
3 BR	1	0.9	1,200	$0	$0.00	$1,500	$1.25
The Dels – Hope
Studio	104	100.0%	350	$726	$2.07	$750	$2.14
The Dels - Camden
Studio	58	98.3%	357	$760	$2.13	$757	$2.12
1 BR	1	1.7	600	$1,200	$2.00	$1,000	$1.67
Munger Moss Commons
Studio	44	71.0%	265	$621	$2.34	$629	$2.38
1 BR	17	27.4	404	$643	$1.59	$629	$1.56
2 BR	1	1.6	1,200	$1,250	$1.04	$1,250	$1.04
Caney Mountain Commons
Studio	17	100.0%	321	$621	$1.93	$621	$1.93
Total / Wtd Avg.	484	100.0%	389	$758	$1.99	$764	$2.00
(1)	Based on the underwritten rent rolls dated February 1, 2026. Average Monthly Rent Per Unit is based on occupied units and excludes the on-site maintenance personnel unit.
(2)	Source: Appraisals.

The Borrower. The borrower is Dels Armo IV, LLC, a single purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dels Multifamily Portfolio 4.0 Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Dels Multifamily Portfolio 4.0 Mortgage Loan is Mark J. Bertel, Jr., the founder and chief executive officer of The Dels Corporation, a real estate firm based in Mountain Home, Arkansas, which was founded in 2018, specializing in providing sustainable multifamily housing throughout Arkansas and the Midwest. The Dels Corporation currently has a portfolio of over 30 multifamily properties throughout Arkansas, Missouri and Texas, totaling over 3,000 apartments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

Property Management. The Dels Multifamily Portfolio 4.0 Properties are managed by The Dels Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $241,030 into an insurance a reserve, (ii) $175,625 into a deferred maintenance reserve, (iii) $121,062 into a replacement reserve, (iv) $80,032 into a real estate tax reserve and (v) $35,298 into the El Dorado ground rent reserve.

Tax Reserve – During the continuance of (i) a Cash Management Trigger Event (as defined below) or (ii) the borrower failing to provide payment of real estate taxes 30 days prior to delinquency, the borrower will be required to deposit on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Reserve – During the continuance of (i) a Cash Management Trigger Event or (ii) the borrower failing to provide evidence of the insurance premiums payment 30 days prior to the expiration date of the polices, the borrower will be required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums will be payable for the renewal of the coverage.

Replacement Reserves – Upon the lender’s determination to recommence monthly deposits into the replacement reserve account, the borrower will be required to deposit an amount as determined by the lender (after taking into account the amount on deposit pursuant to the amount deposited at origination) as necessary to pay for approved capital expenditures. The lender may reassess its estimate of the amount necessary for approved capital expenditures from time to time, and may require the borrower to increase the static amount.

El Dorado Ground Rent Reserve – During the continuance of (i) a Cash Management Trigger Event or (ii) non-payment of the El Dorado ground rent prior to delinquency, the borrower will be required to deposit on a monthly basis when taking into account the amount on deposit pursuant to the amount deposited at origination, an amount equal to the El Dorado ground rent reserve that will be payable under the El Dorado ground lease for the remainder of the Dels Multifamily Portfolio 4.0 Mortgage Loan.

Lockbox / Cash Management. The Dels Multifamily Portfolio 4.0 Mortgage Loan is structured with a springing lockbox and springing cash management. Within ten days following the occurrence of a Cash Management Trigger Event, (i) the borrower is required to establish and maintain a lender-controlled lockbox account and (ii) the borrower or manager is required to deposit any such amounts received into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Dels Multifamily Portfolio 4.0 Mortgage Loan documents. Pursuant to the Dels Multifamily Portfolio 4.0 Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Dels Multifamily Portfolio 4.0 Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event is not in effect, to the borrower and (b) if a Cash Management Trigger Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon the occurrence of: (i) an event of default or, (ii) the debt service coverage ratio is less than 1.20x for one calendar quarter and will terminate upon (a) with respect to clause (i) above, the cure or waiver of such event of default or (b) with respect to clause (ii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Free Release. The borrower may obtain the free release of the specified non-income producing portion of The Dels – Camden property and/or the specified non-income producing portion of Caney Mountain Commons property from the lien of the mortgage (each, a “Release Property”) subject to the satisfaction of certain conditions including, but not limited to (i) no event of default has occurred and is continuing, (ii) evidence that the applicable securitization will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 6 – Dels Multifamily Portfolio 4.0

Ground Lease. A portion of The Dels – El Dorado property, comprised of approximately 2.84 acres / 123,674 square feet and primarily consisting of non-income producing collateral, is subject to a ground lease between the borrower, as ground lessee, and Thomas Langley, as ground lessor. The initial term of the ground lease expires on December 31, 2029, with three, eight -year extension options remaining. Annual base rent under the ground lease is currently approximately $37,416 with annual increases of 1.0% beginning in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Collateral Term Sheet	BMO 2026-5C14
No. 7 – Kawasaki Motors North America Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Collateral Term Sheet	BMO 2026-5C14
No. 7 – Kawasaki Motors North America Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Collateral Term Sheet	BMO 2026-5C14
No. 7 – Kawasaki Motors North America Headquarters
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type - Subtype:	Industrial – Flex
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	203,231
Loan Purpose:	Refinance	Location:	Lake Forest, CA
Borrower:	FFP Burbank LLC	Year Built / Renovated:	1997 / 2016
Borrower Sponsor:	Robert Searles	Occupancy:	100.0%
Interest Rate:	6.45000%	Occupancy Date:	3/6/2026
Note Date:	12/19/2025	4th Most Recent NOI (As of):	$3,695,438 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$3,770,216 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,900,472 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,968,945 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$4,575,029
Call Protection:	L(26),D(28),O(6)	UW Expenses:	$382,148
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,192,881
Additional Debt(1):	Yes	UW NCF:	$3,949,004
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF:	$69,000,000 / $340
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$177
Taxes:	$38,742	$19,371	N/A	Maturity Date Loan / SF:	$177
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserve:	$0	$2,540	N/A	Maturity Date LTV:	60.0%
TI/LC Reserve:	$0	$17,783	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$36,000,000	100.0%	Loan Payoff	$23,195,475	64.4%
			Return of Equity	12,167,956	33.8
			Closing Costs	597,828	1.7
			Upfront Reserves	38,742	0.1
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	The Kawasaki Motors North America Headquarters Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $36,000,000. The Financial Information presented above is based on the Kawasaki Motors North America Headquarters Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The seventh largest mortgage loan (the “Kawasaki Motors North America Headquarters Mortgage Loan”) is part of a whole loan (the “Kawasaki Motors North America Headquarters Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $36,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an industrial flex property located in Lake Forest, California (the “Kawasaki Motors North America Headquarters Property”). The Kawasaki Motors North America Headquarters Whole Loan was originated on December 19, 2025 by Bank of Montreal and accrues interest at an interest rate of 6.45000% per annum on an Actual/360 basis. The Kawasaki Motors North America Headquarters Whole Loan has a 60-month term and is interest only for the entire term. The scheduled maturity date of the Kawasaki Motors North America Headquarters Whole Loan is January 6, 2031. The Kawasaki Motors North America Headquarters Whole Loan is evidenced by the controlling Note A-1, with an original principal balance of $26,000,000. The Kawasaki Motors North America Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C14 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 7 – Kawasaki Motors North America Headquarters

The table below identifies the promissory notes that comprise the Kawasaki Motors North America Headquarters Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$26,000,000	$26,000,000	BMO 2026-5C14	Yes
A-2	$10,000,000	$10,000,000	Benchmark 2026-V20	No
Total	$36,000,000	$36,000,000

The Property. The Kawasaki Motors North America Headquarters Property is a 203,231 square foot flex industrial property positioned on a 12.26 acre parcel. The Kawasaki Motors North America Headquarters Property was built in 1997 and consists of a single building that was renovated in 2016. The buildout of the Kawasaki Motors North America Headquarters Property includes warehouse and office space. The Kawasaki Motors North America Headquarters Property features 2,500-Amp, three-phase, four-wire, 277/480-Volts of power, 18 dock high loading doors, and 30-foot clear heights. Additionally, the Kawasaki Motors North America Headquarters Property features concrete tilt-up walls with steel post interiors. The Kawasaki Motors North America Headquarters Property features 563 parking spaces resulting in a parking ratio of approximately 2.77 parking spaces per 1,000 square feet of net rentable area.

Sole Tenant. The Kawasaki Motors North America Headquarters Property is 100% leased to Kawasaki Motors Corp., U.S.A. (“Kawasaki”). Kawasaki was first established in the United States in March 1966. Kawasaki is a subsidiary of Kawasaki Heavy Industries, Ltd., a manufacturer of powersport products, aircraft engines, bullet trains, bridges, robotics and power plants. Kawasaki is on a lease that commenced in July 2016 and is set to expire on June 30, 2031. Kawasaki has two, five-year extension options and no termination options.

The following table presents certain information relating to the sole tenant at the Kawasaki Motors North America Headquarters Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Kawasaki	NR / NR / NR	203,231	100.0%	$20.57	$4,180,120	100.0%	6/30/2031
Occupied Collateral Total / Wtd. Avg.		203,231	100.0%	$20.57	$4,180,120	100.0%

Vacant Space		0	0.0%

Collateral Total		203,231	100.0%

(1)	Based on the underwritten rent roll dated March 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 7 – Kawasaki Motors North America Headquarters

The following table presents certain information relating to the lease rollover schedule at the Kawasaki Motors North America Headquarters Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	1	203,231	100.0	4,180,120	100.0		203,231	100.0%	$4,180,120	100.0%
2032	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
2033	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
2034	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
2035	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
2036	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
2037 & Beyond	0	0	0.0	0	0.0		203,231	100.0%	$4,180,120	100.0%
Total	1	203,231	100.0%	$4,180,120	100.0%
(1)	Based on the underwritten rent roll dated March 6, 2026.

The following table presents certain information with respect to the historical and current occupancy of the Kawasaki Motors North America Headquarters Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year unless specified.
(2)	Current Occupancy is as of March 6, 2026.

Appraisal. According to the appraisal, the Kawasaki Motors North America Headquarters Property had an “as-is” appraised value of $69,000,000 as of October 30, 2025, as shown in the table below.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$69,000,000	5.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated November 12, 2025, there was no evidence of any recognized environmental conditions at the Kawasaki Motors North America Headquarters Property.

The Market. The Kawasaki Motors North America Headquarters Property is located in Lake Forest, California. According to the appraisal, the Kawasaki Motors North America Headquarters Property is located in the Orange County industrial market. According to the appraisal, as of the third quarter of 2025, the Orange County industrial market had a total supply of 239,381,644 square feet, a vacancy rate of 6.5% and average asking rents of $1.50 per square foot.

According to the appraisal, the Kawasaki Motors North America Headquarters Property is located within the Lake Forest/Foothill Ranch industrial submarket. According to the appraisal, as of the third quarter of 2025, the Lake

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kawasaki Motors North America Headquarters

Forest/Foothill Ranch industrial submarket had a total supply of 7,425,806 square feet, a vacancy rate of 6.4% and average asking rents of $1.55 per square foot.

The following table presents certain information relating to comparable single-tenant industrial rental properties to the Kawasaki Motors North America Headquarters Property:

Comparable Properties Summary(1)
Property Address	Year Built	Occupancy	NRA	Lease Term (Years)	Monthly Rent PSF
26972 Burbank (Subject) Lake Forest, CA	1997	100.0%(2)	203,231(2)	15.0(2)	$1.71(2)
9400 Jeronimo Road Irvine, CA	1985	100.0%	146,485	10.0	$1.60
4260 N Harbor Blvd Fullerton, CA	2018	100.0%	141,616	7.5	$1.56
1151-1153 N Ocean Dr Anaheim, CA	2015	100.0%	106,904	5.8	$1.65
22745 Savi Ranch Parkway Yorba Linda, CA	1985	100.0%	141,863	10.0	$1.64
25200 Commercentre Drive Lake Forest, CA	1997	100.0%	84,030	5.0	$1.60
26776 Simpatica Circle Lake Forest, CA	1991	100.0%	61,622	10.0	$1.72
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 6, 2026.

The following table presents certain information with respect to the underwritten cash flow of the Kawasaki Motors North America Headquarters Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM (9/30/2025)	Underwritten	Per SF	%(1)
Gross Potential Rent	$3,699,194	$3,788,798	$3,883,779	$3,978,760	$3,978,760	$19.58	85.2%
Rent Steps	0	0	0	0	201,360	0.99	4.3
Reimbursements	337,914	334,404	384,634	359,258	373,588	1.84	8.0
Straight Line Rent	0	0	0	0	114,689	0.56	2.5
Gross Potential Revenue	$4,037,108	$4,123,203	$4,268,414	$4,338,018	$4,668,397	$22.97	100.0%
(Vacancy)	0	0	0	0	(93,368)	(0.46)	(2.0)
Other/Misc. Income	0	0	0	2,009	0	0.00	0.0
Effective Gross Income	$4,037,108	$4,123,203	$4,268,414	$4,340,026	$4,575,029	$22.51	98.0%
Total Expenses(2)	$341,670	$352,986	$367,942	$371,081	$382,148	$1.88	8.4%
Net Operating Income	$3,695,438	$3,770,216	$3,900,472	$3,968,945	$4,192,881	$20.63	91.6%
TI/LC	0	0	0	0	213,393	1.05	4.7
Replacement Reserves	0	0	0	0	30,485	0.15	0.7
Net Cash Flow	$3,695,438	$3,770,216	$3,900,472	$3,968,945	$3,949,004	$19.43	86.3%
(1)	% column represents percentage of Gross Potential Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Total Expenses include management fee, general and administrative, repairs and maintenance, real estate taxes and insurance.

The Borrower. The borrower is FFP Burbank LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kawasaki Motors North America Headquarters Whole Loan.

The Borrower Sponsor. The borrower sponsor is Robert Searles. Robert Searles is the managing member of The Searles Property Group (“SPG”), a privately owned, Southern California-based full-service real estate development and investment company with over 40 years of experience in California. SPG specializes in development, acquisition, land planning, entitlement, construction, operations, sales, and marketing. SPG has sponsored investing, developing, and managing over seven million square feet of real estate assets on behalf of institutional and private investors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kawasaki Motors North America Headquarters

Property Management. The Kawasaki Motors North America Headquarters Property is managed by Operon Group, a third-party real estate development and property management company based in Newport Beach, California. Since 1976, Operon Group and its principals have developed over 10 million square feet of office, retail and industrial projects within the Southern California market.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $38,742 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $19,371.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Kawasaki Motors North America Headquarters Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy at least 30 days prior to the expiration thereof and receipts for the payment of the applicable premiums (which is currently the case).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,540 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrower is required to escrow $17,783 for rollover reserves.

Lockbox / Cash Management. The Kawasaki Motors North America Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All funds received by the borrower or the property manager are required to be deposited in such lockbox account no later than two business days after receipt. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on the day immediately preceding each monthly payment date to a cash management account under the control of the lender to be applied and disbursed in accordance with the Kawasaki Motors North America Headquarters Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Kawasaki Motors North America Headquarters Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Kawasaki Motors North America Headquarters Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default; (ii) the date on which the debt yield is less than 9.5% based on the trailing 12 months, (iii) the occurrence and continuance of a Major Tenant Trigger Event (as defined below) or (iv) July 6, 2030. A Trigger Period will end: with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, upon the debt yield based on the trailing 12-month period being greater than or equal to 9.5% for two consecutive calendar quarters; with regard to clause (iii) above, the Major Tenant Trigger Event is cured, as further described below; and with regard to clause (iv) above, the payment in full of the Kawasaki Motors North America Headquarters Whole Loan. Notwithstanding the foregoing, a Trigger Period will not be deemed to end in the event that a Trigger Period then exists for any other reason.

A “Major Tenant Trigger Event” commences if a Major Tenant (as defined below): (i) gives written notice to terminate or not extend its Major Lease (as defined below), (ii) if a default beyond the expiration of applicable notice and/or cure periods occurs under a Major Lease, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) if a Major Lease is terminated or otherwise no longer in effect, (v) goes dark or otherwise ceases operations in more than 30% of its leased space at the Kawasaki Motors North America Headquarters Property or (vi) fails to renew its Major Lease on or prior to the date that is 12 months prior to the applicable Major Lease expiration date.

Such Major Tenant Trigger Event will terminate upon: with regard to clause (i), the unconditional revocation or rescission by the applicable Major Tenant of all termination or non-extension notices with respect to its Major Lease; with regard to clause (ii), cure of the applicable default; with regard to clause (iii), the affirmation of the applicable Major Lease in the applicable bankruptcy proceeding, provided that the applicable Major Tenant will be actually paying all rents and other amounts due under its Major Lease; with regard to clause (v) if the conditions of clause (i) in this definition are not satisfied, the applicable Major Tenant is in actual, physical possession of the applicable Major Tenant leased space; and with respect to clauses (i), (ii), (iv), (v) or (vi), the applicable Major Lease is extended with respect to all or substantially all of the applicable Major Tenant leased space pursuant to the terms of such Major Lease or Qualified Lease (as defined below) or (B) all or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kawasaki Motors North America Headquarters

substantially all of the applicable Major Tenant leased space is leased pursuant to one or more Qualified Leases of a Major Tenant approved by the lender; provided that, in each case, the Major Tenant Occupancy Conditions (as defined below) have been satisfied as reasonably determined by the lender.

A “Major Tenant” means any tenant of all or a portion of the Kawasaki Motors North America Headquarters Property under a Major Lease.

A “Major Lease” means (i) the Kawasaki lease, (ii) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, and assuming the exercise of all rights to lease additional space contained in such lease or leases: (A) provides for rental income representing 15% or more of the total rental income for the Kawasaki Motors North America Headquarters Property, (B) covers more than 15% of the rentable square feet at the Kawasaki Motors North America Headquarters Property, in the aggregate, (C) contains an option or right to purchase all or any portion of the Kawasaki Motors North America Headquarters Property, (D) is with an affiliate of borrower or (E) provides for a lease term of more than 10 years including options to renew and (iii) any instrument guaranteeing or providing credit support for any lease identified in part (i) or (ii) above.

The “Major Tenant Occupancy Conditions” means each of the following: (i) the applicable Qualified Lease is in full force and effect, no default exists thereunder and no Major Tenant Trigger Event exists with respect to such Qualified Lease, the tenant thereunder or any lease guarantor with respect to such Qualified Lease, (ii) the tenant under such Qualified Lease is (A) in actual, physical possession of, and utilizing (i.e., not “dark”), all or substantially all of the space demised under such Qualified Lease in the conduct of its normal business, and (B) paying full unabated rent (including reimbursements, if any) under such Qualified Lease, (iii) all tenant improvement work required to be completed or caused to be completed in connection with such Qualified Lease has been completed in accordance with such Qualified Lease, (iv) all tenant allowances, leasing commissions and costs in connection with such Qualified Lease have been paid, and (v) the borrower will have delivered to the lender a tenant estoppel certificate from the tenant under such Qualified Lease that evidences the satisfaction of the foregoing conditions and is otherwise in form and substance reasonably acceptable to the lender.

A “Qualified Lease” means (i) an extension of the existing Major Lease, (ii) a modification of the existing Major Lease or (iii) a replacement lease that demises (whether solely or together with any other Qualified Lease) all of the leased space under the prior Major Lease, which extension, modification or replacement lease, in each case, provides for terms and conditions reasonably acceptable to the lender and may not be revoked, rescinded, terminated or cancelled, or otherwise contain any “outs” in favor of the tenant under such Qualified Lease that are exercisable by such tenant prior to the tenant being in occupancy, open for business and paying full, unabated rent.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Office – Urban
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	280,348
Loan Purpose:	Recapitalization	Location:	Brooklyn, NY
Borrower:	1 Willoughby Square Property Owner LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Various(2)	Occupancy	95.0%
Interest Rate:	6.78600%	Occupancy Date:	12/15/2025
Note Date:	12/15/2025	4th Most Recent NOI (As of):	$2,828,623 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$7,010,426 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,772,008 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$8,876,065 (TTM 9/30/2025)
Original Amortization Term:	None	UW Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$17,038,498
Call Protection(3):	L(26),D(30),O(4)	UW Expenses:	$3,850,848
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$13,187,650
Additional Debt(1):	Yes	UW NCF:	$12,711,058
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per Room:	$190,800,000 / $681
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/2/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$446
Taxes:	$30,691	Springing	N/A	Maturity Date Loan / Room:	$446
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	65.5%
TI/LC:	$4,566,619	Springing	N/A	UW NCF DSCR:	1.48x
Free Rent:	$4,793,870	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$125,000,000	64.6%	Loan Payoff(7)	$179,500,000	92.8%
Sponsor Equity(6)	$68,519,304	35.4	Upfront Reserves	9,391,180	4.9
			Closing Costs	4,628,125	2.4
Total Sources	$193,519,304	100.0%	Total Uses	$193,519,304	100.0%
(1)	The 1 Willoughby Square Mortgage Loan (as defined below) is part of the 1 Willoughby Square Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $125,000,000. The Financial Information in the chart above is based on the 1 Willoughby Square Whole Loan. See “—The Loan” below.
(2)	See “—The Borrower and the Borrower Sponsors” below.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date in February 2026. Defeasance of the 1 Willoughby Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 1 Willoughby Square Whole Loan to be securitized and (ii) December 15, 2028. The lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-5C14 securitization in March 2026. The actual lockout period could be longer.
(4)	See “—Escrows and Reserves” below for further discussion of reserve information.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to additional leasing in late 2025 and 2026 (Maycomb, JEMB Realty Corp., Philo TV, OCA (as defined below), CorePower Yoga and Rubenstein Law) amounting to approximately $4.1 million in base rent.
(6)	The majority of the Sponsor Equity is derived from unsecured subordinate loans made as described under “—The Borrower and —the Borrower Sponsors” below.
(7)	The prior mortgage loan secured by the 1 Willoughby Square Property (as defined below) in the original principal amount of $235,000,000 was held by a construction lender, and the borrower negotiated a discounted payoff for $185,000,000 ($169,500,000 net of reserves held by the construction lender). The overall building was delivered in 2021, at the peak of the COVID-19 pandemic. In addition, prior to origination there existed two mezzanine loans totaling $96,500,000 from EB-5 lenders secured by equity interests in the borrower. With respect to the senior mezzanine loan, the borrower obtained a discounted payoff pursuant to which the related mezzanine lender (“Senior EB-5 Lender”) released the related mezzanine collateral in exchange for (i) a $10,000,000 payment made at loan origination of the 1 Willoughby Square Mortgage Loan (bringing total debt repayment to $179,500,000) and (ii) a note from JEMB Member (as defined below) in the amount of $10,000,000 payable from excess cash flow distributable to JEMB Member with the first $5,000,000 of excess cash flow payable to the Senior EB-5 Lender and the next $10,000,000 of excess cash flow split pari passu between the Senior EB-5 Lender and JEMB Member until each receives $5,000,000. Joseph Jerome and Morris Bailey also provided the Senior EB-5 Lender with a recourse carve-out guaranty. With respect to the junior mezzanine loan, the related mezzanine lender released the related mezzanine collateral in exchange for a lien on unrelated property and a payment of $10,000,000 that is required to be made within 12 months of origination of the 1 Willoughby Square Whole Loan. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

The Loan. The eighth largest mortgage loan (the “1 Willoughby Square Mortgage Loan”) is part of a whole loan (the “1 Willoughby Square Whole Loan”) which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. The 1 Willoughby Square Whole Loan is secured by the borrower’s fee simple interest in a 280,348 SF condominium unit in an urban office building located in Brooklyn, New York (the “1 Willoughby Square Property”). The 1 Willoughby Square Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $25,000,000.

The table below identifies the promissory notes that comprise the 1 Willoughby Square Whole Loan. The relationship between the holders of the 1 Willoughby Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1 Willoughby Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2026-V20	Yes
A-2	$25,000,000	$25,000,000	BMO 2026-5C14	No
A-3(1)	$25,000,000	$25,000,000	GACC	No
Total	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 1 Willoughby Square Property is a 280,348 SF condominium unit consisting of the ground floor to floor 21 of a 392,567 SF 35-story, class A, LEED Platinum urban office building located in the Downtown Brooklyn submarket (the “1 WSQ Building”). The 1 WSQ Building was constructed in 2021 and features column-free, 14,500 SF floor plates with 14-16-foot slab heights. The 1 WSQ Building is the tallest office tower in Brooklyn and the area’s first ground-up office tower delivered in a generation. In connection with the loan origination, the borrower sponsors created a condominium structure, bifurcating the 1 WSQ Building into two units (“Unit 1”, which constitutes the 1 Willoughby Square Property) and (“Unit 2”, which constitutes the remainder of the 1 WSQ Building). As of December 15, 2025, the 1 Willoughby Square Property is 95.0% leased with a 14.5-year WALT remaining, to a mix of tenants including government agencies on long-term leases, architectural firms, family offices, and nonprofit organizations with 45.6% of underwritten base rent generated by investment-grade tenants. Unit 2 of the 1 WSQ Building has one tenant (8,012 SF) as of the origination date. The 1 Willoughby Square Property amenities include a coffee bar, conferencing facilities, and a tenant lounge, all overlooking the Willoughby Square Park and offering 360-degree views from New York Harbor to Prospect Park. In addition, the 1 Willoughby Square Property features private outdoor spaces on multiple floors, a 250-space bicycle parking area and advanced air filtration. The 1 Willoughby Square Property is a short walk from multiple subway lines, as well as the Long Island Railroad at Atlantic Terminal, providing access to Manhattan and beyond.

Additionally, the combined 1 WSQ Building benefits from a long-term real estate tax abatement program, Industrial & Commercial Abatement Program (“ICAP”), which has a 25-year term with 22 years remaining as of July 1, 2026, and is expected to provide for an abatement of $3,962,748 for the first 16 years, which started July 1, 2023, with 10% step downs for the following 9 years, though estimated benefits may be reduced if the assessment or tax rate declines from those in the first year of the benefit program and are subject to the terms of the ICAP program. The continuation of the benefits at these amounts assumes continued compliance with the ICAP requirements, including the owners’ filing of a biennial statement of continuing use, and continued use of the building as commercial office with no more than ten percent of the floor area used for retail purposes as defined for ICAP purposes. No formal filing is required to transfer the ICAP benefit from the pre-existing single tax lot to the new condominium tax lots. Borrower’s ICAP counsel is expected to take informal administrative action, if necessary, to have the ICAP benefits transferred pro rata to the new tax lots when the separate tax bills are issued.

A portion of the 1 Willoughby Square Property was deeded by the City of New York and the New York City Economic Development Authority, and is subject to agreements with such entities. A breach of the representations and covenants in such agreements may trigger a reversion of such portion of the 1 Willoughby Square Property to such entities without compensation. See “Description of the Mortgage Pool—Zoning and Use Restrictions” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

Major Tenants. The three largest tenants based on underwritten base rent are Board of Education, FX FOWLE and The City of New York.

Board of Education (86,160 SF, 30.7% of net rentable area, 31.6% of underwritten base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The New York City Board of Education operates the Albee Square Montessori Public School at the 1 Willoughby Square Property. The school spans 86,160 SF and features 14 classrooms, two special education rooms, a gymnasium-cafetorium, cafeteria, rooftop play area, and a dedicated entrance. The school opened in September 2024 as New York City’s first public (Montessori-inspired) school, serving Pre-Kindergarten and Kindergarten initially, with plans to expand annually up to Grade 5. The school embraces a Montessori-inspired educational model including multi-age, mixed classrooms, allowing students to work at their own pace in a collaborative environment with uninterrupted work periods and self-directed learning.

The tenant has a 15-year renewal option through October 2065. The tenant also has the right to terminate its lease at the end of the 15th year of the lease term (November 2035) and again at the end of the 20th year of the lease term (November 2040) and the 25th year of the lease term (November 2045). Additionally, the tenant spent $20.25 million of its own capital for the fit out of its space, inclusive of a gymnasium, auditorium, outdoor play facility, classrooms, and lobby.

FX FOWLE (40,302 SF, 14.4% of net rentable area, 14.5% of underwritten base rent). FX FOWLE is the former name of the New York-based architecture, planning, and interior design firm now known as FX Collaborative. The firm was originally founded in 1978 by Bob Fox and Bruce Fowle as Fox & Fowle Architects. FX Collaborative designs buildings and spaces for numerous types of properties in New York City and worldwide, including: office towers and corporate headquarters (including the 1 WSQ Building), cultural institutions (Statue of Liberty Museum), educational buildings (Columbia Business School / Albee Square Montessori), residential developments (The Greenwich Lane in Manhattan), and transportation and civic projects (Javits Center renovation). The tenant has a 5-year renewal option through February 2042 and no termination options. Additionally, the tenant spent $3.4 million of its own capital for the fit out of its space inclusive of built in cabinetry, custom light fixtures, and finishes. FX FOWLE has free rent totaling $384,676 in specified months in 2032.

The City of New York Office of Court Admin (27,304 SF, 9.7% of net rentable area, 8.6% of UW base rent, Aa2/AA/AA (Moody’s / S&P / Fitch)). The New York State Office of Court Administration (“OCA”) serves as the administrative arm of the Unified Court System, overseeing and supporting the operation of all state courts, including those in New York City. The OCA functions under the direction of the Chief Administrative Judge, who is appointed by the Chief Judge of the Court of Appeals of the State of New York and oversees statewide court administration and policy. OCA support extends across trial courts, family courts, surrogates’ courts, and others, ensuring consistency in court operations. In the context of New York City’s court system, the Deputy Chief Administrative Judge for New York City Courts (a role within OCA) oversees local court operations and resource distribution, working alongside individual court administrators across the city’s five Judicial Districts. The tenant has two 5-year renewal options through November 2051 and 2056. The tenant also has the right to terminate its lease in February 2039 and February 2042, provided written notice is given one year in advance. The OCA has free rent totaling $1,616,954.67 From December 2025 through February 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

The following table presents certain information relating to the tenants at the 1 Willoughby Square Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Options	Renewal Options
Board of Education	Aa2/AA/AA	86,160	30.7%	$5,026,500	$58.34	31.6%	10/31/2050	Y(4)	1 x 15
FX FOWLE(3)	NR/NR/NR	40,302	14.4	$2,308,062	$57.27	14.5	2/28/2037	N	1 x 5
OCA(3)	Aa2/AA/AA	27,304	9.7	$1,365,200	$50.00	8.6	11/30/2046	Y(5)	2 x 5
City Block	NR/NR/NR	14,507	5.2	$942,955	$65.00	5.9	4/30/2028	N	1 x 3
JEMB Realty Corp(3)(6)	NR/NR/NR	14,508	5.2	$870,480	$60.00	5.5	6/30/2031	N	1 x 5
MSFoundation(3)	NR/NR/NR	14,500	5.2	$870,000	$60.00	5.5	2/28/2039	N	2 x 5
IRS(7)	Aa1/AA+/AA+	14,308	5.1	$851,755	$59.53	5.4	7/23/2033	Y(8)	None
ARO	NR/NR/NR	9,860	3.5	$591,600	$60.00	3.7	8/31/2033	N	1 x 5
Propel	NR/NR/NR	9,883	3.5	$591,596	$59.86	3.7	6/30/2028	N	1 x 5
Rubenstein Law(3)	NR/NR/NR	8,919	3.2	$579,735	$65.00	3.7	11/30/2031	N	1 x 3
Top 10 Tenants		240,251	85.7%	$13,997,883	$58.26	88.1%
Other Tenants		26,213	9.4%	$1,884,839	$71.90	11.9%
Total Occupied		266,464	95.0%	$15,882,722	$59.61	100.0%
Vacant		13,884	5.0
Total		280,348	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.
(3)	The following tenants have free or gap rent periods; (i) FX FOWLE has free rent totaling $384,676 from February through April 2032, (ii) OCA has free rent totaling $1,616,954.67 from December 2025 through February 2027, (iii) City Block has free rent totaling $235,738.74 from April through June 2026, (iv) JEMB Realty Corp. has gap rent totaling $479,700 from December 2025 through June 2026, (v) MS Foundation has free rent totaling $362,500 in March of 2026, 2028, 2030, 2032 and 2034, (vi) ARO has free rent totaling $64,938.20 from December 2025 through August 2026, and (vii) Rubenstein Law has free rent totaling $241,556.25 from July 2026 through November 2026 and gap rent totaling $187,219.56 from December 2025 through June 2026. Rubenstein Law is currently occupying temporary space on the 19th floor. It is anticipated Rubenstein Law’s suite will be move-in ready or around July 2026 at which point JEMB Realty Corp is expected to take occupancy of the 19th floor suite.
(4)	The Board of Education has the right to terminate its lease at the end of the 15th year of the lease term (November 2035) and again at the end of the 20th year of the lease term (November 2040) and the 25th year of the lease term (November 2045).
(5)	The City of New York Office of Court Admin has the right to terminate its lease on the twelfth anniversary (February 1, 2039) of the rent commencement date and the fifteenth anniversary of the rent commencement date (February 1, 2042) provided written notice is given one year in advance.
(6)	JEMB Realty Corp is an affiliate of the borrower. JEMB Realty Corp. is not yet in occupancy as its space is being used temporarily by Rubenstein Law while Rubenstein Law’s leased space is built out, as described in footnote (3) above
(7)	The lease to the IRS is expected to be assigned to the borrower after origination pursuant to a novation agreement. Such assignment to the borrower is subject to governmental rules and regulations. In addition, the assignment of leases and rents to the lender as applicable to the IRS lease is also subject to governmental rules and regulations. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties” in the Preliminary Prospectus.
(8)	The IRS may terminate its lease at any time after July of 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

The following table presents certain information relating to the lease rollover schedule at the 1 Willoughby Square Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,884	5.0%	NAP	NAP	13,884	5.0%	NAP	NAP
2026 & MTM	1	4,601	1.6%	$310,706	2.0%	18,485	6.6%	$310,706	2.0%
2027	0	0	0.0%	$0	0.0%	18,485	6.6%	$310,706	2.0%
2028	2	24,390	8.7%	$1,534,551	9.7%	42,875	15.3%	$1,845,257	11.6%
2029	0	0	0.0%	$0	0.0%	42,875	15.3%	$1,845,257	11.6%
2030	1	4,317	1.5%	$280,605	1.8%	47,192	16.8%	$2,125,862	13.4%
2031	3	31,469	11.2%	$1,932,735	12.2%	78,661	28.1%	$4,058,597	25.6%
2032	0	0	0.0%	$0	0.0%	78,661	28.1%	$4,058,597	25.6%
2033	3	29,656	10.6%	$1,770,824	11.1%	108,317	38.6%	$5,829,421	36.7%
2034	0	0	0.0%	$0	0.0%	108,317	38.6%	$5,829,421	36.7%
2035	0	0	0.0%	$0	0.0%	108,317	38.6%	$5,829,421	36.7%
2036 & Thereafter	5	172,031	61.4%	$10,053,301	63.3%	280,348	100.0%	$15,882,722	100.0%
Total / Wtd. Avg.	15	280,348	100.0%	$15,882,722	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2025.

The following table presents certain information relating to the historical and current occupancy of the 1 Willoughby Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
71.0%	82.7%	87.1%	95.0%
(1)	Historical Occupancy is the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated December 15, 2025.

Appraisal. According to the appraisal, the 1 Willoughby Square Property had an “as-is” appraised value of $190,800,000, as of September 2, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$190,800,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment report dated September 5, 2025, there was no evidence of any recognized environmental conditions at the 1 Willoughby Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

The following table presents certain information relating to the historical operating history and underwritten cash flows of the 1 Willoughby Square Property:

Underwritten Cash Flow
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$6,921,102	$10,578,833	$11,616,238	$11,675,340	$15,882,722	$56.65	89.3%
Rent Step	0	0	0	0	12,951	$0.05	0.1
IG Rent Steps(3)	0	0	0	0	44,555	$0.16	0.3
Potential Income from Vacant Space	0	0	0	0	1,111,500	$3.96	6.3
Gross Potential Rent	$6,921,102	$10,578,833	$11,616,238	$11,675,340	$17,051,728	$60.82	95.9%
Total Reimbursements	226	565,478	594,687	565,135	729,936	$2.60	4.1
Net Rental Income	$6,921,328	$11,144,312	$12,210,925	$12,240,475	$17,781,664	$63.43	100.0%
Other Income(4)	54,146	114,288	168,376	229,617	368,334	$1.31	2.1
(Vacancy & Credit Loss)	0	0	0	0	(1,111,500)	($3.96)	(6.3)
Effective Gross Income	$6,975,474	$11,258,599	$12,379,301	$12,470,092	$17,038,498	$60.78	100.0%

Real Estate Taxes(5)	1,233,282	1,395,371	336,446	256,515	269,061	$0.96	1.6
Insurance	283,489	374,259	381,193	382,377	395,972	$1.41	2.3
Management Fee	237,782	269,769	357,304	366,288	511,155	$1.82	3.0
Other Expenses	2,392,297	2,208,773	2,532,350	2,588,848	2,674,660	$9.54	15.7
Total Operating Expenses	$4,146,851	$4,248,173	$3,607,293	$3,594,028	$3,850,848	$13.74	22.6%

Net Operating Income	$2,828,623	$7,010,426	$8,772,008	$8,876,065(6)	$13,187,650(6)	$47.04	77.4%
Replacement Reserves	0	0	0	0	56,070	$0.20	0.3
TI/LC	0	0	0	0	420,522	$1.50	2.5
Net Cash Flow	$2,828,623	$7,010,426	$8,772,008	$8,876,065	$12,711,058	$45.34	74.6%
(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The IG rent steps are associated with the Board of Education, OCA and IRS tenants.
(4)	Other Income is made up of customer service revenue, service contract revenue, FX FOWLE TI reimbursements and miscellaneous income.
(5)	Real Estate Taxes were underwritten based on the average abated taxes during the loan term after giving effect to the ICAP abatement.
(6)	The increase from TTM 9/30/2025 Base Rent and Net Operating Income to UW Base Rent and UW Net Operating Income is primarily attributable to additional leasing in late 2025 and 2026 (Maycomb, JEMB Realty Corp, Philo TV, OCA, CorePower Yoga and Rubenstein Law) amounting to approximately $4.1 million in base rent.

The Market. The 1 Willoughby Square Property is located at 235 Duffield Street in Downtown Brooklyn, New York, within Kings County, a dense and transit-rich commercial district that has experienced redevelopment and growing residential demand. The 1 Willoughby Square Property is situated within a mixed urban environment that includes high-rise office buildings, major residential towers and a broad mix of national and local tenants, including big-box retailers, as well as educational and governmental institutions such as the NYC College of Technology, Long Island University, Brooklyn Law School, and multiple court and municipal buildings. The 1 Willoughby Square Property also benefits from adjacency to Abolitionist Place Public Park, which enhances visibility and pedestrian activity. Regional access is strong, with nearly all major subway lines and the Long Island Railroad located within walking distance, providing connectivity to Manhattan and the broader metropolitan region.

According to the appraisal, the 1 Willoughby Square Property is located within the Kings County office market and the Downtown Brooklyn office and retail submarkets. As of the third quarter of 2025, the Kings County office vacancy rate was 15.3%, compared with a 10-year historical average of 10.0%, while the Downtown Brooklyn submarket exhibited a higher vacancy rate of 20.8%, reflecting ongoing softness in office demand. Asking rents within Kings County averaged $42.74 per SF, and Downtown Brooklyn office rents averaged $41.84 per SF, supported primarily by newer Class A inventory. In contrast, retail space in Kings County remained comparatively healthy, with a 3.7% vacancy rate and average asking rents of $54.75 per SF as of the third quarter of 2025. The Downtown Brooklyn retail submarket reported a higher vacancy rate of 8.4%, though its average asking rents of $84.19 per SF remain among the strongest in the borough due to dense residential and daytime populations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

The following table presents information relating to comparable office leases for the 1 Willoughby Square Property:

Market Analysis – Office Rentals(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)
1 Willoughby Square(2) Brooklyn, NY	2021 / NAP	280,348	Board of Education	86,160	Nov-20	30.0
25 Kent Brooklyn, NY	2017 / NAP	511,161	Queen One	29,718	Jun-25	11.2
10 Jay Street Brooklyn, NY	1898 / 2024	230,000	Mischief	23,621	Feb-25	7.9
One Pierrepont Plaza Brooklyn, NY	1987 / 2009	725,991	The Corcoran Group	12,807	Feb-24	11.2
The Paxton Brooklyn, NY	2023 / NAP	333,000	NYC Department of Health	17,708	Dec-23	21.0
One Pierrepont Plaza Brooklyn, NY	1987 / 2009	725,991	Institute of Family Health	23,987	Jul-23	16.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 15, 2025.

The Borrower. The borrower is 1 Willoughby Square Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1 Willoughby Square Whole Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Jerome, Morris Jerome, Jacob Jerome, Louis Jerome, Adnane Mousannif, Edmond Safra, Morris Sabagh and Abraham Kassin and the non-recourse carveout guarantor is Joseph Jerome. Joseph Jerome founded JEMB Realty Corporation (“JEMB”) with his partner Morris Bailey in 1990. JEMB is a three-generation, family-run, real estate development, investment and management firm based in New York City. JEMB owns and manages a portfolio of over 6.5 million square feet – comprising office towers, shopping centers, and residential complexes across North America, specifically concentrated in the Greater New York region, Pennsylvania and Montreal, Canada. JEMB’s notable properties include: 75 Broad, Herald Towers, 150 Broadway, and 1 Willoughby Square in New York City, plus Resorts Casino Hotel (Atlantic City) and Wyndham Grand Clearwater Beach Hotel (Florida).

In connection with the origination of the 1 Willoughby Square Whole Loan, the joint venture which indirectly controls the borrower (the “Albee JV”) brought in two new 0% common equity members (i) E 1WSQ LLC (the “AVRS Special Member”) which contributed a nominal amount of capital to the Albee JV and which is owned in part indirectly by Edmond Safra and (ii) 1 WSQ KSR 2 LLC (the “KSR Special Member”) which contributed a nominal amount of capital and which is controlled by Morris Sabbagh and Abraham Kassin. The co-managers of the joint venture that controls the borrower are (i) Albee JV Holdco LLC (the “JEMB Member”) which is controlled by Joseph Jerome and certain of his family members, (ii) Averroes Partners LP, which is owned and controlled by Adnane Mousannif and Edmond Safra, and (iii) KSR WSQ Manager LLC, which is owned and controlled by Morris Sabbagh and Abraham Kassin. Initially, JEMB Member owns 100% of the common equity in the Albee JV. In addition, $65,000,000 of unsecured loans, all of which are convertible into preferred equity were made to the Albee JV, all of which (other than $1,000,000 from a JEMB Member affiliate) were made by affiliates of the new common equity members. It is anticipated that upon repayment and/or conversion of such unsecured loans, and the return of all of the capital contributed by affiliates of the JEMB Member, each of AVRS Special Member and KSR Special Member (i.e. the new common equity members) will be entitled to 24.50% of distributions from the Albee JV, with JEMB Member and/or its affiliates entitled to the remainder.

Property Management. The 1 Willoughby Square Property is currently managed by LMJ Realty Management LLC, a borrower sponsor affiliated management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $4,566,619 for outstanding tenant improvements and/or leasing commissions, approximately $4,793,870 for free rent and gap rent for eleven tenants, including the top five tenants FX FOWLE and New York City Office of Court Administration, and approximately $30,691 for real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, $30,691 but after the 1 Willoughby Square Property is assessed as a separate tax lot, this figure will be based only upon the taxes attributable to the 1 Willoughby Square Property and not Unit 2).

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit approximately $4,672, on a monthly basis, into a replacement reserve.

TI/LC Reserve – During a Trigger Period, the borrower is required to deposit approximately $35,044, on a monthly basis, into a reserve for future tenant improvements and leasing commissions.

Common Charges Reserve – During a Trigger Period, the borrower is required to deposit an amount equal to the monthly amount set forth in the approved annual budget for common charges into a reserve for such common charges.

Lockbox / Cash Management. The 1 Willoughby Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. So long as no Trigger Period is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account. During the continuance of a Trigger Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the 1 Willoughby Square Whole Loan documents (including, without limitation, taxes and insurance, debt service and other required reserves) and approved property operating expenses and extraordinary expenses, with any excess funds being deposited into a lease sweep reserve if a Lease Sweep Event (as defined below) is continuing or if a Lease Sweep Event is not then continuing, being held by lender as additional collateral for the 1 Willoughby Square Whole Loan (provided that upon the occurrence of an event of default under the 1 Willoughby Square Whole Loan documents, all sums received from the 1 Willoughby Square Property and all funds reserved with the lender may be applied to amounts owed under any of the 1 Willoughby Square Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the borrower or the guarantor or (iv) a Lease Sweep Period, and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) a Low DSCR Period, the 1 Willoughby Square Whole Loan achieving a debt service coverage ratio of 1.25x or greater for two consecutive calculation periods, (y) clause (iii) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 60 days of filing or (z) clause (iv) above, the Lease Sweep Period ceasing to exist. In addition, a Low DSCR Period will expire upon the borrower delivering to the lender, as additional collateral, either immediately available funds or one or more letters of credit having an aggregate amount that if applied as a prepayment of the 1 Willoughby Square Whole Loan, would cause the debt service coverage ratio to equal or exceed 1.25x.

A “Lease Sweep Period” will commence upon (a) (i) the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any portion thereof of 20,000 rentable square feet or more) or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any portion thereof of 20,000 rentable square feet or more); (c) if a Sweep Tenant has ceased operating its business at the 1 Willoughby Square Property (i.e., “goes dark”) in 20,000 rentable square feet or more of its space at the 1 Willoughby Square Property excluding months when the school operated by the Sweep Tenant is not in session per its schedule; (d) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C14
No. 8 – 1 Willoughby Square

(f) upon a decline in the credit rating of the Sweep Tenant (or its parent entity) below “BBB+” or equivalent by any of the rating agencies.

A Lease Sweep Period will end (A) in the case of clauses (a), (b) or (c) above, when the entire space demised under the Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the 1 Willoughby Square Whole Loan documents and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (collectively, “Anticipated Leasing Expenses”) (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments); (B) in the case of clause (a) above, when the Sweep Tenant irrevocably exercises its renewal or extension option, and in the lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve to cover all Anticipated Leasing Expenses; (C) in the case of clause (d) above, when the applicable default has been cured and no other default has occurred for a period of three consecutive months following such cure; (D), in the case of clause (e) above, when the applicable insolvency proceeding has terminated and the applicable Sweep Lease and any guaranty thereof have been affirmed or assumed by the applicable Sweep Tenant and any guarantor pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the Sweep Tenant is in occupancy of its premises and paying full, unabated rent; and (E) in the case of clause (f) above, if the credit rating of the Sweep Tenant has been restored to at least BBB+ or its equivalent.

A “Sweep Lease” means the lease to the Board of Education of the City School District of the City of New York and any replacement lease covering 20,000 or more SF of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Subordinate and Mezzanine Debt. There is unsecured subordinate debt in connection with the 1 Willoughy Square Whole Loan in the aggregate amount of $65,000,000. For further discussion, please reference “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus.

Permitted Future Subordinate or Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

Condominium Structure. In connection with the origination of the 1 Willoughby Square Whole Loan, the borrower created a condominium structure, bifurcating the 1 WSQ Building into Unit 1 (the 1 Willoughby Square Property) and Unit 2 (the remainder of the 1 WSQ Building). The overall 1 WSQ Building is currently 58.1% occupied (Unit 1, the 1 Willoughby Square Property, is 95.0% occupied).

The Unit 1 owner has a 59% interest, and the Unit 2 owner has a 41% interest in the common elements. Unit 1 is the collateral for the 1 Willoughby Square Whole Loan. There are 5 members of the condominium board. The Unit 1 owner appoints 3 members, and the Unit 2 owner appoints 2 members. Each unit owner may remove its designated members of the board with or without cause at any time and each member may resign at any time. Decisions relating to the annual budget and any special assessments must be made by a majority of the board members (Unit 1 has a majority of such board seats). At origination, the borrower sponsor indirectly owned both condominium units, however, the borrower owns solely the 1 Willoughby Square Property, and Unit 2 is held in a separate special purpose entity and does not constitute collateral for the 1 Willoughby Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Multifamily – Garden
% of IPB:	3.3%	Net Rentable Area (Units):	468
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Cottage Cove Owner LLC	Year Built / Renovated:	1969-1971 / 2022
Borrower Sponsors:	Joseph Ehrman and Barry Schreiber	Occupancy:	97.2%
Interest Rate:	6.45000%	Occupancy Date:	11/30/2025
Note Date:	1/26/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$6,343,469 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$6,700,039 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,025,967
Call Protection(2):	L(25),D(30),O(5)	UW Expenses:	$3,708,016
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$7,317,952
Additional Debt(1):	Yes	UW NCF:	$7,200,952
Additional Debt Balance(1):	$62,500,000	Appraised Value / Per Unit:	$125,200,000 / $267,521
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/29/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$186,966
Taxes:	$409,412	$102,353	N/A	Maturity Date Loan / Unit:	$186,966
Insurance:	$237,082	$50,205	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$351,000	$9,750	N/A	Maturity Date LTV:	69.9%
Deferred Maintenance:	$26,105	$0	N/A	UW NCF DSCR:	1.26x
Supplemental Replacement Reserve:	$0	$19,500	$234,000	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$87,500,000	97.3%	Payoff Existing Debt	$84,826,888	94.4%
Sponsor Equity	2,399,733	2.7	Closing Costs(5)	4,049,245	4.5
			Upfront Reserves	1,023,600	1.1
Total Sources	$89,899,733	100.0%	Total Uses	$89,899,733	100.0%
(1)	The Cottage Cove Apartments Mortgage Loan (as defined below) is part of the Cottage Cove Apartments Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $87,500,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Cottage Cove Apartments Mortgage Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2026. Defeasance of the Cottage Cove Apartments Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 26, 2029. The assumed lockout of 25 payments is based on the expected BMO 2026-5C14 securitization closing date in March 2026. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Historical NOI prior to 2024 is not available because the Cottage Cove Apartments Property (as defined below) underwent significant renovations beginning in 2022, with units being taken offline while renovations were ongoing. The borrower sponsors renovation work has driven an increase in net operating income at the Cottage Cove Apartments Property.
(5)	Closing Costs include an interest rate buy-down credit of $2,498,068.

The Loan. The ninth largest mortgage loan (the “Cottage Cove Apartments Mortgage Loan”) is part of a whole loan (the “Cottage Cove Apartments Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $87,500,000. The Cottage Cove Apartments Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000. The Cottage Cove Apartments Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in a 468-unit garden style multifamily property located in Miami, Florida (the “Cottage Cove Apartments Property”). The Cottage Cove Apartments Whole Loan was co-originated on January 26, 2026 by SMC and Argentic Real Estate Finance 2 LLC. The Cottage Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

Apartments Whole Loan has a five-year interest-only term accruing interest at a rate of 6.45000% per annum on an Actual/360 basis. The scheduled maturity date of the Cottage Cove Apartments Whole Loan is February 6, 2031.

The Cottage Cove Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C8 trust securitization. The relationship between the holders of notes evidencing the Cottage Cove Apartments Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Cottage Cove Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,125,000	$28,125,000	WFCM 2026-5C8	Yes
A-2	$34,375,000	$34,375,000	WFCM 2026-5C8	No
A-3	$13,750,000	$13,750,000	BMO 2026-5C14	No
A-4	$11,250,000	$11,250,000	BMO 2026-5C14	No
Whole Loan	$87,500,000	$87,500,000

The Property. The Cottage Cove Apartments Property is a 100 building, 468-unit garden style multifamily property located in Miami, Florida, approximately 13 miles north of downtown Miami. The Cottage Cove Apartments Property was constructed from 1969 to 1971, most recently renovated in 2022, and consists of 100 one-, two- and three-story apartment buildings situated on an approximately 23.69-acre site. The borrower sponsors acquired the Cottage Cove Apartments Property in December 2021 for $90,000,000 and subsequently commenced significant renovations to unit interiors and exterior upgrades at a total cost of approximately $15.6 million ($33,333 per unit). For unit renovations, all 468 units received tier 1 upgrades that included new stainless-steel appliances, washer/dryer, A/C units, bedroom fans, outlets, switches, shower heads, doors, shutters, blinds and water heaters. In addition to the base improvements, 89 units received tier 2 upgrades that included interior painting, dishwashers, baseboard replacement and new toilets, while 347 units received tier 3 upgrades that included interior painting, dishwashers, microwaves, plank flooring in kitchens, living rooms and bedrooms, tile flooring, new toilets and bathtubs, plumbing upgrades, sheetrock, door molding and additional interior replacements. Exterior upgrades included new landscaping, painting, lighting, security cameras, security systems for each unit, wiring, masonry, sidewalks and roof replacement. The Cottage Cove Apartments Property features community amenities such as a playground and on-site management. At origination, a replacement reserve of $351,000 was deposited which is equal to $150 per unit per year for five years, in addition to an ongoing reserve of $250 per unit per year as required under the Cottage Cove Apartments Whole Loan documents. Additionally, the borrower is required to deposit the lesser of (i) $19,500 and (ii) available cash flow from the previous month, subject to a cap of $234,000, which amounts may be used for general capital expenditures.

As of November 30, 2025, the Cottage Cove Apartments Property was 97.2% occupied. The Cottage Cove Apartments Property has averaged 94.8% occupancy since 2015. All 468 units are fair market and are not subject to affordable housing or rent stabilization. The unit mix includes 6 studio floorplans, 254 one-bedroom floorplans and 208 two-bedroom floorplans with a weighted average unit size of 707 square feet. All units feature in-unit laundry, central air conditioning and granite countertops, with some units also offering private outdoor space. The Cottage Cove Apartments Property features 797 surface parking spaces, resulting in a parking ratio of 1.70 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

The following table presents certain information with respect to the units at the Cottage Cove Apartments Property:

Cottage Cove Apartments Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occ. %	Average Unit Size (SF)	Total SF	Average Monthly Rent per Unit(2)	Average Monthly Market Rent per Unit(3)
Studio	6	1.3%	6	100.0%	406	2,436	$1,521	$1,525
One Bedroom	254	54.3	247	97.2%	591	150,016	$1,663	$1,700
Two Bedroom	208	44.4	202	97.1%	857	178,342	$2,037	$2,086
Total/Wtd. Avg.	468	100.0%	455	97.2%	707	330,794	$1,827	$1,869

(1) Based on the rent roll dated November 30, 2025.

(2) Monthly Average Rent per Unit is based on occupied units only.

(3) Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Cottage Cove Apartments Property:

Historical and Current Occupancy(1)
12/31/2022	12/31/2023	12/31/2024	Current(2)
NAV	87.8%	93.8%	97.2%
(1)	Historical occupancy prior to 2023 is not available as the Cottage Cove Apartments Property was undergoing a significant renovation.
(2)	Current Occupancy is as of November 30, 2025.

Appraisal. According to the appraisal, the Cottage Cove Apartments Property had an “as-is” appraised value of $125,200,000 as of December 29, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$125,200,000	5.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated September 30, 2025, there was no evidence of any recognized environmental conditions at the Cottage Cove Apartments Property.

The Market. The Cottage Cove Apartments Property is located in Miami, Florida, approximately 13 miles north of downtown Miami. Primary access is provided by Interstate 95 (1.4 miles away), Florida Turnpike (1.9 miles away) and US 1 (3.7 miles away), with public transportation provided by the Miami-Dade bus route with multiple stops located adjacent to the Cottage Cove Apartments Property. Nearby retailers include grocers such as Walmart Supercenter, Publix, ALDI and Presidente Supermarket, which are all located within four miles of the Cottage Cove Apartments Property. The Cottage Cove Apartments Property is also 3.5 miles from Hard Rock Stadium, 2.6 miles from the Jackson North Medical Center and approximately 14.6 miles northeast of Miami International Airport.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Cottage Cove Apartments Property was 22,633, 198,442 and 552,345, respectively. The 2024 estimated average median household income within the same radii was approximately $62,187, $65,101 and $65,825, respectively.

According to the appraisal, the Cottage Cove Apartments Property is located in the Miami Gardens apartment submarket within the Miami-Fort Lauderdale-West Palm Beach, FL apartment market. As of the third quarter of 2025, the Miami Gardens apartment submarket reported a total inventory of 21,877 units, an occupancy rate of 94.4% and an average rental rate of $2,153 per unit. The appraisal concluded to market rents of $1,525 for studio units, $1,700 for one-bedroom units and $2,086 for two-bedroom units at the Cottage Cove Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

The following table presents recent multifamily leasing data at comparable properties with respect to the Cottage Cove Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Average Monthly Rent per Unit
Cottage Cove Apartments Miami, FL	1969-1971 / 2022	468(2)	97.2%(2)	Studio	$1,521(2)(3)
				1BR	$1,663(2)(3)
				2BR	$2,037(2)(3)
Arbors Aventura North Miami Beach, FL	1969 / NAP	156	96.2%	1BR	$1,865
				2BR	$2,350-$2,511
Grand Court Lakes Miami, FL	1984 / NAP	180	92.2%	1BR	$1,600-$1,700
				2BR	$2,085
Oak Grove Miami, FL	1972 / NAP	369	93.5%	1BR	$1,538-$1,638
				2BR	$1,943-$2,150
Suncoast Place North Miami Beach, FL	1965 / NAP	101	97.0%	Studio	$1,665
				1BR	$1,777-$1,937
				2BR	$1,950-$2,266
Ashley Place North Miami, FL	1968 / NAP	96	96.9%	Studio	$1,400
				1BR	$1,650
				2BR	$1,950
Park Towers Miami, FL	1973 / NAP	208	95.2%	Studio	$1,530
				1BR	$1,600-$1,800
				2BR	$2,360
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the rent roll dated November 30, 2025.
(3)	In-Place Average Monthly Rent per Unit is based on occupied units.

The following table presents certain information with respect to the historical operating history and underwritten cash flows of the Cottage Cove Apartments Property:

Underwritten Net Cash Flow(1)
	2024	TTM 11/30/2025	Underwritten	Per Unit	%(2)
Gross Potential Rent	$9,061,682	$9,507,589	$10,275,300	$21,956	105.3%
(Vacancy/Credit Loss)	0	0	(513,765)	(1,098)	(5.3)%
Net Rental Income	$9,061,682	$9,507,589	$9,761,535	$20,858	100.0%
Other Income(3)	1,084,368	1,122,770	1,264,432	2,702	13.0%
Effective Gross Income	$10,146,050	$10,630,359	$11,025,967	$23,560	113.0%

Real Estate Taxes	991,354	1,106,847	1,144,765	2,446	10.4%
Insurance	873,590	851,031	602,456	1,287	5.5%
Other Expenses(4)	1,937,638	1,972,441	1,960,795	4,190	17.8%
Total Expenses	$3,802,582	$3,930,319	$3,708,016	$7,923	33.6%

Net Operating Income	$6,343,469	$6,700,039	$7,317,952	$15,637	66.4%

Replacement Reserves	0	0	117,000	250	1.1%
Net Cash Flow	$6,343,469	$6,700,039	$7,200,952	$15,387	65.3%
(1)	Historical financial information prior to 2024 is not available as the Cottage Cove Apartments Property underwent an extensive renovation commencing in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income includes utility recoveries, security and other miscellaneous fees.
(4)	Other Expenses include management fee, utilities, repairs and maintenance, general and administrative, payroll and benefits and marketing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Collateral Term Sheet	BMO 2026-5C14
No. 9 – Cottage Cove Apartments

The Borrower. The borrower is Cottage Cove Owner LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Cottage Cove Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsors are Joseph Ehrman and Barry Schreiber, and the non-recourse carveout guarantors are Joseph Ehrman, Barry Schreiber, Joseph Ehrman as Trustee of the Esther Ehrman 2020 Family Trust, Chananya Ehrman as Trustee of the Esther Ehrman 2020 Family Trust, Shraga Zeldes as Trustee of the Joseph Ehrman 2020 Family Trust and Chananya Ehrman as Trustee of the Joseph Ehrman 2020 Family Trust. Joseph Ehrman and Barry Schreiber serve as the principals of OptimumProp, a New Jersey based owner and manager of multifamily properties. OptimumProp’s portfolio currently consists of over 3,000 multifamily units across 83 properties located in New Jersey and Florida.

Property Management. The Cottage Cove Apartments Properties are managed by Optimumprop LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $409,412 for real estate taxes, (ii) $237,082 for insurance premiums, (iii) $351,000 for replacement reserves and (iv) $26,105 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $102,353.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $50,205.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $9,750 for replacement reserves ($250 per unit annually).

Supplemental Replacement Reserve – On a monthly basis until the occurrence of the Supplemental Capital Expenditure Funds Deposit Termination Date (as defined below), the borrower is required to deposit the lesser of (i) $19,500 and (ii) available cash flow from the previous month.

“Supplemental Capital Expenditure Funds Deposit Termination Date” means the date on which at least $234,000, in the aggregate, has been deposited into the Supplemental Replacement Reserve.

Lockbox / Cash Management. The Cottage Cove Apartments Whole Loan is structured with a soft lockbox and springing cash management. The Cottage Cove Apartments Whole Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within two business days of receipt. Prior to the occurrence of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to an account designated by the borrower. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Cottage Cove Apartments Whole Loan documents.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Cottage Cove Apartments Whole Loan documents; and (ii) commencing on or after March 6, 2027, the date on which the debt service coverage ratio (the “DSCR”) is less than 1.10x based on the trailing 12 months.

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.15x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,350,000	Title:	Fee
Cut-off Date Principal Balance:	$24,350,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.2%	Net Rentable Area (Units)(1):	35
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	Shared Roof LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Chad Dale	Occupancy:	97.1%
Interest Rate:	5.91500%	Occupancy Date:	12/12/2025
Note Date:	12/23/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,593,537 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,927,787 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,332,669
Call Protection:	L(26),D(29),O(5)	UW Expenses:	$370,144
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,962,525
Additional Debt:	No	UW NCF:	$1,949,118
Additional Debt Balance:	NAP	Appraised Value / Per Unit(3):	$39,160,000 / $1,118,857
Additional Debt Type:	NAP	Appraisal Date:	10/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(3):	$695,714
Taxes:	$9,211	$576	N/A	Maturity Date Loan / Unit(3):	$695,714
Insurance:	$19,816	$2,477	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	$8,750	$210,000	Maturity Date LTV:	62.2%
TI / LC Reserve:	$0	$388	$9,314	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,350,000	100.0%	Loan Payoff(4)	$19,974,178	82.0%
			Return of Equity(5)	$2,919,087	12.0
			Closing Costs(6)	$1,427,709	5.9
			Reserves	$29,027	0.1
Total Sources	$24,350,000	100.0%	Total Uses	$24,350,000	100.0%
(1)	The Shared Roof Seattle Property (as defined below) is comprised of (i) 35 multifamily units and (ii) 4,657 square feet of commercial space leased to four separate tenants.
(2)	Historical financial information is not available for the 4th Most Recent NOI and 3rd Most Recent NOI as the Shared Roof Seattle Property was built in 2023.
(3)	Based off the 35 multifamily units only.
(4)	Loan payoff includes payoff of an approximately $17,445,101 senior loan and $2,529,077 of unsecured notes.
(5)	The borrower sponsor paid the prior senior loan of $24,116,563 down by $4,000,308 in July 2025 and $2,671,154 in October 2025, resulting in a net loan payoff of $17,445,101 at mortgage loan origination.
(6)	Closing costs include a 3.0% rate buydown ($730,500).

The Loan. The tenth largest mortgage loan (the “Shared Roof Seattle Mortgage Loan”) is secured by the borrower’s fee simple interest in a 35-unit, multifamily mid-rise property located in Seattle, Washington (the “Shared Roof Seattle Property”). The Shared Roof Seattle Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $24,350,000. The Shared Roof Seattle Mortgage Loan was originated on December 23, 2025 by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 5.91500% per annum. The Shared Roof Seattle Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Shared Roof Seattle Mortgage Loan is January 6, 2031.

The Property. The Shared Roof Seattle Property is a five-story, LEED Platinum certified, multifamily building located at 7009 Greenwood Avenue North in Seattle, Washington. Built in 2023, the Shared Roof Seattle Property is situated on a 0.39-acre site. The borrower sponsor developed the Shared Roof Seattle Property at a total cost basis of approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

$46.2 million and has a total cost basis after loan origination of approximately $43.3 million. The Shared Roof Seattle Property includes 35 multifamily units and 4 commercial retail units, representing 4,657 square feet. Common area amenities include: a BBQ area, a business center, a common area WiFi, a courtyard, an elevator, a fitness center, a game room, a rooftop area with greenhouse, multiple fire pits/fireplaces and 24 garage parking spaces with EV parking. Each unit includes Bertazonni and Liebherr appliances, marble and Caeserstone countertops throughout, maple wood floors, interior reclaimed brick floors on multiple courtyard levels, custom walnut cabinets, full tiled custom showers with glass doors, heated bathroom floors and a laundry closet with a stacked washer/dryer.

The Shared Roof Seattle Property participates in Seattle’s multifamily tax exemption (“MFTE”) program. In exchange for the tax exemption, the Shared Roof Seattle Property must provide 20% of its units at or below the maximum rents allowed under the program for each unit type. The 12-year tax exemption started in 2023 and will end in 2035. The tax benefits apply only to the residential improvements of the Shared Roof Seattle Property. In exchange for the tax abatement, the borrower has agreed to maintain the 7 units (1 studio unit, 2 one-bedroom units, 3 two-bedroom units, and 1 three-bedroom unit) at affordable rental rates for the life of the multifamily tax exemption. Of the 35 residential tenants, 7 tenants (20.0% of total multifamily units) benefit from a multifamily tax exemption. There are no MFTE units for the four-bedroom units at the Shared Roof Seattle Property. The MFTE units are on between 64.1% and 76.2% below market rate units when compared to the non-MFTE unit rents. For further discussion, please reference “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the multifamily unit mix at the Shared Roof Seattle Property:

Unit Mix(1)(2)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per SF	Average Monthly Rental Rate Per Unit
Studio	3	8.6%	3	100.0%	490	$4.99	$2,443
Studio MFTE	1	2.9%	1	100.0%	427	$3.39	$1,449
1 Bed x 1 Bath	8	22.9%	8	100.0%	716	$4.77	$3,412
1 Bed x 1 Bath MFTE(3)	2	5.7%	2	100.0%	642	$3.01	$1,932
2 Bed x 1 Bath	1	2.9%	1	100.0%	974	$4.17	$4,065
2 Bed x 1 Bath MFTE(3)	3	8.6%	2	66.7%	888	$2.81	$2,496
2 Bed x 2 Bath	10	28.6%	10	100.0%	1,241	$4.46	$5,541
3 Bed x 2 Bath MFTE(3)	2	5.7%	2	100.0%	1,305	$4.39	$5,731
3 Bed x 2 Bath	1	2.9%	1	100.0%	1,323	$2.66	$3,525
3 Bed x 2.5 Bath	2	5.7%	2	100.0%	1,823	$4.51	$8,217
4 Bed x 1.5 Bath	1	2.9%	1	100.0%	1,260	$4.54	$5,724
4 Bed x 2.5 Bath	1	2.9%	1	100.0%	2,119	$3.92	$8,302
Total/Wtd. Avg.	35	100.0%	34	97.1%	1,026	$4.24	$4,353
(1)	Based on the underwritten rent roll dated December 12, 2025.
(2)	Six members of the borrower occupy units at the Shared Roof Seattle Property.
(3)	MFTE refers to the Multifamily Tax Exemption Program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

The following table presents certain information relating to the commercial tenants at the Shared Roof Seattle Property:

Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Holy Mountain Brewing Co.	NR/NR/NR	2,300	49.4%	$42.34	$97,392	41.4%	12/31/2030
Ben's Bread LLC	NR/NR/NR	1,340	28.8%	$45.19	$60,552	25.8%	10/31/2033
Lioness LLC	NR/NR/NR	612	13.1%	$65.07	$39,821	16.9%	7/31/2033
Doe Bay Wine Co.	NR/NR/NR	405	8.7%	$92.06	$37,284	15.9%	7/30/2028
Total Tenants		4,657	100.0%	$50.47	$235,049	100.0%
Vacant Space		0	%00.0%
Collateral Total		4,657	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2025.

The following table presents certain information relating to the lease rollover schedule at the Shared Roof Seattle Property commercial component:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	1	405	8.7	37,284	15.9		405	8.7%	$37,284	15.9%
2029	0	0	0.0	0	0.0		405	8.7%	$37,284	15.9%
2030	1	2,300	49.4	97,392	41.4		2,705	58.1%	$134,676	57.3%
2031	0	0	0.0	0	0.0		2705	58.1%	$134,676	57.3%
2032	0	0	0.0	0	0.0		2705	58.1%	$134,676	57.3%
2033	2	1,952	41.9	100,373	42.7		4,657	100.0%	$235,049	100.0%
2034	0	0	0.0	0	0.0		4657	100.0%	$235,049	100.0%
2035	0	0	0.0	0	0.0		4657	100.0%	$235,049	100.0%
2036	0	0	0.0	0	0.0		4657	100.0%	$235,049	100.0%
2037 & Beyond	0	0	0.0	0	0.0		4,657	100.0%	$235,049	100.0%
Total		4,657	100.0%	$235,049	100.0%
(1)	Information is based on the underwritten rent roll dated December 12, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow of the Shared Roof Seattle Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM 12/31/2025	Underwritten	Per Unit(1)	%(2)
Gross Potential Rent	$849,512	$1,724,315	$1,787,034	$1,828,257	$52,236	93.3%
Vacancy	(410,852)	(268,135)	(34,114)	(91,413)	(2,612)	(4.7%)
Bad Debt	(12,448)	12,448	0	0	0	0.0%
Concessions	(5,795)	(8,837)	0	0	0	0.0%
Net Rental Income	$420,417	$1,459,791	$1,752,920	$1,736,844	$49,624	88.6%

Commercial Income	98,765	322,748	340,751	235,049	6,716	12.0%
Commercial Vacancy	0	(54,938)	(56,250)	(11,752)	(336)	(0.6%)
Net Commercial Income	$98,765	$267,810	$284,501	$223,297	$6,380	11.4%

Parking Income	14,125	48,812	53,714	53,280	1,522	2.3%
Commercial NNN's	16,807	58,447	75,248	75,248	2,150	3.2%
Utility Reimbursement	5,358	32,888	54,885	65,000	1,857	2.8%
General Other Income(3)	23,220	101,269	121,897	179,000	5,114	7.7%
Effective Gross Income	$578,691	$1,969,017	$2,343,166	$2,332,669	$66,648	100.0%

Total Expenses(4)	$162,453	$375,480	$415,379	$370,144	$10,576	15.9%
Net Operating Income	$416,238	$1,593,537	$1,927,787	$1,962,525	$56,072	84.1%
Capital Reserve	0	0	0	8,750	250	0.4%
Extraordinary Capital Items(5)	0	0	0	4,657	133	0.2%
Net Cash Flow	$416,238	$1,593,537	$1,927,787	$1,949,118	$55,689	83.6%
(1)	Based on total multifamily units (35 units).
(2)	% column represents percent of Net Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	General Other Income includes storage income, amenities fees, and fitness center fees.
(4)	The Shared Roof Seattle Property participates in Seattle’s multifamily tax exemption program. Real estate taxes are underwritten to the budget of $47,208.
(5)	Extraordinary Capital Items equate to $1 per square foot of commercial space for tenant improvements and leasing commissions.

Appraisal. According to the appraisal, the Shared Roof Seattle Property had an “as-is” appraised value of $39,160,000 as of October 24, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$39,160,000	4.75%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated November 13, 2025, there was no evidence of any recognized environmental conditions at the Shared Roof Seattle Property.

The Market. The Shared Roof Seattle Property, located at 7009 Greenwood Avenue North, is situated within the Phinney Ridge neighborhood of Seattle, Washington. The immediate area surrounding the Shared Roof Seattle Property consists primarily of neighborhood-serving retail and commercial uses along Greenwood Avenue North, multifamily residential developments, and established single-family residential neighbourhoods, as well as community facilities and local institutions serving North Seattle.The Shared Roof Seattle Property is well connected with various major highways and arterials nearby. Interstate 5 is within two miles, State Route 99 is within a half mile, State Route 520 is within four miles, State Route 522 is within three miles, State Route 523 is within four miles, and Greenwood Avenue North, a secondary arterial, fronts the Shared Roof Seattle Property. Public transportation is available near the Shared Roof Seattle Property. The immediate area is served by King County Metro Transit, with bus stops on Greenwood Avenue North, Linden Avenue North, State Route 99, and 8th Avenue Northwest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

According to the appraisal, the Shared Roof Seattle Property is located in Seattle, Washington, within the University District / Ballard submarket of the Seattle–Tacoma–Bellevue, WA apartment market. As of the second quarter of 2025, the Seattle–Bellevue–Everett apartment market had total inventory of approximately 388,035 units, a vacancy rate of approximately 4.1%, and an average effective rent of $2,303 per unit. As of the second quarter of 2025, the University District / Ballard submarket exhibited a vacancy rate of approximately 4.4% and an average effective rent of $2,278 per unit. According to the appraisal, the 2024 total population within a one-mile radius of the Shared Roof Seattle Property was approximately 32,517, and the 2024 median household income within the same radius was $150,487.

The following table presents certain information relating to comparable multifamily properties to the Shared Roof Seattle Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Address	Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Shared Roof Seattle 7009 Greenwood Avenue	Seattle, WA	2023 / NAP	97.1%(2)	35	Studio – 4 Bedroom	1,026(2)	$4.24(2)	$4,353 (2)
Broadstone Strata 4906 25th Ave NE	Seattle, WA	2023 / NAP	87.4%	294	Studio – 2 Bedroom	824	$4.22	$3,474
Artista 4715 25th Ave NE	Seattle, WA	2022 / NAP	89.8%	236	Studio – 3 Bedroom	764	$3.86	$2,950
Liza Eastlake 2517 Eastlake Ave E	Seattle, WA	2023 / NAP	93.3%	207	Studio – 2 Bedroom	660	$4.17	$2,755
The Millwright Apartments 318 Nickerson Street	Seattle, WA	2025 / NAP	68.4%	60	Studio – 2 Bedroom	637	$4.58	$2,920
The Cline 3665 Stone Way North	Seattle, WA	2022 / NAP	93.8%	244	Studio – 2 Bedroom	684	$4.45	$3,043
Broadstone Vin 4106 Stone Way North	Seattle, WA	2022 / NAP	93.2%	118	Studio – 2 Bedroom	821	$3.58	$2,941
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 12, 2025.

The Borrower. The borrower is Shared Roof LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shared Roof Seattle Mortgage Loan. 70th & Greenwood Ave LLC, a Washington limited liability company, the prior property owner and current sole member of the borrower (the “Sole Member”), is a multi-member limited liability company, with six of the members (comprising approximately 72.93% of the indirect ownership interests in the borrower) also being current residential tenants at the Shared Roof Seattle Property (the “Affiliate Tenants”). Pursuant to the Sole Member’s operating agreement, the Affiliate Tenants have the right to occupy one apartment in the building and are required to pay market-based rent and comply with other market-based terms (e.g. security deposits, advance rent payments) in order to occupy their apartment. For further discussion, please reference “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Chad Dale. Chad Dale is a Seattle-based real estate developer and business manager. Since 2008, Mr. Dale has been developing and investing in urban adaptive re-use projects using a design-forward and community-focused approach.

Property Management. The Shared Roof Seattle Property is managed by Bonavista Management LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $9,211 for real estate taxes and (ii) $19,816 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $576 a month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2026-5C14
No. 10 – Shared Roof Seattle

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $2,477 a month).

Replacement Reserve – On each monthly payment date, the borrower is required to escrow $8,750 for replacement reserves.

TI/LC Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to approximately $388 on a monthly basis for ongoing rollover reserves.

Lockbox / Cash Management. The Shared Roof Seattle Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to cause all gross revenue from the Shared Roof Seattle Property to be transmitted directly by the non-residential tenants into such account. Additionally, during the continuance of a Trigger Period, the borrower and property manager, as applicable, are required to deposit any gross revenue from the Shared Roof Seattle Property otherwise received into such account within two business days after receipt. In addition, during the continuance of a Trigger Period, all funds deposited into the lockbox account are required to be transferred on each business day to a lender-controlled cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Shared Roof Seattle Mortgage Loan documents are required to be (i) if a Trigger Period is continuing, deposited into an excess cash flow reserve account as additional collateral or (ii) to the extent that no Trigger Period exists, disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Shared Roof Seattle Mortgage Loan documents, the lender may apply funds in the accounts as it determines in its sole discretion, including but not limited to payment of the Shared Roof Seattle Mortgage Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Shared Roof Seattle Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.15x,(iii) a bankruptcy action of the borrower, the guarantor or the property manager, or (iv) a new mezzanine loan created by the lender being outstanding and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default under the Shared Roof Seattle Mortgage Loan documents, (x) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to clause (iii) above, when such bankruptcy action petition has been discharged or dismissed within 30 days of such filing subject to the additional conditions specified in the Shared Roof Seattle Mortgage Loan documents or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender and (z) with regard to clause (iv) above, the new mezzanine loan created by the lender ceases to be outstanding.

Subordinate and Mezzanine Debt. There are four unsecured notes totaling $4,187,878 in connection with the Shared Roof Seattle Mortgage Loan. These notes are fully subordinate to the Shared Roof Seattle Mortgage Loan such that payments are required to be made solely out of excess cash flow and there are no related reserves. The unsecured debt is payable to various subordinate lenders who are subject to an executed subordination and standstill agreement, in which they agreed to fully subordinate their interests to the Shared Roof Seattle Mortgage Loan, which does not allow any payments during any trigger period under the Shared Roof Seattle Mortgage Loan. Additionally, four other unsecured notes in connection with the Shared Roof Seattle Mortgage Loan previously existed, but were paid off at loan origination in the amount of $2,085,153.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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